UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

GILEAD SCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GILEAD
Creating Possible

Notice of Annual Meeting of Stockholders and Proxy Statement

2025

Our Leadership Commitments
I AM BOLD
I CARE
I LISTEN
I TRUST
I OWN

OUR VISION To create a healthier world for all people OUR MISSION To discover, develop and deliver innovative therapeutics for people with life-threatening diseases	OUR CORE VALUES Integrity Inclusion Excellence Teamwork Accountability

OUR CORPORATE STRATEGY

LONG-TERM AMBITIONS	STRATEGIC PRIORITIES (REFRESHED IN 2023)
Bring 10+ Transformative Therapies to Patients by 2030 Be a Biotech Employer and Partner of Choice Deliver Shareholder Value in a Sustainable, Responsible Manner

►  Maximize Near-Term Revenue Growth

►  Maximize Impact of Long-acting HIV Therapies

►  Expand and Deliver on Oncology Programs

►  Champion an Environment of Inclusion and Employee Growth

►  Remove Barriers to Speed in Execution

Letter from Our Chairman and Chief Executive Officer

Dear Stockholders,

Thank you for investing in Gilead at one of the most exciting moments in our company’s history. Following the investments we have made in recent years – and the results they are driving – we are in an exceptionally strong position to deliver on our mission in 2025 and beyond.

As you know, our transformation has focused on driving innovation in three therapeutic areas: virology, oncology and inflammation. I am pleased to share that all three are set to drive long-term growth for our business and deliver impact for patients and communities worldwide.

One of our most exciting breakthroughs on the horizon is the world’s first twice-yearly injection for HIV prevention, lenacapavir. Named the 2024 Breakthrough of the Year by Science Magazine, lenacapavir has shown unprecedented efficacy in clinical trials and is poised to transform the global fight against HIV if approved by the FDA this summer. In addition to lenacapavir, our once-daily HIV prevention tablet Biktarvy® continues to command the majority of market share in the United States. With up to nine upcoming HIV launches and no patent expirations until 2033, we are positioned to extend our global leadership in HIV through the 2030s and beyond.

In oncology, our portfolio is broad and innovative, with 29 clinical and 28 preclinical programs. We anticipate the launch of anito-cel, a potential best-in-class cell therapy, in multiple myeloma in 2026. Kite’s exceptional manufacturing capabilities and industry-leading turnaround time put us in a strong position to address the significant unmet need for patients with this type of blood cancer. In addition, Trodelvy remains the only approved Trop-2 antibody drug conjugate to demonstrate overall survival benefit in two types of breast cancer, and we have six ongoing Phase 3 trials with the medication. All told, our oncology therapies have already reached more than 80,000 people through 2024, and we believe this is only the beginning.

Our portfolio of therapies for inflammatory diseases is also promising and growing. In 2024, we launched Livdelzi®, a transformative treatment for primary biliary cholangitis (PBC), a rare liver disease that primarily affects women. Initial demand in the U.S. exceeded our expectations, and we look forward to reaching more patients this year. On the pipeline side, we recently entered into a strategic partnership with LEO Pharma to accelerate the development and commercialization of an oral STAT6 program for the potential treatment of patients with inflammatory diseases.

Importantly, all these advancements across our portfolio have occurred alongside major improvements in our operational efficiency. We are doubling down on the business areas that will drive our growth in both the near- and long-term, while significantly reducing costs in other areas. We have strong conviction in our ability to simultaneously drive revenue growth and cost savings, which we believe will continue to drive compelling value for our stockholders.

Finally, I would like to acknowledge the invaluable contributions of our highly experienced and dedicated Board of Directors. Their collective expertise, strategic vision and commitment to Gilead’s long-term success are instrumental in driving our growth and opportunities for value creation. In 2024, our Board evolved further as we welcomed Ted Love, M.D., as our newest director, and appointed Anthony Welters as Lead Independent Director.

As we look to the promising future ahead, and on behalf of the entire Board of Directors and everyone at Gilead, thank you for your support as we work to create a healthier world for all people.

Sincerely,

Daniel O’Day

Chairman and Chief Executive Officer

2025 Proxy Statement	1

Letter from Our Lead Independent Director

Dear Stockholders,

Gilead is a company that boldly takes on some of the world’s most devastating diseases, including HIV and cancer. We are committed to improving the lives of patients around the world by investing in world-class science. We aim to go beyond the medicine, addressing health inequities and breaking down societal barriers to care.

I have been a member of Gilead’s Board of Directors since 2020, and as a result of our thoughtful succession planning processes last year, the Board elected me to serve as the company’s new Lead Independent Director. On behalf of the Board, we are grateful for the leadership of our former Lead Independent Director, Kevin E. Lofton, who retired in 2024. In my first year in the role, I have reiterated my commitment to representing stockholder interests and maintaining ongoing and productive dialogue with stockholders. I am also continuing to work closely with Chairman and Chief Executive Officer Daniel O’Day and the full management team on the strategic direction and oversight of the company. Together, we facilitate the Board’s input into major business and organizational initiatives, budgetary considerations, capital allocation priorities and corporate development opportunities.

As we approach our Annual Meeting, I would like to highlight how both the Board and management team continue to champion your interests. We finished 2024 at a strong vantage point, with growing portfolio diversity and revenue drivers as well as significantly improved operational efficiencies. We believe we have unrivaled performance and opportunities in HIV, which position us to extend our leadership for years to come. We are also inspired by the growing momentum in oncology and inflammation. We believe Gilead is well-positioned to increase both total revenues and net income, leading to continuing stockholder returns in 2025.

In an effort to help our medicines reach the people who need them most, Gilead is committed to breaking down barriers to care in communities worldwide. To that end, we took an important step forward in 2024 by establishing a strategy to provide access to lenacapavir for prevention, when approved, through voluntary licensing agreements and global partnerships to more than 120 primarily low- and lower-middle income countries. In addition, we extended our RADIAN® partnership with the Elton John AIDS Foundation with a $25 million investment to help meet the needs of vulnerable populations in Eastern Europe and Central Asia where the HIV epidemic is growing.

I encourage you to read our 2024 Responsible Business and Impact Report, which will be published on Gilead’s website in April 2025 and includes more information on our progress across the company.

On behalf of all of us on the Board, thank you for your investment and continued support of Gilead. Together, we are in the fortunate position to deliver value to stockholders while building a healthier world.

Sincerely,

Anthony Welters

Lead Independent Director

2

Notice of Annual Meeting of Stockholders

Proposal	Items of Business
1	To elect the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified. FOR each director nominee

2	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR

3	To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in this Proxy Statement. FOR

4	To vote on a stockholder proposal requesting the CEO pay ratio factor be included in the Company’s executive compensation programs, if properly presented at the Annual Meeting. AGAINST

5	To vote on a stockholder proposal requesting an independent Board Chair policy, if properly presented at the Annual Meeting. AGAINST

6	To vote on a stockholder proposal requesting a comprehensive human rights policy and human rights due diligence process, if properly presented at the Annual Meeting. AGAINST

7	To vote on a stockholder proposal requesting a report on the risks of the Company’s DEI practices for contractors, if properly presented at the Annual Meeting. AGAINST

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead,” the “Company,” “we,” “our” or “us”), of proxies to be voted at our 2025 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 7, 2025, at 10:00 a.m., Pacific Daylight Time, or at any adjournment or postponement thereof, for the matters set forth above.

On or about March 27, 2025, we made available this Proxy Statement and the accompanying proxy card to all stockholders entitled to vote at the Annual Meeting.

WHEN Wednesday, May 7, 2025 10:00 a.m. Pacific Daylight Time

WHERE Via Webcast at www.virtualshareholdermeeting.com/GILD2025

RECORD DATE Friday, March 14, 2025

Voting

Holders of Gilead common stock at the close of business on the Record Date are entitled to vote. Whether or not you expect to attend the Annual Meeting, please grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting. For more specific voting instructions, please refer to “Questions and Answers” in this Proxy Statement.

PRIOR TO THE MEETING:

BY INTERNET* www.proxyvote.com

BY TELEPHONE* +1-800-690-6903 (for stockholders of record, if you requested paper copies of the proxy materials)

BY MAIL Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)

*	You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials. Voting by telephone and internet closes on May 6, 2025 at 8:59 p.m., Pacific Daylight Time.

DURING THE MEETING:

BY INTERNET* www.virtualshareholdermeeting.com/GILD2025

*	You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials.

2025 Proxy Statement	3

4

Back to Contents

Overview

2024 Business Highlights

Executing Our Corporate Strategy

Following years of focused investment and consistent commercial execution, Gilead entered 2025 with positive momentum. Since 2019, we have concentrated on expanding our leadership in HIV and virology while diversifying and expanding our portfolio across the therapeutic areas of oncology and inflammation.

In 2024:

►	Our HIV business delivered strong commercial performance, with our HIV sales up 8% from the prior year, and we shared promising clinical readouts in long-acting HIV prevention with lenacapavir, which we believe positions us to continue our leadership in HIV for years to come.
►	In oncology, Trodelvy® sales increased 24% from the prior year, and we continued to make progress on expanding the potential reach of our cell therapies with strong clinical data for anitocabtagene autoleucel (“anito-cel”).
►	In inflammation, we marked a major milestone with the U.S. Food and Drug Administration (“FDA”) approval of Livdelzi® (seladelpar) for the treatment of primary biliary cholangitis (“PBC”), and we continued to advance our early and promising inflammation pipeline.
►	Most importantly in 2024, our innovative medicines reached more than 4 million people whose lives are impacted by life-threatening diseases globally.

We ended the year with the most diverse portfolio in Gilead’s history and an increasingly efficient business that we believe is poised to deliver continuing patient impact and shareholder value in the years ahead.

ACCELERATING INNOVATION AND ADVANCING LEADERSHIP IN HIV

In 2024, we continued to have strong commercial execution and make important advances in our innovative HIV portfolio. With the expanded market leadership of Biktarvy®, our HIV sales totaled $19.6 billion in 2024, up 8% from the previous year. As we work to help end the HIV epidemic, our industry-leading HIV development portfolio is broad and delivering unparalleled clinical readouts.

►	Biktarvy remains the leading HIV treatment for people starting treatment in the U.S. and Europe. Biktarvy sales were $13.4 billion in 2024, a 13% year-over-year increase. Biktarvy now commands over half of the U.S. market share in HIV treatment, with consecutive growth in the U.S. in every quarter since its launch in 2018.
►	Demand for Descovy®, a pill approved for HIV preexposure prophylaxis (“PrEP”) and treatment, continued to increase in 2024, with sales up by 6% year-over-year. The U.S. market for HIV prevention grew approximately 16% in 2024, and Descovy for PrEP® continued to garner more than 40% market share.
►	Lenacapavir, which was named 2024 Breakthrough of the Year by Science Magazine, is the foundation of Gilead’s future HIV treatment and prevention portfolio. In December 2024, we completed the New Drug Application (“NDA”) with the FDA seeking approval of twice-yearly lenacapavir for PrEP. The submission was supported by data from the Phase 3 PURPOSE 1 and PURPOSE 2 trials, which showed that 100% and 99.9%, respectively, of lenacapavir participants did not acquire HIV. This corresponds to a 100% (PURPOSE 1) and 96% (PURPOSE 2) risk reduction versus background HIV incidence (primary endpoint), supporting the NDA filing. The FDA granted Breakthrough Therapy designation to lenacapavir for PrEP in October 2024, which is intended to expedite the review of new drugs that may demonstrate substantial improvement over available therapy. The FDA accepted our NDA in February 2025, and we anticipate an FDA decision in June 2025 as well as a decision by the European Commission in the second half of 2025. If approved, we believe lenacapavir has the potential to transform the HIV prevention landscape. We are also advancing programs for the use of lenacapavir in combination with other investigational therapies to expand long-acting treatment options.
►	Given the transformative potential of lenacapavir to help end the HIV epidemic, we are committed to supplying it where the need is greatest. In 2024, we signed royalty-free voluntary licensing agreements to manufacture and supply generic lenacapavir for use in 120 high-incidence, resource-limited countries to enable these countries to quickly introduce high-quality, low-cost versions of lenacapavir for HIV prevention, if approved.

$19.6 BILLION 2024 HIV Portfolio Sales	+8% or $1.4 BILLION Increase compared to 2023

2025 Proxy Statement	5

Back to Contents
STRENGTHENING AND EVOLVING OUR ONCOLOGY PORTFOLIO

Through 2024, our oncology therapies have reached more than 80,000 people in more than 50 countries. Our commitment to oncology is strong, and we are continuing to evolve our oncology program based on clinical data, regulatory feedback and the competitive landscape. Our oncology sales totaled $3.3 billion in 2024, a 12% increase from 2023, and represented 11% of our total revenues.

►	We remain the global leader in cell therapy, and sales from Yescarta® and Tecartus® were $2 billion in 2024, a 6% increase year-over-year. We advanced our leadership in manufacturing by reducing the median turnaround time for Yescarta in the U.S. from 16 to 14 days, which is the shortest in the industry. For patients with aggressive blood cancers, every day is critical.
►	Trodelvy sales increased 24% to $1.3 billion in 2024. Trodelvy remains the only Trop-2 directed antibody-drug conjugate that has demonstrated overall survival benefit in two different types of metastatic breast cancer. Trodelvy is the leading regimen in the U.S. and Europe for second-line metastatic triple-negative breast cancer (“mTNBC”) with growing adoption in pre-treated HR+/HER2-metastatic breast cancer. Trodelvy received FDA Breakthrough Therapy designation for extensive-stage small cell lung cancer whose disease has progressed on or after platinum-based chemotherapy. Additionally, Trodelvy is being evaluated for potential indications in other breast cancers, lung cancers and other solid tumors, including Phase 3 trials in first-line mTNBC.
►	We continued to make advances into new disease areas and indications with next-generation cell therapies. In 2024, we had strong clinical data with anito-cel, a BCMA-directed CAR T-cell investigational therapy co-developed with Arcellx. Anito-cel is a potential best-in-class therapy in relapsed or refractory multiple myeloma (“RRMM”) with a differentiated safety profile. If approved, we anticipate a commercial launch for fourth-line or later treatment of RRMM in 2026. We also advanced a Phase 3 study of anito-cel as a second- through fourth-line treatment of RRMM.
►	We continued to broaden our oncology portfolio through both internal innovation and external collaborations, closing 2024 with 29 clinical and 28 pre-clinical programs. Examples include an anti-CCR8 antibody for the potential treatment of solid tumors, a PARP1-selective inhibitor for the potential treatment of advanced cancers, and our differentiated CD19/CD20 bicistronic CAR T-cell therapy for the potential treatment of relapsed/refractory diffuse large B-cell lymphoma.

$3.3 BILLION 2024 Oncology Portfolio Sales	+12% Increase compared to 2023

EXPANDING OUR IMPACT IN LIVER DISEASE AND INFLAMMATION

In 2024, we continued to reach more people with liver disease, including with our newly launched PBC therapy, Livdelzi. Our liver disease sales, including both viral hepatitis and PBC, totaled $3.0 billion in 2024, a 9% increase from 2023. We also continued to expand and advance our early and promising inflammation pipeline.

►	Following the acquisition of CymaBay Therapeutics, we received FDA accelerated approval for Livdelzi, for the treatment of PBC, a rare, chronic inflammatory liver disease primarily affecting women. Livdelzi received FDA Breakthrough Therapy designation as well as Orphan Drug designation. The European Commission granted conditional marketing authorization in February 2025. Livdelzi is the only medicine to demonstrate statistically significant and durable improvements in the biomarkers associated with both disease progression and pruritus, or chronic itch. Fourth quarter revenues from Livdelzi, which entered the U.S. market in August 2024, totaled $30 million, with uptake exceeding initial expectations.
►	We continued to expand and advance our inflammation portfolio, ending 2024 with eight clinical and seven pre-clinical programs. We recently acquired LEO Pharma’s oral STAT6 program for the potential treatment of multiple inflammatory diseases.
►	To catalyze innovation across our therapeutic areas using artificial intelligence (“AI”), we entered into a strategic collaboration with Genesis Therapeutics to utilize their field-leading AI platform, GEMS, to assist in generating and optimizing molecules for select targets. We also partnered with Terray Therapeutics to utilize their next-generation AI-driven platform to discover and develop small molecule therapies across multiple targets.

$3.0 BILLION 2024 Liver Disease Portfolio Sales	+9% Increase compared to 2023

6

Back to Contents
DELIVERING STRONG FINANCIAL PERFORMANCE

We achieved strong financial performance in 2024 with excellent commercial execution and disciplined expense management, as we continued to invest in our business and R&D pipeline. We demonstrated our continued commitment to delivering shareholder returns through our growing quarterly cash dividend and share repurchases.

►	Our total product sales were $28.6 billion, up 6% from 2023, and which exceeded our initial guidance range of $27.1 billion to $27.5 billion, primarily due to stronger than expected contributions from our HIV business. Excluding Veklury® (our COVID-19 treatment), our base business grew 8% year-over-year to $26.8 billion.
►	Through dividends and share repurchases, we returned $5.1 billion to our shareholders.

$28.6 BILLION 2024 Total Product Sales +6% Increase compared to 2023	$26.8 BILLION 2024 Total Product Sales (Excluding Veklury) +8% Increase compared to 2023	$5.1 BILLION Returned to shareholders through dividends and share repurchases

Our financial performance and the strength of our business resulted in a 19% total shareholder return in 2024. We exceeded the total shareholder return achieved by both our compensation peer group and the Nasdaq Biotech Index in 2024 and over the three- and five-year periods concluding at the end of 2024 as shown below:

TOTAL SHAREHOLDER RETURN

PRIORITIZING HUMAN CAPITAL MANAGEMENT

In 2024, we progressed toward our long-term ambition to be a biotech employer of choice.

We consider our people to be one of our greatest assets, and Gilead’s success depends on the work of its dedicated employees who embrace a shared sense of purpose and a culture of excellence. We have a long-standing commitment to being an equal opportunity employer and creating a safe, respectful and welcoming environment for all employees, which aligns with our core values of integrity, inclusion, excellence, teamwork and accountability. We serve a wide range of patients and communities around the world, and we believe they are best supported by a workforce that can understand and innovate to meet their unique needs.

We strive to cultivate a culture of growth and belonging and offer opportunities for career growth and leadership development across the organization. Through our People Leader Accountabilities, we have standardized expectations and provide a pathway for people leaders to increase effectiveness and positively impact the employee experience. In 2024, these guidelines were embedded throughout the organization and helped to shape the goals of each people leader. We also continued our High Impact Leadership Skills training program that builds capability and community; by the end of 2024, nearly 93% of people leaders had gone through the program.

To retain and attract the highest skilled employees, we continue to refine our robust compensation and benefits programs. In late 2023, with continued uptake in 2024, we introduced a no-cost benefit to assist U.S. employees and their caregivers with cancer care by connecting them to experts as they navigate their cancer journey.

For our human capital management efforts, we are regularly recognized by external organizations as a top employer. We were recently named by Forbes as one of America’s Best Large Employers based on our accomplishments in 2024.

2025 Proxy Statement	7

Back to Contents

Corporate Responsibility

Our Commitment

Investing in corporate responsibility is a focus area of our business strategy and reflects our values of accountability, inclusion, excellence, teamwork and integrity. This is in service to our mission to advance global health by providing innovative therapeutics in areas of unmet need in a way that is socially responsible and environmentally sustainable. We believe that Gilead’s corporate responsibility program reflects this commitment to our stakeholders.

Our Governance Structure

Our Board	Nominating and Corporate Governance Committee	Corporate Responsibility Committee
► Actively oversees the establishment and management of Gilead’s corporate strategy, which includes delivering shareholder value in a sustainable, responsible manner.

►  Has primary responsibility for the oversight of corporate responsibility matters.

►  Receives regular reports from management’s Corporate Responsibility Committee and updates the Board on the committee’s risk oversight.

►  Responsible for managing corporate responsibility issues and, in consultation with our senior leadership team, driving corporate responsibility goals, strategies, stakeholder engagement, public reporting and risk mitigation.

►  Comprised of leaders from Public and Government Affairs, Human Resources, Office of General Counsel, the Chief Financial Officer organization, Medical Affairs, Commercial and Manufacturing.

2024 Corporate Responsibility Milestones and Achievements

ENVIRONMENT
►	Established first virtual Power Purchase Agreement
►	Achieved annual reduction goal for water by 214% (39,810 KL) and energy by 107% (16.6M kWh)
►	Achieved six green certifications as designated by LEED, TRUE Zero Waste and WELL
►	Initiated deployment of secondary and tertiary product packaging with recycled content to market
►	Eliminated targeted single use plastics at 89% of sites
►	Awarded A- rating for CDP Climate for second consecutive year, and B- rating for CDP Water Security in our first submission
►	Recognized as one of America’s Greenest Companies by Newsweek
►	Received International Award for Corporate Energy Management by the Association of Energy Engineers

GOVERNANCE
►	Engaged with 45% of our stockholders on governance and corporate responsibility priorities
►	Maintained DJSI World Index standing for the fourth consecutive year and included in the North American Index for the second year
►	Ranked by JUST Capital as fifth within Biotech and Pharma for the second consecutive year
►	Scored first again in biopharma by the CPA-Zicklin Index of Corporate Political Disclosure and Accountability Scorecard
►	Recognized by the National Association for Corporate Directors for our Board’s governance efforts
SOCIAL
►	Signed royalty-free voluntary licensing agreements with six generic manufacturers to increase access to lenacapavir for HIV prevention in high-incidence, resource-limited countries
►	Announced an additional five years of RADIAN partnership with the Elton John AIDS Foundation to help address the growing HIV crisis in Eastern Europe and Central Asia
►	Completed $5 million donation from the Gilead Foundation to San Francisco State University for a new Science and Engineering Innovation Center
►	Supported 20 San Francisco Bay Area organizations focused on developing healthcare-focused educational opportunities and career pathways
►	Highlighted by Fast Company as the third most innovative company for Gilead’s COMPASS Initiative
►	Named the number one overall philanthropic funder of U.S. HIV-related programs for the third year in a row by Funders Concerned About AIDS
►	Published a Reuters report highlighting Gilead’s voluntary licensing efforts as a sustainable model

Our Reporting

For more information about our corporate responsibility program and our performance and data for 2024, we encourage you to read our 2024 Responsible Business and Impact Report, which will be available at www.gilead.com in April 2025.

This report is expected to reference the Global Reporting Initiatives Standards 2021 and align with the Sustainability Accounting Standards Board (SASB) Biotechnology & Pharmaceuticals Standard 2018 and the Task Force on Climate-related Financial Disclosures. We also align our data collection, measurement and reporting activities with industry-leading corporate responsibility frameworks, including the United Nations Global Compact, United Nations Sustainable Development Goals and CDP.

8

Back to Contents

Proxy Voting Roadmap

This voting roadmap highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL 1	Election of Directors
	Our Board recommends a vote FOR each director nominee.	See page 13

				Committee Membership
Name and Principal Occupation	Age	Director Since	Independent	Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee	Science Committee
Jacqueline K. Barton, Ph.D. Professor Emerita, California Institute of Technology	72	2018
Jeffrey A. Bluestone, Ph.D. President and Chief Executive Officer, Sonoma Biotherapeutics	71	2020
Sandra J. Horning, M.D. Retired Chief Medical Officer, Roche	76	2020
Kelly A. Kramer Retired Chief Financial Officer, Cisco Systems	57	2016
Ted W. Love, M.D. Chair of Board of Directors, Biotechnology Innovation Organization	66	2024
Harish Manwani Senior Operating Partner, Blackstone; Retired Chief Operating Officer, Unilever	71	2018
Daniel P. O’Day* Chief Executive Officer, Gilead	60	2019
Javier J. Rodriguez Chief Executive Officer, DaVita	54	2020
Anthony Welters** Chairman and Chief Executive Officer, CINQ Care; Retired Senior Adviser to the Office of the CEO, UnitedHealth Group	70	2020
*	Chairman and Chief Executive Officer
**	Lead Independent Director

Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee	Science Committee	Chair

2025 Proxy Statement	9

Back to Contents

Director Skills, Experience & Background

INDEPENDENCE	TENURE

8 out of 9 are independent

All Committee chairs and members are independent	Balanced mix of director tenures

Our Board possesses the relevant skills and experience needed to effectively drive the successful execution of our strategic priorities.

STRATEGIC PRIORITIES

►  Maximize Near-Term Revenue Growth

►  Maximize Impact of Long-acting HIV Therapies

►  Expand and Deliver on Oncology Programs

►  Champion an Environment of Inclusion and Employee Growth

►  Remove Barriers to Speed in Execution

PROPOSAL 2	Ratification of the Selection of Independent Registered Public Accounting Firm
	Our Board recommends a vote FOR this proposal.	See page 44

Based on an evaluation of Ernst & Young LLP’s independence and performance, our Audit Committee has determined that it is in the best interests of Gilead and its stockholders to continue to retain Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and we are seeking stockholder ratification of this selection.

10

Back to Contents

PROPOSAL 3	Advisory Vote to Approve the Compensation of Our Named Executive Officers
	Our Board recommends a vote FOR this proposal.	See page 49

To succeed, we must attract, engage and retain highly talented individuals who are committed to our mission and core values. Our Compensation and Talent Committee reviews our executive compensation programs, payment criteria, goals and pay outcomes annually to confirm that our programs are fair, are aligned with stockholder expectations and deliver pay that is aligned with company performance:

►	Our compensation programs are designed to recognize both short- and long-term successes, and a substantial portion of the target total direct compensation is at-risk and tied directly to company performance.
►	Our annual incentive plan aligns pay to company performance through rigorous annual incentive metrics with financial metrics weighted at 50% and strategic metrics comprising the other 50%.
►	Our long-term incentive plan aligns pay with the long-term interests of our stockholders and provides value based on stock price appreciation, relative Total Shareholder Return growth and achievement of financial goals.
►	Our programs and practices are aligned with “best-in-class” governance standards.

Elements of Executive Compensation

A summary of our Named Executive Officers’ target total direct compensation is set forth below:

Target Compensation Mix
Elements of Compensation	Key Performance Measures and Compensation Period	CEO	Other NEOs (Average)
Short-Term Compensation
Base Salary	Fixed annual compensation reviewed annually with any increases generally effective March 1
Annual Cash Incentive

Corporate performance assessed on:

►  Financial results: 50%

►  Pipeline, Product and People results: 50%

CEO’s annual cash incentive is tied solely to our corporate performance

►  Maximum payout = 200% of target

Long-Term Incentive (“LTI”) Compensation
Performance Shares

50% delivered in performance shares earned over three years based on relative Total Shareholder Return (“TSR”) and annual revenue targets

►  There is no payout if performance falls below a minimum threshold

►  Relative TSR awards are capped at target if absolute TSR is negative, regardless of relative performance

Stock Options	25% delivered in stock options that vest over four years beginning one year after grant, with quarterly vesting after year one
Restricted Stock Units	25% delivered in restricted stock units that vest over four years beginning one year after grant, with quarterly vesting after year one

2025 Proxy Statement	11

Back to Contents

PROPOSALS 4–7	Stockholder Proposals (in each case, if properly presented at the Annual Meeting)
	Our Board recommends a vote AGAINST each of these proposals.	See pages 85-97

Each stockholder proposal included in this Proxy Statement is followed by Gilead’s response. For the reasons set forth in our responses, our Board recommends a vote AGAINST each stockholder proposal.

12

Back to Contents

Corporate Governance

PROPOSAL

1

Election of Directors

There are nine nominees for the Board positions presently authorized. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Directors are elected by a majority of the votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) with respect to the election of each director at the Annual Meeting. Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Each nominee listed below is currently a director of Gilead and was previously elected by our stockholders at the 2024 annual meeting of stockholders.

Shares represented by proxies will be voted for or against the election of the nominees named below. In the event that any nominee is unable or unwilling to serve as a director, such shares will be voted for the election of such substitute nominee as our Board may propose or our Board may reduce the size of the Board. Each person nominated for election has agreed to serve if elected and our Board and management have no reason to believe that any nominee will be unable to serve.

Our Nominating and Corporate Governance Committee recommended each of the nominees listed below to our Board for nomination. Each member of our Nominating and Corporate Governance Committee meets the criteria of “independent director” as specified by the listing rules of Nasdaq and our Board Guidelines.

Our Board unanimously recommends a vote FOR each named director nominee:

JACQUELINE K. BARTON, PH.D.	KELLY A. KRAMER	DANIEL P. O’DAY
JEFFREY A. BLUESTONE, PH.D.	TED W. LOVE, M.D.	JAVIER J. RODRIGUEZ
SANDRA J. HORNING, M.D.	HARISH MANWANI	ANTHONY WELTERS

2025 Proxy Statement	13

Back to Contents

The Gilead Board of Directors

Board Overview

Director Nominee	Occupation	Qualifications/Key Experience
Jacqueline K. Barton, Ph.D. IND Age 72 Director Since 2018	Professor Emerita, California Institute of Technology

►  Extensive experience in chemistry and related fields, for which she has received many awards.

►  Accomplished academic and inventor who has performed pioneering medical research and discovery.

►  Business experience as a founder and leader of a molecular diagnostics company.

Jeffrey A. Bluestone, Ph.D. IND Age 71 Director Since 2020	President and Chief Executive Officer, Sonoma Biotherapeutics

►  Internationally-recognized leader in the field of immunotherapy and related fields, with a distinguished scientific and academic career spanning nearly four decades.

►  Strong leadership experience in the healthcare industry.

Sandra J. Horning, M.D. IND Age 76 Director Since 2020	Retired Chief Medical Officer, Roche

►  Significant leadership experience in the pharmaceutical and healthcare industry, including expertise in drug development in multiple therapeutic areas.

►  Physician with experience treating patients as a practicing oncologist.

Kelly A. Kramer IND Age 57 Director Since 2016	Retired Chief Financial Officer, Cisco Systems

►  Significant financial expertise, including serving as chief financial officer of major companies or divisions in the technology and healthcare industries.

►  Experience in strategic and financial planning and corporate development.

Ted W. Love, M.D. IND Age 66 Director Since 2024	Chair of Board of Directors, Biotechnology Innovation Organization	► Significant leadership experience in the biopharma industry, including serving as a chief executive officer of a global healthcare company. ► Physician with a strong scientific background.
Harish Manwani IND Age 71 Director Since 2018	Senior Operating Partner, Blackstone; Retired Chief Operating Officer, Unilever

►  Strong leadership skills and broad global operational, sales and marketing and human resources expertise at a complex, multi-national company.

►  Experience in driving growth across complex organizations on a global scale.

Daniel P. O’Day Chairman Age 60 Director Since 2019	Chief Executive Officer, Gilead

►  Significant leadership and international business experience in the pharmaceutical industry.

►  Deep understanding of the evolving global healthcare environment and demonstrated commitment to driving innovation across the business.

Javier J. Rodriguez IND Age 54 Director Since 2020	Chief Executive Officer, DaVita	► Significant leadership experience in the healthcare industry, including serving as chief executive officer and in various other executive roles of a Fortune 500 public healthcare company.
Anthony Welters IND Lead Independent Director Age 70 Director Since 2020	Chairman and Chief Executive Officer, CINQ Care; Retired Senior Adviser to the Office of the CEO, UnitedHealth Group	► Extensive experience in the health insurance and managed care industry. ► Demonstrated commitment to delivering healthcare to underserved global communities.

Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee	Science Committee	Chair	IND	Independent

14

Back to Contents

Director Skills, Experience and Background

We believe effective oversight comes from a board of directors that represents a wide range of experience and perspectives that provides the collective skills, qualifications, backgrounds and experience necessary for sound governance. Our Nominating and Corporate Governance Committee establishes, and regularly reviews with the Board, the skills and experience that it believes are desirable to be represented on our Board to meet the needs of our business and align with our long-term strategy. We engaged a third-party advisory firm to independently assess the skills and experience of our Board, which assisted our Board in determining the range of skills and experience that we believe are important for our directors to have in light of our business and for contributing to the overall effectiveness of our Board. These skills and experience are listed below and are periodically reviewed by our Nominating and Corporate Governance Committee.

Skill / Experience	Definition
Public / Private Company CEO	Has been the Chief Executive Officer of a publicly traded company (or a private/non-profit organization of comparable scale and complexity, with external market considerations similar to a public company)
Financial Expert	Has held a role as a Chief Financial Officer, Chief Accounting Officer, Controller or Certified Public Accountant of a public company, or actively supervised such role, or has experience overseeing or assessing performance of the preparation, audit or evaluation of financial statements at a public company
Global	An executive who has worked and/or lived extensively outside the United States and/or an executive with oversight of global operations, including in a role as Regional General Manager or Chief Executive Officer of a global firm or on-the-ground operational roles outside the United States
Sales & Marketing	Has held senior executive roles in which sales and/or marketing were a primary function, including as a Sales Manager, General Manager, Brand Manager or Chief Marketing Officer
Public Company Board	Has served, or is currently serving, on a public company board as an independent or executive director; does not include service on our Board
Digital / Technology – Driven Innovation	Has practical experience with disruption including application of robotics, hardware, digital, data, artificial intelligence or cybersecurity innovations, including in a role as a Chief Digital Officer, Chief Technology Officer, Chief Information Officer or General Manager for a business enabled by technology or a business that has undergone a digital transformation
Pharma Experience	Has held an executive and/or operational role at a pharmaceutical or biotechnology company, including general management, financial reporting, operations, research & development, commercialization, manufacturing and/or sales
Provider or Payer Perspective	Has an understanding of the delivery and/or payment of medical services obtained through experience working as a medical provider or payer, including executive or operational roles at a hospital or health insurance organization
Government / Regulatory	Has worked in or closely with governmental organizations that set and/or enforce laws and regulations related to medical products and/or healthcare delivery or similarly highly regulated industry (e.g., financial services, food, chemicals, oil & gas), resulting in relevant governmental expertise and connections; may include relevant legal expertise
Science / Research	Deep knowledge of relevant sciences (e.g., biology, chemistry, medicine) as evidenced by an M.D. or Ph.D. and/or experience in the research function at a healthcare business (including pharmaceutical and medical research); ideally this includes experience with breakthrough or innovative scientific discovery and/or experience in relevant therapeutic areas, including HIV, immunotherapy, oncology and liver disease
M&A / Transaction	Has had direct responsibility for collaborations and deals, including mergers, acquisitions, divestitures, joint ventures and other partnerships
Environmental, Social and Governance	Has had direct responsibility for ESG issues as demonstrated by experience as a Chief Sustainability Officer, Corporate Secretary, Chair of a related committee (e.g., Governance, Sustainability, Corporate Responsibility) or Chief Executive Officer of a company with leading ESG practices
Human Capital Management	Has had direct responsibility for human capital management, including leadership development, succession planning, oversight of corporate culture, inclusion and compensation as demonstrated by experience as a Chief Executive Officer, Chief Human Resources Officer or Chair of a related committee (e.g., Compensation, Human Capital, Management Development)

2025 Proxy Statement	15

Back to Contents

The table below includes the primary skills and experience of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. As a result, the absence of a checkmark below does not mean a director does not necessarily possess that particular skill or experience.

			Relevant Skills and Experience
Name and Age	Independent	Director Since
Jacqueline K. Barton, Ph.D., 72 Professor Emerita, California Institute of Technology	Yes	2018
Jeffrey A. Bluestone, Ph.D., 71 President and Chief Executive Officer, Sonoma Biotherapeutics	Yes	2020
Sandra J. Horning, M.D., 76 Retired Chief Medical Officer, Roche	Yes	2020
Kelly A. Kramer, 57 Retired Chief Financial Officer, Cisco Systems	Yes	2016
Ted W. Love, M.D., 66 Chair of Board of Directors, Biotechnology Innovation Organization	Yes	2024
Harish Manwani, 71 Senior Operating Partner, Blackstone; Retired Chief Operating Officer, Unilever	Yes	2018
Daniel P. O’Day, 60 Chairman of the Board Chief Executive Officer, Gilead	No	2019
Javier J. Rodriguez, 54 Chief Executive Officer, DaVita	Yes	2020
Anthony Welters, 70 Chairman and Chief Executive Officer, CINQ Care; Retired Senior Adviser to the Office of the CEO, UnitedHealth Group	Yes	2020

SKILLS AND EXPERIENCE

Public/Private Company CEO	Financial Expert	Global	Sales & Marketing

Public Company Board	Digital/Technology – Driven Innovation	Pharma Experience	Provider or Payer Perspective

Government/Regulatory	Science/Research	M&A/Transaction	Environmental, Social and Governance

Human Capital Management

16

Back to Contents

BACKGROUND

INDEPENDENCE	TENURE

8 out of 9 are independent

All Committee chairs and members are independent	Balanced mix of director tenures

OTHER COMMITMENTS

100%	1.2
Compliance with Director Overboarding Guidelines	Average Number of Other Public Directorships (Currently Held)

Board Refreshment and Director Nomination Process

We believe board refreshment is integral to effective corporate governance as we recognize the importance of balancing continuity with fresh perspectives. Our Nominating and Corporate Governance Committee establishes policies and procedures for director nominations and oversees the annual nomination process. Through a continuous year-long process summarized below, our Nominating and Corporate Governance Committee evaluates and recommends candidates for election and re-election to the Board.

1 Evaluate Board Composition and Tenure	2 Obtain Candidates from Various Sources	3 Evaluate Candidates’ Qualifications and Commitments	4 Assess Independence and Conflicts of Interest	5 Select Nominees

1.	Evaluate Board Composition and Tenure

Each year, our Nominating and Corporate Governance Committee reviews the Board membership criteria and assesses the composition of the incumbent Board against the criteria. The committee determines the skills, experience and characteristics that it believes are desirable to be represented on our Board to meet the needs of our business, align with our long-term strategy and contribute to the overall effectiveness of our Board.

In assessing whether to refresh our Board with new directors, the committee also considers the tenure and contributions of the incumbent directors. Our Board believes that a mix of long-, medium- and short-tenured directors promotes an appropriate balance of institutional knowledge and continuity with new skills and perspectives.

Director Term Limits and Mandatory Retirement:

Our Board does not believe it should establish term limits for our Board members, and our Board has not established a mandatory retirement age. Both term limits and a mandatory retirement age may result in the termination of service of directors who have been able to develop, over a period of time, significant insight into Gilead and our operations and who continue to make valuable contributions to Gilead. Our Nominating and Corporate Governance Committee, in consultation with the Board Chairperson, will evaluate the contributions of incumbent Board members and, if appropriate, decline to recommend the re-nomination for election or suggest the resignation and replacement of a Board member.

2025 Proxy Statement	17

Back to Contents
2.	Obtain Candidates from Various Sources; Commitment to Inclusive Practices

In identifying potential director nominees, our Nominating and Corporate Governance Committee considers candidates recommended through a variety of sources, including third-party search firms, current Board members, senior management, stockholders and other sources. In addition to the traditional candidate pool of corporate directors and officers, our Nominating and Corporate Governance Committee considers qualified candidates from a broad array of organizations, including academic institutions, privately held businesses, nonprofit organizations and trade associations. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

Diversity of skills, experience and background is an important attribute of a well-functioning board, and our Board’s commitment to inclusive practices is formally reflected in our Board Guidelines and our Nominating and Corporate Governance Committee Charter. Our Nominating and Corporate Governance Committee nominates director candidates that will enhance the Board’s mix of viewpoints, backgrounds, skills, experience and expertise. For new director searches, our policy is to seek to include, and to instruct any search firm it engages to seek to include, qualified candidates with diverse backgrounds in the pool of potential candidates, from which our Nominating and Corporate Governance Committee selects the nominees with the skills, experience and qualifications that it believes best support Gilead in the context of the Board as a whole.

Stockholder Recommendations of Director Candidates:

It is the policy of our Nominating and Corporate Governance Committee to consider properly submitted stockholder recommendations of new director candidates. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and all other information regarding the candidate that would be required to be disclosed about the candidate if proxies were being solicited for the election of the candidate as a director, or that is otherwise required, under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned. The recommendation should be sent to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404.

3.	Evaluate Candidates’ Qualifications and Commitments

Our Nominating and Corporate Governance Committee assesses the candidates’ skills, experience and qualifications. For new director searches, the committee engages a third-party advisory firm to vet the candidates against the search criteria. As set forth in our Board Guidelines, candidates should have the skills and experience that will contribute to the overall effectiveness of the Board, and candidates should also possess the following qualifications:

►	the highest standards of personal and professional integrity;
►	the ability and judgment to serve the long-term interest of our stockholders;
►	broad business and other perspectives;
►	the ability to communicate openly with other directors and to meaningfully and civilly participate in the Board’s decision-making process;
►	commitment to serve on the Board for an extended period of time so that there is continuity and to develop knowledge about our business;
►	willingness to devote appropriate time and effort to fulfilling the duties and responsibilities of a Board member;
►	independence from any particular constituency; and
►	the ability and willingness to objectively appraise the performance of management.

Director Time Commitments:

Our Board Guidelines reflect our expectation that directors must devote the time and attention necessary to effectively execute their duties. Directors are expected to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve as well as the annual meeting of stockholders. Directors are expected to limit their other existing or future commitments to avoid materially interfering with their availability to fulfill their responsibilities as directors, including complying with the specific director overboarding limits below. Before accepting another board position, a director shall consider whether the service will compromise their availability to perform their present responsibility to our Board and shall provide advance notice to the Board Chair of acceptance of any invitation to serve on the board any other for-profit company. In light of this, as part of the annual director nomination process, our Nominating and Corporate Governance Committee considers a director’s ability to effectively serve on our Board.

18

Back to Contents

Gilead’s Director Overboarding Limits:

(1) A non-employee director should not serve on the board of directors of more than three other public companies; and

(2) a non-employee director who is a current executive officer of a public company should not serve on the board of directors of more than one other public company.

Each of our directors is currently in compliance with these guidelines.

Director Re-Nominations:

In determining whether to recommend re-nomination of an incumbent director for election at the next annual meeting of stockholders, our Nominating and Corporate Governance Committee also considers these additional factors:

►	the extent to which the director’s skills, experience and qualifications continue to contribute to the Board’s effectiveness;
►	feedback from annual Board and committee self-assessments;
►	attendance and participation at Board and committee meetings and the annual meeting of stockholders; and
►	stockholder feedback, including the support received at the last annual meeting of stockholders.

4.	Assess Independence and Conflicts of Interest

All candidates, including incumbent nominees, are assessed for independence and screened for conflicts of interest. For new director searches, our Nominating and Corporate Governance Committee engages a third-party advisory firm for support in conducting screenings and checking references.

Director Independence:

The Nasdaq listing rules require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by our Board. In addition, our Board Guidelines require that a substantial majority of our Board consist of “independent” directors as defined by the Board Guidelines. Our Board Guidelines are available on our website at www.gilead.com on the Investors page under “Governance.”

After a review of all relevant transactions and relationships between each director, as well as his or her family members, and us, our senior management and independent registered public accounting firm, our Board has determined that eight of our nine nominees for director are “independent” directors as specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. Mr. O’Day, our Chairman of the Board, is not an independent director because he is currently an executive officer of our company.

Conflicts of Interest:

Our Board had determined that each of our directors had no conflicts of interest from January 1, 2024 through March 27, 2025 (the filing date of this Proxy Statement). For more information, see Certain Relationships and Related Person Transactions on page 40.

5.	Select Nominees

After evaluating the above factors and any additional factors appropriate to meeting the needs of our Board, our Nominating and Corporate Governance Committee will recommend candidates for election and re-election to the Board, and our full Board will decide whether to approve the recommendation. For new director searches, select candidates are also interviewed by members of the Board.

2025 Proxy Statement	19

Back to Contents

Nominees

Our Nominating and Corporate Governance Committee has evaluated and recommended, and our full Board has considered and nominated for election at the Annual Meeting, each of the nine director nominees described below. The names of the nominees and certain information about them as of March 27, 2025, as well as the relevant skills and experience of the director nominees that led our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director on our Board, are set forth below:

Jacqueline K. Barton, Ph.D. Independent
Age: 72 Director since: 2018	Committees: ► Compensation and Talent ► Science	Other Public Company Board Service: ► None

►	Dr. Barton joined our Board in January 2018.
►	Dr. Barton is the John G. Kirkwood and Arthur A. Noyes Professor of Chemistry Emerita in the Division of Chemistry and Chemical Engineering at the California Institute of Technology, where she was a member of the faculty for more than 30 years and served as the Norman Davidson Leadership Chair of the division from 2009 to 2019.
►	She previously served on the board of directors for both Dow Inc. and The Dow Chemical Company, and was a member of the Board and Materials Advisory Committee of DowDupont Inc.
►	Dr. Barton founded and served on the board of directors of GeneOhm Sciences Inc., a molecular diagnostics company acquired by Becton, Dickinson and Company, and was a member of Gilead’s Scientific Advisory Board from 1989 to 2007.
►	She is a member of the National Academy of Sciences, the National Academy of Medicine and the American Philosophical Society.
►	In 2021, Dr. Barton was elected as a Vice President of the American Philosophical Society.
►	Dr. Barton received the 2010 National Medal of Science for her discovery of new chemistry of the DNA helix and the 2015 Priestley Medal, the highest award of the American Chemical Society.

RELEVANT SKILLS AND EXPERIENCE:

►	Extensive experience in chemistry and related fields, for which she has received many awards.
►	Accomplished academic and inventor who has performed pioneering medical research and discovery.
►	Business experience as a founder and leader of a molecular diagnostics company.

20

Back to Contents
Jeffrey A. Bluestone, Ph.D. Independent
Age: 71 Director since: 2020	Committees: ► Science	Other Public Company Board Service: ► None

►	Dr. Bluestone joined our Board in December 2020.
►	Dr. Bluestone is the President and Chief Executive Officer of Sonoma Biotherapeutics, Inc., a clinical-stage biotechnology company developing engineered regulatory T cell therapies to treat serious autoimmune and inflammatory diseases.
►	He has held this role since 2019. From 2015 to 2019, he led the Parker Institute for Cancer Immunotherapy as President and Chief Executive Officer.
►	Dr. Bluestone is the A.W. and Mary Margaret Clausen Distinguished Professor Emeritus in the Diabetes Center at University of California San Francisco, where he has been a member of the faculty and served in various other roles for over 24 years, including the Director of the Diabetes Center from 2000 to 2019.
►	He is an international leader in the field of immunotherapy and has published more than 500 papers over nearly four decades focused on understanding the basic processes that control T-cell activation and immune tolerance in autoimmunity, organ transplantation and cancer.
►	His research has led to the development of multiple immunotherapies, including the first medicine approved by the FDA to delay/prevent autoimmune Type 1 diabetes and the first FDA-approved checkpoint inhibitor for the treatment of metastatic melanoma and other cancers.
►	Dr. Bluestone was the founding director of the Immune Tolerance Network, the largest National Institutes of Health-funded multicenter clinical immunology research program, testing novel immunotherapies in transplantation, autoimmunity and asthma/allergy.
►	He served as a member of the Blue Ribbon Panel, appointed by then Vice President Joe Biden, as a member of the National Cancer Moonshot Task Force.
►	Dr. Bluestone is a member of the National Academy of Sciences, National Academy of Medicine and American Academy of Arts and Sciences, was a recipient of a prestigious Guggenheim Fellowship, and previously served as the Ludwig Professor and Director of the Ben May Institute at the University of Chicago. He previously served on the board of directors of Provention Bio, Inc. from 2013 to 2022.

RELEVANT SKILLS AND EXPERIENCE:

►	Internationally-recognized leader in the field of immunotherapy and related fields, with a distinguished scientific and academic career spanning nearly four decades.
►	Strong leadership experience in the healthcare industry.

2025 Proxy Statement	21

Back to Contents
Sandra J. Horning, M.D. Independent
Age: 76 Director since: 2020	Committees: ► Nominating and Corporate Governance ► Science (Chair)	Other Public Company Board Service: ► Moderna, Inc. ► Olema Pharmaceuticals, Inc. ► Revolution Medicines, Inc.

►	Dr. Horning joined our Board in January 2020.
►	Dr. Horning was the Chief Medical Officer and Global Head of Product Development of Roche, Inc., until her retirement in 2019.
►	During her 10-year career at Roche and Genentech, she helped bring 15 new medicines to patients in disease areas including cancer, multiple sclerosis, influenza and blindness.
►	Prior to her career at Roche, Dr. Horning spent 25 years as a practicing oncologist, investigator and tenured professor at Stanford University School of Medicine, where she remains a professor of medicine emerita.
►	From 2005 to 2006, she served as President of the American Society of Clinical Oncology.
►	Dr. Horning was recognized as the 2020 Healthcare Businesswomen’s Association Woman of the Year.
►	She was also selected as the 2017 recipient of the Duane Roth Memorial Award, an honor dedicated to leaders in healthcare, whose work has overcome numerous scientific obstacles to create new paradigms in research and treatment.
►	Dr. Horning previously served on the board of directors of Foundation Medicine, Inc. from 2015 to 2018 and EQRx, Inc. from 2021 to 2023.
►	She currently serves on the board of directors of Moderna, Inc., Olema Pharmaceuticals, Inc. and Revolution Medicines, Inc.

RELEVANT SKILLS AND EXPERIENCE:

►	Significant leadership experience in the pharmaceutical and healthcare industry, including expertise in drug development in multiple therapeutic areas.
►	Physician with experience treating patients as a practicing oncologist.

Kelly A. Kramer Independent
Age: 57 Director since: 2016	Committees: ► Audit (Chair) ► Compensation and Talent	Other Public Company Board Service: ► Snowflake Inc. ► Coinbase, Inc.

►	Ms. Kramer joined our Board in August 2016.
►	Ms. Kramer was Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology leader, from 2015 until her retirement in 2020.
►	Prior to that, she was Senior Vice President of Corporate Finance at Cisco.
►	She previously served as Vice President and Chief Financial Officer of GE Healthcare Systems and Chief Financial Officer of GE Healthcare Biosciences.
►	Ms. Kramer has also worked in GE’s Corporate Headquarters, Transportation Systems and Aerospace divisions.
►	She currently serves on the board of directors of Snowflake Inc. and Coinbase, Inc.

RELEVANT SKILLS AND EXPERIENCE:

►	Significant financial expertise, including serving as a chief financial officer of major companies or divisions in the technology and healthcare industries.
►	Experience in strategic and financial planning and corporate development.

22

Back to Contents
Ted W. Love, M.D. Independent
Age: 66 Director since: 2024	Committees: ► Audit	Other Public Company Board Service: ► Royalty Pharma plc ► Structure Therapeutics Inc.

►	Dr. Love joined our Board in February 2024.
►	He is the Chair of the board of directors of the Biotechnology Innovation Organization, a trade association representing biotechnology companies, academic institutions, state biotechnology centers and related organizations across the United States and in more than 30 other countries.
►	From 2014 to 2022, Dr. Love was the President and Chief Executive Officer of Global Blood Therapeutics, Inc., a biopharmaceutical company, where he led the company from a pre-clinical startup through its growth to a global commercial company with a pipeline of innovative therapies focused on sickle cell disease.
►	Previously, he was Executive Vice President, Research and Development and Technical Operations at Onyx Pharmaceuticals, Inc.
►	He also served as President, Chief Executive Officer and Chairman of Nuvelo, Inc., and Senior Vice President, Development at Theravance Biopharma, Inc.
►	He began his biotech career at Genentech, Inc., where he held several senior management positions in clinical science and product development, and ultimately as chair of Genentech’s Product Development Committee.
►	Prior to Genentech, Dr. Love was a member of the Department of Cardiology at the Massachusetts General Hospital. Known for championing access to care, Dr. Love received the William E. Proudford Sickle Cell Fund 2023 Distinguished Service Award.
►	He also earned the Spirit of the Heart Health Equity Champion Award from the Association of Black Cardiologists in 2023.
►	Dr. Love currently serves on the board of directors of Royalty Pharma plc and Structure Therapeutics Inc.
►	He previously served on the board of directors of Seagen Inc. from 2020 to 2023; Global Blood Therapeutics from 2013 to 2022; Portola Pharmaceuticals, Inc., from 2019 to 2020; and Amicus Therapeutics, Inc., from 2012 to 2020.

RELEVANT SKILLS AND EXPERIENCE:

►	Significant leadership experience in the biopharma industry, including serving as a chief executive officer of a global healthcare company.
►	Physician with a strong scientific background.

2025 Proxy Statement	23

Back to Contents
Harish Manwani Independent
Age: 71 Director since: 2018	Committees: ► Compensation and Talent ► Nominating and Corporate Governance (Chair)	Other Public Company Board Service: ► Whirlpool Corporation

►	Mr. Manwani joined our Board in May 2018.
►	Mr. Manwani is a Senior Operating Partner for Blackstone Inc., a global investment firm, and has advised select Blackstone portfolio companies since 2015.
►	He was previously Chief Operating Officer of the Unilever Group from 2011 until his retirement in 2014.
►	Mr. Manwani joined Unilever in 1976 as a management trainee in India and held several senior management roles around the world, including overseeing Unilever’s businesses in North America, Latin America, Asia and Africa.
►	Mr. Manwani currently serves on the board of directors of Whirlpool Corporation.
►	He also serves on the board of directors of EDBI Pte Ltd. and Tata Sons Private Limited, and is the Chairman of the Executive Board of the Indian School of Business.
►	He previously served as the Non-Executive Chairman of Hindustan Unilever Limited from 2005 to 2018, and on the board of directors of Singapore Economic Development Board from 2013 to 2019.
►	Mr. Manwani also previously served on the board of directors of Pearson plc from 2013 to 2018, Nielsen Holdings plc from 2015 to 2021 and Qualcomm Incorporated from 2014 to 2022.

RELEVANT SKILLS AND EXPERIENCE:

►	Strong leadership skills and broad global operational, sales and marketing and human resources expertise at a complex, multi-national company.
►	Experience in driving growth across complex organizations on a global scale.

24

Back to Contents
Daniel P. O’Day Chairman of the Board
Age: 60 Director since: 2019	Committees: ► None	Other Public Company Board Service: ► None

►	Mr. O’Day joined Gilead in March 2019 as Chief Executive Officer and Chairman of our Board.
►	Prior to Gilead, Mr. O’Day served as the Chief Executive Officer of Roche Pharmaceuticals.
►	His career at Roche spanned more than three decades, during which he held a number of executive positions in the company’s pharmaceutical and diagnostics divisions in North America, Europe and Asia.
►	He served as a member of Roche’s Corporate Executive Committee, as well as on a number of public and private boards, including Genentech, Flatiron Health and Foundation Medicine.
►	Mr. O’Day holds a bachelor’s degree in biology from Georgetown University and an MBA from Columbia University.
►	He currently serves as the Board Chair for the Pharmaceutical Research and Manufacturers of America organization.
►	He previously served on the board of directors for Galapagos NV in connection with its partnership with Gilead from 2019 to 2024.

RELEVANT SKILLS AND EXPERIENCE:

►	Extensive knowledge and a deep understanding of our business and the pharmaceutical industry as our Chairman and Chief Executive Officer and through various significant leadership positions and international business experience.
►	Deep understanding of the evolving global healthcare environment and demonstrated commitment to driving innovation across the business.

Javier J. Rodriguez Independent
Age: 54 Director since: 2020	Committees: ► Audit	Other Public Company Board Service: ► DaVita, Inc.

►	Mr. Rodriguez joined our Board in June 2020.
►	Mr. Rodriguez is the Chief Executive Officer of DaVita Inc., a Fortune 500 company providing healthcare services to kidney disease patients throughout 12 countries.
►	He assumed his current role in 2019, building on his more than 20 years of increasing company leadership and commitment to transforming care delivery to improve quality of life for patients with kidney disease – from the earliest stages through transplantation.
►	From 2014 to 2019, he was the CEO of DaVita Kidney Care, the company’s business unit that treats patients with kidney failure and end-stage kidney disease.
►	Mr. Rodriguez is recognized for his vision and leadership in transforming how kidney care is delivered and accelerating the digital transformation to improve patients’ lives while lowering costs for the health care system.
►	He currently serves on the board of directors of DaVita, Inc.

RELEVANT SKILLS AND EXPERIENCE:

►	Significant leadership experience in the healthcare industry, including serving as chief executive officer and in various other executive roles of a Fortune 500 public company.

2025 Proxy Statement	25

Back to Contents
Anthony Welters Lead Independent Director
Age: 70 Director since: 2020	Committees: ► Compensation and Talent (Chair) ► Nominating and Corporate Governance	Other Public Company Board Service: ► Loews Corporation ► Carlyle Group

►	Mr. Welters joined our Board in October 2020.
►	Mr. Welters is Founder, Chairman and Chief Executive Officer of CINQ Care Inc., a physician-led, community-based ambulatory care delivery system that delivers whole person care in the home, whenever possible.
►	He is also Executive Chairman of the BlackIvy Group, an organization focused on building and growing commercial enterprises in Sub-Saharan Africa, and Chairman of Somatus, Inc., a value-based kidney care company.
►	Mr. Welters founded AmeriChoice in 1989 and upon acquisition by UnitedHealth Group (UHG) in 2002, joined UHG as Senior Adviser to the Office of the Chief Executive Officer, Executive Vice President and Member of the Office of the Chief Executive Officer, until retiring in 2016.
►	He currently serves on the board of directors of Loews Corporation and the Carlyle Group.
►	Mr. Welters previously served on the board of directors of West Pharmaceutical Services, Inc. from 1997 to 2016, and C.R. Bard, Inc. from 1999 to 2017.
►	He is Trustee Emeritus of the Morehouse School of Medicine Board of Trustees, Chairman Emeritus of the Board of New York University School of Law, Vice Chairman of the Board of New York University, a Trustee of NYU Langone Medical Center, Vice Chair of the John F. Kennedy Center for the Performing Arts and a founding member of the National Museum of African American History and Culture.

RELEVANT SKILLS AND EXPERIENCE:

►	Extensive experience in the health insurance and managed care industry.
►	Demonstrated commitment to delivering healthcare to underserved communities.

Majority Vote Standard for Election of Directors

Our bylaws require directors to be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of shares voted “against” that director). In a contested election (a situation in which the number of candidates for director exceeds the number of directors to be elected), our Bylaws provide that the standard for election of directors is a plurality of the shares voting in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. Under our Board Guidelines, any incumbent director who fails to receive at least a majority of the votes cast in an uncontested election is expected to tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board to accept or reject the resignation or to take other action. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s decision with respect to his or her resignation. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting, that nominee will not become a director.

26

Back to Contents

Our Board’s Role and Responsibilities

Corporate Governance

We are committed to strong corporate governance structures and practices that reflect our commitment to integrity, accountability and excellence in conducting our business. Our Board has adopted certain corporate governance principles, which are set forth in our Board Guidelines and other key governance documents, to provide a framework for how the Board, its various committees and individual directors should perform their functions. These principles are designed to drive effective functioning of the Board in its oversight role and to promote the interests of stockholders. Our Board regularly reviews and updates our governance materials in light of legal and regulatory requirements, evolving best practices and other developments. In considering possible modifications of our corporate governance structures and practices, our Board focuses on advancing the long-term interests of our company, our business and our stockholders. Provided below is a summary of our corporate governance practices. Additional information regarding our governance framework and associated governance documents, including our Board Guidelines, are available at www.gilead.com on the Investors page under “Governance.”

STOCKHOLDER RIGHTS

►  Annually Elect All Directors

►  Majority Vote to Elect Directors (If Uncontested)

►  No Classified Board

►  No “Poison Pill”

►  No Supermajority Voting Provisions in Governance Documents

►  No Dual Class Stock Structure with Unequal Voting Rights

►  Stockholder Right to Call Special Meetings - Recently Lowered to 15% Threshold

►  Stockholder Right to Act By Written Consent

►  Proxy Access on Market Terms, with 3% / Three-Year Threshold

►  Compensation Clawback Policy

►  Compensation Recovery Policy

►  Annual Say-on-Pay Vote

►  Proactive Year-Round Stockholder Engagement

BOARD OVERSIGHT AND EFFECTIVENESS	BOARD INDEPENDENCE

►  Robust Board Guidelines and Committee Charters

►  Robust Board-Level Oversight, including over corporate strategy, enterprise risk management, human capital, corporate responsibility and cybersecurity matters

►  Annual Corporate Responsibility Report

►  Annual Board and Committee Evaluations

►  Substantial Majority of Independent Directors

►  Robust Lead Independent Director Role

►  Fully Independent Board Committees

►  Regular Executive Sessions of Independent Directors

►  Independent Evaluation of Chief Executive Officer

►  Director Succession Planning and Board Refreshment

►  Balanced Mix of Director Tenures

Oversight of Corporate Strategy

Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, financial results, potential corporate development opportunities and other matters that are material to the company. Our Board regularly receives information and formal updates from our management and actively engages with the senior leadership team with respect to the implementation of our corporate strategy. Our independent directors also hold regularly scheduled executive sessions during which they review and discuss our corporate strategy. Consistent with our corporate transaction approval policy, our Board also, directly or indirectly through a committee, reviews and approves strategic transactions that are material to our business, including significant acquisitions and collaborations.

2025 Proxy Statement	27

Back to Contents

Oversight of Risk

Our Board exercises its risk oversight responsibility directly and through its committees. Our Board considers specific risk topics directly, including, but not limited to, risks associated with our company’s strategic plan, capital allocation and pricing strategies of newly approved products. Our Board has delegated responsibility to its committees for oversight of specific risks that fall within the committee’s areas of responsibility. Each of the committees periodically reports to the Board on its risk oversight activities. In addition to receiving reports from our Board committees, our Board is periodically briefed by Gilead’s management on specific material risks or legal developments. We believe our Board’s leadership structure effectively supports the Board’s independent evaluation and management of risk.

AUDIT COMMITTEE	COMPENSATION AND TALENT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Oversees risks associated with our financial and accounting systems, accounting policies and investment strategies, in addition to finance-related public reporting, regulatory compliance (other than healthcare compliance) and certain other matters delegated to the Committee, including risks associated with our information systems and technology (including cybersecurity).	Oversees risks related to our compensation practices to confirm that these practices are not reasonably likely to have a material adverse effect on Gilead or encourage employees to take unnecessary or excessive risks; also oversees risks related to talent management and succession planning of our executive officers.	Oversees risks related to corporate governance matters and certain other non-financial or non-compensation-related risks, including, but not limited to, Gilead’s compliance program, clinical trials, manufacturing, human resources, competition law, political contributions (including payments to trade associations) and corporate responsibility matters.

Enterprise Risk Management

ERM Program and Risk Framework

We maintain an Enterprise Risk Management (“ERM”) program that is intended to align our business strategy and core values with how we view, manage and report risks, and the risk framework that we employ is designed to provide a comprehensive view of internal and external factors that may positively or negatively impact our business objectives. The framework classifies risks into different categories based on the function where each risk may arise, with each business function being primarily responsible for day-to-day risk management activities. Our ERM team supports the business functions with the identification and prioritization of risks, the development of mitigation strategies and the reporting of critical risks through our centralized reporting system. This approach allows direct management of risks to remain with functional experts while ensuring the timely and appropriate escalation of critical risks, including to Gilead’s executive leadership team (the “GLT”) and the Board as appropriate.

ERM Roles and Responsibilities

The ERM program is supported by four primary groups at Gilead: The Board, the GLT, the ERM team and the individual business functions. Each component has its own role:

►	The Board is responsible for overall risk governance, overseeing the company’s maintenance of an appropriate system of risk management and internal controls. The Board also regularly reviews and discusses the most critical risks facing the company.
►	The GLT is responsible for the company’s overall risk strategy and the alignment of the company’s ERM program with our corporate strategy. The GLT also provides management oversight of the risks with the greatest potential impact on the company’s strategic objectives, facilitating the development and adjustment of appropriate mitigation strategies.
►	The ERM team sits between the GLT and the individual business functions and facilitates the efficient and timely communication between the functional leads and the GLT. The ERM team is responsible for maintaining our centralized risk reporting system, aggregating risks for an enterprise-wide view, identifying risks for escalation to the GLT, conducting detailed risk assessments, and assessing the quality and completeness of risk mitigation plans.
►	Each business function is responsible for identifying, assessing, allocating resources, executing specific mitigation strategies and performing other activities to manage its respective functional risks. Each function is also responsible for reporting and escalating emerging risk issues to the ERM team.

Enterprise Risk Assessment

The ERM team performs two primary types of enterprise risk assessments: strategic and operational. Strategic risks generally carry a longer development horizon, while operational risks are more likely to have short-to-medium term impacts. Because strategic and operational risks can often be closely related, we adopt a dual-approach to risk assessment to facilitate a holistic view of the company’s overall risk profile.

28

Back to Contents
Strategic	Operational

►  The strategic risk assessment utilizes a top-down approach, in which we annually discuss with senior executives the most critical risks that could prevent the company from achieving its strategic objectives.

►  We then summarize the top risks and present them to our GLT and our Board.

►  This update is designed to highlight the risks with the most potential to impact the business from a long-term strategic perspective.

►  The operational risk assessment is a bottoms-up process in which we gather feedback twice per year from functional leaders across the entire enterprise to gain an understanding of operational risks and related mitigation strategies across each business unit.

►  This provides us with a granular view that complements the findings from the broader strategic risk update.

Oversight of Human Capital Management

Our Board believes our success depends on the work of dedicated employees who embrace a shared sense of purpose and a culture of excellence. As such, our human capital objective is to make Gilead an employer of choice for the best talent in our industry. Our Compensation and Talent Committee has primary oversight responsibility for our strategies and policies related to human capital management, including with matters such as culture, talent recruitment, development and retention and employee engagement and effectiveness. Our Compensation and Talent Committee receives regular updates from our management regarding human capital management matters throughout the year.

TALENT DEVELOPMENT AND SUCCESSION PLANNING

Our Board is actively involved in talent development and succession planning for our GLT. Our Compensation and Talent Committee has responsibility for overseeing and making recommendations to our Board with respect to talent development and succession planning for the Chief Executive Officer and our other executive officers. In connection with these efforts, our Compensation and Talent Committee performs a formal evaluation of the performance of our GLT on an annual basis.

Oversight of Corporate Responsibility

Our corporate responsibility program is at the heart of our mission to provide innovative medicines to prevent and treat life-threatening illnesses. We are committed to operating in a manner that is environmentally sustainable and socially responsible, as we believe doing so is critical to the success of our business and our ability to generate long-term, shared value for all of our stakeholders. This commitment is reflected in our ongoing investment in our corporate responsibility program as well as the involvement of the highest levels of company leadership in the program.

Our Nominating and Corporate Governance Committee has primary responsibility for oversight of corporate responsibility matters, and receives regular reports from our Corporate Responsibility Committee. Our Corporate Responsibility Committee, which is comprised of key members of leadership, manages our corporate responsibility program and, in consultation with our GLT, sets and implements strategy, reporting and other initiatives to advance our program.

Oversight of Cybersecurity Matters

Our Board has established an oversight structure for monitoring the effectiveness of and risks related to the cybersecurity program. Our Audit Committee has primary responsibility for overseeing risks associated with our information systems and technology, including cybersecurity. On a quarterly basis, our Audit Committee receives reports from our Chief Information Security Officer (“CISO”), and the chair of our Audit Committee also meets with our CISO individually on a quarterly basis. On an annual basis, our Audit Committee receives an annual report regarding our information systems and technology and associated policies, processes and practices for managing and mitigating cybersecurity and technology-related risks, and our Board receives an annual report from the Audit Committee on risks related to cybersecurity events as part of an update on our ERM program. In addition to this regular reporting, significant cybersecurity events may also be escalated on an as-needed basis through the company’s organizational structure in accordance with our enterprise Incident Response Plan.

2025 Proxy Statement	29

Back to Contents

Our Stockholder Outreach and Engagement

Gilead recognizes the value of and is committed to engaging with our stockholders. We believe strong corporate governance includes proactive outreach and engagement with our stockholders on a regular basis throughout the year to better understand the issues that are important to them and relay stockholder feedback to our full Board to inform their decision making. This enables us to meaningfully and effectively address these matters and to drive improvements in our policies, communications and other areas. As part of our regular stockholder engagement program, our senior leadership team engages with investors on a variety of topics in a number of forums, including in quarterly earnings calls, investor and industry conferences, analyst meetings and individual corporate governance and corporate responsibility discussions with stockholders. In addition, our Lead Independent Director participates in select investor meetings and shares the investor views expressed in these meeting with the full Board.

OUR YEAR-ROUND STOCKHOLDER ENGAGEMENT PROGRAM

FALL 2024 ENGAGEMENT

In Fall 2024, we contacted stockholders representing approximately 55% of our outstanding shares to gain valuable insights on the issues that matter most to our stockholders.

Of those that we contacted, our engagement team led by our General Counsel and leadership from our Investor Relations, Executive Compensation, Corporate Responsibility and Office of Corporate Secretary teams met with stockholders representing approximately 43% of our outstanding shares.

Our Lead Independent Director and engagement team met with stockholders representing approximately 35% of our outstanding shares to provide a direct line of communication between our stockholders and the Board.

We gained constructive feedback during these engagements, which was shared with our Board and management. This ongoing feedback drives improvements in our governance policies and practices.

KEY TOPICS DISCUSSED WITH STOCKHOLDERS IN 2024:

Corporate Governance	Compensation and Human Capital	Corporate Responsibility

►  Board composition and refreshment, including Lead Independent Director transition and committee rotations

►  Board evaluations and skillsets

►  Board oversight of company strategy and risk areas

►  Leadership succession planning

	► Executive stock ownership guidelines ► Short-term and long-term incentive plan financial metric and target selection process ► Human capital management initiatives	► Health equity initiatives and product access ► Environmental initiatives, including approach to water usage and Scope 3 emissions ► Corporate responsibility report and disclosures

30

Back to Contents

Response to 2024 Stockholder Proposals:

Our stockholder outreach and engagement since our 2024 annual meeting of stockholders included discussion of the stockholder proposal requesting that the Board adopt a policy requiring the Company’s named executive officers to retain at least 25% of net-after tax shares of stock acquired through equity pay programs until reaching normal retirement age (at least age 60). This stockholder proposal received support from holders of more than 35% of shares represented at the meeting. Given this level of support, our engagement with stockholders on executive compensation matters included discussions on investor perspectives on this proposal. The majority of stockholders who engaged with us conveyed that they believed the Company’s existing stock ownership guidelines and the overall structure of our executive compensation program were market-aligned and effective in achieving the goal of fostering a close link between our executives’ interests with long-term performance, and that no retention policy modifications were warranted.

Our Board, through its Compensation and Talent Committee, regularly reviews the Company’s executive compensation program to confirm that we maintain robust policies that further align the interests of management and stockholders over the long-term, and will continue to monitor and evolve our compensation programs in alignment with market practices.

2025 Proxy Statement	31

Back to Contents

Board Leadership Structure

Combined Chairman and Chief Executive Officer

Our Board Guidelines enable our Board to choose a leadership structure that can be tailored to the strengths of Gilead’s officers and directors and best addresses Gilead’s evolving and highly complex business. This allows our Board to make changes in the leadership structure when the Board believes that such actions are in the best interests of the company and its stockholders. The independent directors of the Board review the Board leadership structure on a regular basis to ensure that it continues to serve the best interests of Gilead.

Lead Independent Director

Our Board Guidelines provide that the independent directors will designate a Lead Independent Director when the Chairperson is not an independent director. The role of Lead Independent Director at Gilead is modeled on the role of an independent Chairperson, helping to provide a strong, independent and active Board of Directors. Our Board regularly reviews its leadership structure to evaluate whether it remains appropriate for our company, and we continue to believe the robust duties of our Lead Independent Director empower our independent directors to provide guidance and effective oversight of management.

Roles and Responsibilities

As set forth in the Lead Independent Director Charter, the Lead Independent Director has clearly delineated and comprehensive duties, which are described further below:

►	Consulting with the Chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing company operations;
►	Consulting with the Chairperson regarding and approving the information, agenda and schedules of meetings of the Board of Directors and Board committees;
►	Chairing meetings of the Board of Directors when the Chairperson is not present or when otherwise appropriate, including all executive sessions of independent directors;
►	Facilitating the effective functioning of key Board committees and providing input on functioning of the committees, when required;
►	Advising the Chairperson as to the information necessary or appropriate for the independent directors to effectively and responsibly perform their duties and provide feedback on the quality, quantity and timeliness of information submitted by management;
►	Advising the Board of Directors and its committees on the retention of advisers and consultants who report directly to the Board of Directors;
►	Calling meetings of the independent directors, as appropriate;
►	Serving as chairperson of meetings of the independent directors;
►	Serving as principal liaison between the independent directors and the Chairperson and between the independent directors and senior management;
►	Ensuring that independent directors have adequate opportunities to meet and discuss issues in meetings of the independent directors;
►	Encouraging director participation by fostering an environment of open dialogue and constructive feedback among independent directors;
►	Communicating to management, as appropriate, the results of private discussions among independent directors;
►	Participating on ad-hoc committees established to deal with extraordinary matters, such as investigations and mergers and acquisitions;
►	Providing guidance on director succession and development;
►	Ensuring Board agendas provide the Board with the ability to periodically review and provide input on the company’s long-term strategy and to monitor management’s execution of the long term-strategy;
►	Serving as the independent directors’ representative in crisis situations, unless otherwise directed by the Board;
►	Monitoring conflicts of interest of all directors, including the Chairperson;
►	Participating in succession planning for the Chief Executive Officer and in talent retention and development programs for members of senior management;

32

Back to Contents
►	Responding to major stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairperson and other directors as the Lead Independent Director may deem appropriate;
►	Representing independent directors in communications with other stakeholders, as required; and
►	Performing such other duties as the Board of Directors may from time to time delegate.

The Lead Independent Director also frequently attends meetings of all our Board committees and leads our Board in conducting an annual assessment of our Board and the committees to evaluate their effectiveness. In addition, as required by our Board Guidelines, our independent directors meet without executive management on a regular basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Consistent with our commitment to robust engagement with our stockholders, the Lead Independent Director also participates in meetings with stockholders as part of our year-round stockholder engagement program.

The Lead Independent Director Charter is available on our website at www.gilead.com on the Investors page under “Governance.”

Daniel P. O’Day

Chairman of the Board

Our Board believes that it is currently in the best interests of Gilead and its stockholders for Mr. O’Day to serve as our Chief Executive Officer and Chairman of the Board because it positions Mr. O’Day to effectively drive future strategy and decision-making for our organization. In addition to public, private and non-profit board experience, Mr. O’Day has a track record of success in highly scientific and competitive therapeutic areas, deep understanding of the evolving healthcare environment around the world and unwavering commitment to driving innovation across all aspects of the business. As the individual with primary responsibility and accountability for managing our day-to-day operations, Mr. O’Day can provide unified leadership of Gilead and help to make sure that key business and strategic issues, risks and opportunities are brought to our Board’s attention in a way that prioritizes and makes the best use of our Board’s time.

Anthony Welters

Lead Independent Director

In 2024, the independent directors of our Board unanimously appointed Anthony Welters as our Lead Independent Director. Mr. Welters has served as a director since 2020 and currently serves as Chair of the Compensation and Talent Committee and a member of the Nominating and Corporate Governance Committee. Mr. Welters has extensive leadership experience in the health insurance and managed care industry, and he has demonstrated a commitment to delivering healthcare to underserved communities. He also has significant experience with corporate governance matters as a current and former director of other public company boards, including board leadership roles. In light of this extensive experience and his valued contributions to our Board and its committees, our Board believes Mr. Welters is well-positioned to provide strong leadership and oversight of Board matters, be an effective partner to our Chairman of the Board and foster effective collaboration among the directors.

2025 Proxy Statement	33

Back to Contents

Board Evaluations

Our Board believes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. Our Board and each of the committees conduct an annual evaluation of Board and committee performance, which is organized by our Nominating and Corporate Governance Committee and led by our Lead Independent Director. An overview of our 2024 annual evaluation process is provided below.

DEVELOPMENT OF ANNUAL EVALUATION PROCESS	WRITTEN SELF-ASSESSMENT	ONE-ON-ONE DISCUSSIONS	EVALUATION OF RESULTS
► Our Nominating and Corporate Governance Committee develops an annual self-evaluation process and prepares the questionnaires for our Board and the committees.	► Each director completes a written self-assessment evaluating the performance of the Board and their respective committees.	► Our Lead Independent Director and our Chairperson have one-on-one discussions with each director.

►  The full Board and each committee review and discuss the results from the written self-assessments.

►  Our Lead Independent Director shares the feedback from the one-on-one discussions with the full Board for discussion and consideration.

2024 Board and Committee Meetings; Attendance

All directors attended greater than 75% of the aggregate of all meetings of our Board and of the committees on which they served during the year ended December 31, 2024 (or the period for which they served in 2024), and on average we had a 98.4% attendance rate for such meetings.

On average, we had over a 98.4% attendance rate for our 2024 Board and committee meetings.	100% of our Board attended the 2024 annual meeting of stockholders.

The 2024 Board and committee membership and the number of meetings of our full Board and committees held in 2024 are shown in the table below:

	Board	Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee	Science Committee
Jacqueline K. Barton, Ph.D.
Jeffrey A. Bluestone, Ph.D.
Sandra J. Horning, M.D.
Kelly A. Kramer
Ted W. Love, M.D.
Harish Manwani
Daniel P. O’Day	Chairman
Javier J. Rodriguez
Anthony Welters	Lead Independent Director
Number of 2024 Meetings	6	8	5	5	4
Member	Chair

Our Board expects directors to attend our annual meetings of stockholders. All of our incumbent directors attended the 2024 annual meeting of stockholders.

34

Back to Contents

Committee Rotation and Selection Process

The selection of the committee chairs and members is reviewed by our Board annually by recommendation of the Nominating and Corporate Governance Committee. There are no fixed terms for committee chairs or membership. However, our Board recognizes that rotation may be appropriate at periodic intervals.

BOARD AND COMMITTEE REFRESHMENT IN 2024

►  Ted W. Love, M.D. was appointed to our Board in February 2024.

►  Anthony Welters was appointed as our Lead Independent Director, following the retirement of Kevin E. Lofton at the conclusion of his term at the 2024 annual meeting of stockholders.

►  Effective after the conclusion of the 2024 annual meeting of stockholders: (1) Dr. Love was appointed to the Audit Committee, (2) Mr. Welters was appointed as Chair of the Compensation and Talent Committee, and (3) Harish Manwani was appointed as Chair of the Nominating and Corporate Governance Committee.

2025 Proxy Statement	35

Back to Contents

Committees of Our Board of Directors

Our Board has an Audit Committee, a Compensation and Talent Committee, a Nominating and Corporate Governance Committee and a Science Committee. The charter for each of these committees is available on our website at www.gilead.com on the Investors page under “Governance.”

Audit Committee

2024 Meetings: 8 Current Members: Kelly A. Kramer (Chair); Ted W. Love, M.D.; Javier J. Rodriguez

Our Board has determined that all members of our Audit Committee are “independent directors” under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. Our Board has determined that Ms. Kramer and Mr. Rodriguez each qualify as an “audit committee financial expert,” as defined in applicable SEC rules.

Our Audit Committee oversees our corporate accounting, financial reporting process and systems of internal accounting and financial controls.

Among other responsibilities, our Audit Committee:

►	is directly responsible for the selection, appointment, retention, compensation, oversight and, where appropriate, the replacement of the independent registered public accounting firm (the “auditors”);
►	approves the engagement of proposed audit, review and attest services, as well as permissible non-audit services by our auditors;
►	evaluates the performance, independence and qualifications of the auditors;
►	reviews periodic reports prepared by the auditors regarding their internal quality control procedures and any material issues raised by internal quality control reviews or by inquiries or investigations by governmental or professional authorities;
►	monitors the rotation of audit partners on our engagement team and is involved in the selection of the lead audit partner;
►	meets with the auditors and our financial management to review the scope and cost of proposed audits and the audit procedures to be utilized, and, following the conclusion thereof, reviews the results of such audits, including any findings, comments or recommendations of the auditors;
►	discusses with the auditors and our financial and accounting management the scope, adequacy and effectiveness of our internal control over financial reporting, including the adequacy of the systems of reporting to our Audit Committee;

►	reviews the potential effect of regulatory and accounting developments on our consolidated financial statements;
►	reviews significant reporting issues or judgments made in connection with the preparation of our consolidated financial statements;
►	reviews and approves, in advance, or ratifies all related party transactions in accordance with applicable laws, SEC rules and Nasdaq requirements;
►	oversees the establishment and maintenance of disclosure controls and procedures;
►	reviews draft earnings releases and the financial statements to be included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the results of the annual audit and the results of the auditors’ review of our quarterly condensed consolidated financial statements;
►	meets with internal audit management to review and approve the annual internal audit plan and budget and to review the results of internal audit activities;
►	evaluates the performance and effectiveness of our internal audit function; and
►	oversees our management of risks associated with financial and accounting systems, accounting policies, public reporting, investment strategies and cybersecurity, including the periodic review with management of our efforts to identify and mitigate such risks.

We have established procedures for the confidential submission of employee concerns under our Complaint Procedure and Non-Retaliation Policy. Our Audit Committee receives quarterly reports from management on all complaints regarding accounting, internal accounting controls or auditing matters made under our Complaint Procedure and Non-Retaliation Policy.

Our Audit Committee regularly meets in executive session and in private sessions with each of our Chief Financial Officer, our Vice President of Internal Audit and representatives of Ernst & Young LLP, and from time to time, our Chief Ethics and Compliance Officer and our Chief Accounting Officer and Corporate Controller, during which candid discussions regarding financial management, legal, accounting, auditing and internal control matters take place.

36

Back to Contents

Compensation and Talent Committee

2024 Meetings: 5 Current Members: Anthony Welters (Chair); Jacqueline K. Barton, Ph.D.; Kelly A. Kramer, Harish Manwani

Our Board has determined that all members of our Compensation and Talent Committee are independent directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The members of our Compensation and Talent Committee are “non-employee directors” as determined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Our Compensation and Talent Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs.

Among other responsibilities, our Compensation and Talent Committee:

►	takes any and all actions that may be taken by the Board with respect to the compensation level of our executive officers, including but not limited to the development of compensation policies and the review of compensation arrangements;
►	oversees the administration and review of our compensation plans;
►	evaluates the performance of our Chief Executive Officer, and reviews and approves the Chief Executive Officer’s compensation, subject to ratification by the independent directors of the Board;
►	reviews and approves the compensation arrangements for our other executive officers;
►	oversees talent management and succession planning with respect to our Chief Executive Officer and other executive officers, and recommends a succession plan for such officers on an annual basis;
►	establishes the stock ownership guidelines applicable to executive officers and recommends stock ownership guidelines applicable to the non-employee Board members;

►	assesses whether our compensation practices present risks that could have a material adverse effect upon us or could otherwise encourage unnecessary or excessive risk-taking;
►	oversees our strategies and policies related to human capital management, including with respect to matters such as inclusion, workplace environment and culture, talent recruitment, development and retention, and employee engagement and effectiveness;
►	reviews and discusses the “Compensation Discussion and Analysis” included in our Proxy Statement for each annual meeting;
►	reviews the results of the most recent stockholder advisory vote on executive compensation and oversees our submissions to stockholders on executive compensation matters; and
►	appoints, determines the compensation of and oversees the independent compensation advisers retained by the Compensation and Talent Committee.

In compliance with the committee charter, our Compensation and Talent Committee may delegate any of its responsibilities to subcommittees, so long as such actions are ratified by the Compensation and Talent Committee as a whole.

Our Compensation and Talent Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. Our Compensation and Talent Committee has retained Frederic W. Cook & Co., Inc., a national compensation consulting firm, as its independent compensation consultant. See Role of Compensation Consultant on page 64.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation and Talent Committee who served during 2024 is currently or has been, at any time since our formation, one of our officers or employees. During 2024, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation and Talent Committee. None of the members of our Compensation and Talent Committee who served during 2024 currently has or has had any relationship or transaction requiring disclosure pursuant to Item 404 of Regulation S-K.

2025 Proxy Statement	37

Back to Contents

Nominating and Corporate Governance Committee

2024 Meetings: 5 Current Members: Harish Manwani (Chair); Sandra J. Horning, M.D.; Anthony Welters

Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent directors under the criteria specified by applicable listing rules of Nasdaq and our Board Guidelines.

Our Nominating and Corporate Governance Committee oversees the corporate governance policies and practices of the company, including Board and committee structure and nominations, and monitors the compliance functions managed by the Chief Ethics and Compliance Officer.

Among other responsibilities, our Nominating and Corporate
Governance Committee:

►	develops and periodically reviews the desired qualifications of members of the Board and its committees;
►	evaluates the need for refreshment and succession planning for the Board and, as appropriate, leads the search for individuals qualified to become members of the Board;
►	recommends director nominees to the Board to be presented for stockholder approval at the annual meeting of stockholders;
►	reviews the Board’s leadership structure and recommends changes as appropriate, including a recommendation to the independent directors regarding the appointment of our Lead Independent Director;
►	reviews the Board’s committee structure and recommends directors to serve as members and chairpersons of each committee for the Board’s approval;
►	determines on an annual basis the members of the Board who meet the independence requirements and members of the Audit Committee who meet the financial expert requirements;

►	reviews our corporate governance policies and practices and recommends new policies and changes to existing policies for the Board’s approval;
►	develops an annual self-evaluation process for the Board and its committees and, as appropriate, makes recommendations to the Board regarding its findings;
►	monitors risks related to corporate governance matters and certain other non-financial or non-compensation-related risks;
►	oversees our company’s stockholder engagement program;
►	approves the appointment and removal of the Chief Ethics and Compliance Officer and meets periodically with the Chief Ethics and Compliance Officer to monitor the company’s compliance program;
►	oversees ESG matters and receives periodic reports on our ESG program; and
►	reviews our political expenditure policies and expenditures, including payments to trade associations.

Our Nominating and Corporate Governance Committee regularly meets in executive session with our Chief Ethics and Compliance Officer as part of its oversight of the company’s compliance program.

We have established procedures for the confidential submission of employee concerns under our Complaint Procedure and Non-Retaliation Policy. Our Nominating and Corporate Governance Committee receives quarterly reports from management on complaints made under our Complaint Procedure and Non-Retaliation Policy (other than those relating to accounting, internal accounting controls or auditing matters, which are reported to our Audit Committee).

38

Back to Contents

Science Committee

2024 Meetings: 4 Current Members: Sandra J. Horning, M.D. (Chair); Jacqueline K. Barton, Ph.D.; Jeffrey A. Bluestone, Ph.D.

Our Science Committee oversees, on behalf of our Board, our research and development strategy, including with respect to our commercial portfolio and clinical programs and the capabilities of our products and product candidates.

Among other responsibilities, our Science Committee:

►	advises our Board on the direction of and progress made towards our research and development strategy;
►	assesses the quality of our commercial portfolio and clinical programs, and evaluates potential opportunities to enhance our portfolio and programs through opt-in programs, collaborations and other strategic transactions;

►	monitors the status, progress and outcomes of our key clinical trials; and
►	reviews the potential effect of developments in the competitive scientific landscape and emerging science trends on our commercial portfolio and clinical programs.

Executive Sessions

As required by our Board Guidelines, our independent directors meet in regularly scheduled executive sessions at which only they are present. Our Lead Independent Director presides over these executive sessions. At these executive sessions, the independent directors review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Additionally, executive sessions may be convened by the Lead Independent Director at his discretion and will be convened if requested by any other independent director.

Board Processes

Director Orientation and Continuing Education

We have an orientation process for our Board members that is designed to familiarize new directors with various aspects of our business, including our strategy, operations, finances, risk management processes, compliance program and governance practices. Each member of our Board is encouraged to participate in education programs to assist them in performing the director’s responsibilities and shall complete any and all continuing education requirements mandated by the SEC or Nasdaq.

In 2024, our Board members attended an in-person continuing education session led by an external law firm about recent corporate governance developments and best practices in activism preparedness. Among other topics, the session included a review of Board fiduciary duties and the duty of Board monitoring and oversight.

Stockholder Communications with Our Board

Stockholders may communicate with our Board by sending a letter to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. Our Corporate Secretary reviews all communications from stockholders, but may, in her sole discretion, disregard any communication that she believes is not: related to our business; within the scope of our responsibility; credible; or material or potentially material.

If deemed an appropriate communication, the Corporate Secretary will submit the stockholder communication to the member of our Board addressed in the communication and to our Lead Independent Director. We maintain a “Stockholders Communications with the Board” policy that outlines the applicable procedures and is available on our website at www.gilead.com on the Investors page under “Governance.”

2025 Proxy Statement	39

Back to Contents

Certain Relationships and Related Person Transactions

Indemnity Agreements

We enter into indemnity agreements with each of our executive officers (including our Named Executive Officers) and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the full extent permitted under Delaware law and our bylaws.

Policies and Procedures

Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, in advance, all related person transactions. Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members, and transactions include any transaction or arrangement in which the amount involved exceeds $120,000 and where the company or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. The responsibility for reviewing and approving such transactions is set forth in writing in the Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at www.gilead.com on the Investors page under “Governance.”

To assist us in identifying related person transactions, each year we require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their immediate family members have a material interest.

Conflicts of Interest

We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee determines, on an annual basis, which members of our Board meet the definition of independent director under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The obligation for this determination is set forth in writing in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.gilead.com on the Investors page under “Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

No Related Person Transactions and Conflicts of Interest

There were no related person transactions or conflicts of interest involving directors or executive officers from January 1, 2024 through March 27, 2025 (the filing date of this Proxy Statement). Approval of any related person transaction or conflict of interest would require approval of the applicable Board committee (as described above) or the full Board.

Code of Ethics

Our Code of Ethics establishes the corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. Our Code of Ethics supports our commitment to maintaining the highest standards of legal and ethical conduct and includes our expectations with respect to topics such as inclusion, human rights, anti-harassment and anti-bullying, international trade, intellectual property and political activity. The Code of Ethics is available on our website at www.gilead.com on the Investors page under “Governance.” Any person who becomes aware of any possible non-compliance with laws, regulations, our Code of Ethics or any other Gilead policy is responsible for notifying a member of management or the legal department. We have also implemented an Ethics Hotline through which concerns can be raised confidentially. We investigate all reports promptly, and we do not tolerate retaliation against anyone making reports in good faith or assisting in investigations of possible violations.

40

Back to Contents

Compensation of Non-Employee Board Members

The members of our Board play a critical role in guiding our strategic direction and overseeing our management. In light of the demanding nature of the role and responsibilities of a public company board, including the time commitment and risks associated with board service, the market for highly qualified and experienced individuals who are capable of serving as the directors of a large public company has remained highly competitive.

These dynamics make it imperative that we provide a competitive compensation program for our non-employee directors. Such directors are accordingly compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees, and receive a combination of annual cash retainers, with additional cash retainers for Lead Independent Director and Board committee chair service, and annual equity awards in the form of stock options and restricted stock unit awards. In addition, our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and committee meetings and related activities. Our employee directors do not receive additional compensation for their service on our Board.

Our Compensation and Talent Committee reviews our non-employee director compensation program on an annual basis with its independent advisor, FW Cook. The review includes a comparison of our program to the ten-company peer group used by Gilead for benchmarking executive compensation as detailed on page 64. Any recommended changes to our program are then presented to the independent members of our Board for their consideration and approval.

Cash Payments and Equity Awards

The following table sets forth the compensation arrangements for our non-employee Board members during 2024:

2024 NON-EMPLOYEE BOARD MEMBER COMPENSATION

(1)	The number of shares of our common stock subject to the option portion of the annual equity award is calculated by dividing $150,000 by the fair value of the option on the grant date, with any fractional share rounded down to the next whole share. The fair value of the option award is based on a Black-Scholes option valuation model. The number of shares of our common stock subject to the restricted stock unit portion of the annual equity award is calculated by dividing $150,000 by the closing market price per share of our common stock on the award date, with any fractional share rounded down to the next whole share.
(2)	The Lead Independent Director, committee chairs and other committee members do not receive any additional equity awards for their Lead Independent Director or committee service.
(3)	A non-employee Board member’s actual cash retainer is equal to the aggregate of his or her annual cash retainer for Board service ($75,000) plus his or her additional cash retainers for service as Lead Independent Director or one or more Board committees (e.g., if the Audit Committee Chair also serves as a member on the Compensation and Talent Committee, the total dollar amount of the cash retainer will be $135,000). In addition, the cash retainer amounts presented in the table represent the annualized amounts payable to a non-employee Board member. Actual payments were made on a quarterly, pro-rated basis.
(4)	The Lead Independent Director receives an additional retainer of $75,000 should the Lead Independent Director not serve on any committees of the Board or $45,000 should the director serve on a committee (in addition to any retainer amounts for committee service).

2025 Proxy Statement	41

Back to Contents

Deferred Compensation Plan

Our Deferred Compensation Plan allows our non-employee directors to defer all or a portion of their cash retainer each year. The deferred amount may either be immediately converted into phantom shares of our common stock or invested in a designated group of investment funds, neither of which results in above-market interest under applicable SEC disclosure rules. To the extent that a non-employee director elects to defer his or her cash retainer into phantom shares, the resulting number of phantom shares will be determined by dividing the deferred amount by the fair market value per share of our common stock on the conversion date. The resulting number of phantom shares will be paid out in actual shares of our common stock at the end of the deferral period. If the non-employee director elects to defer his or her retainer into investment funds, then he or she may select from among the investment funds available under the Deferred Compensation Plan. These investment funds are substantially the same as those available under our broad-based Section 401(k) employee savings plan.

A non-employee director may elect to receive his or her deferred account balance at a designated age that is no earlier than age 50 and no later than age 75, or on the date of his or her cessation of Board service or on the second or fifth anniversary of that cessation date, in a lump sum or in annual installments over a period not to exceed 10 years. An early distribution is permitted in the event of a financial hardship. In the event of the non-employee director’s death, an account balance will be distributed in a lump sum to the non-employee director’s designated beneficiary.

Stock Ownership Guidelines

We have stock ownership guidelines to encourage our non-employee directors to retain a significant portion of their shares of our common stock. These stock ownership guidelines require our non-employee directors to hold shares of our common stock with an aggregate fair market value equal to or greater than five times their annual cash retainer. This guideline is to be achieved over a five-year period, measured from the date the non-employee director first joins our Board. As of December 31, 2024, all members of our Board were in compliance.

Terms of Equity Awards

The stock options granted to our non-employee directors each have an exercise price equal to the fair market value per share of our common stock on the date of grant (based on the closing market price for our common stock on that date as reported on the Nasdaq Global Select Market). Each stock option has a maximum term of 10 years, subject to earlier termination three years after the non-employee director’s cessation of Board service. Stock option and restricted stock unit awards granted to non-employee directors vest immediately upon grant. Initial equity awards for new non-employee directors are prorated based on the number of days remaining in the compensation period in which they commence Board service. The shares that vest under restricted stock unit awards may, pursuant to a director’s advance election, be subject to a deferred issuance in up to five annual installments following his or her cessation of Board service.

42

Back to Contents
2024 Director Compensation

The table below summarizes the compensation paid by us to non-employee Board members for the 2024 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)		Stock Awards(3)(4)	Option Awards(4)(5)	All Other Compensation(6)	Total
Jacqueline K. Barton, Ph.D.	$115,000		$149,965	$149,995	$15,000	$429,960
Jeffrey A. Bluestone, Ph.D.	$95,000	(7)	$149,965	$149,995	$15,000	$409,960
Sandra J. Horning, M.D.	$130,000	(7)	$149,965	$149,995	$—	$429,960
Kelly A. Kramer	$135,000		$149,965	$149,995	$—	$434,960
Kevin E. Lofton	$68,730		$—	$—	$—	$68,730
Ted W. Love, M.D.	$81,448		$189,369	$189,440	$15,000	$475,257
Harish M. Manwani	$124,754		$149,965	$149,995	$—	$424,714
Javier J. Rodriguez	$95,000		$149,965	$149,995	$—	$394,960
Anthony Welters	$159,303		$149,965	$149,995	$15,000	$474,263

(1)	On May 8, 2024, Kevin Lofton retired from our Board. As of December 31, 2024, Mr. Lofton did not hold any stock options nor any RSUs.
(2)	Represents cash retainer for serving on our Board and committees of the Board for the full year ended December 31, 2024 including a pro-rated cash retainer for Mr. Lofton’s service as Chairman of the Board for the period from January 1, 2024 to May 8, 2024.
(3)	Represents RSU awards granted in 2024 under our 2022 Equity Incentive Plan (the “2022 Plan”) including: (a) an award of 512 RSUs granted to Dr. Love on February 2, 2024 upon his appointment to the Board, and (b) 2,310 RSUs granted to each Board member on May 8, 2024 and vested immediately on the same date, except Mr. Lofton who did not receive an RSU award in 2024. Market values are calculated by multiplying the number of shares of our common stock subject to the award by the closing price per share of our common stock of $76.96 and $64.92 on the award dates of February 2, 2024 and May 8, 2024, respectively.
(4)	The following table shows, for each named individual, the aggregate number of stock awards and option awards held by that individual as of December 31, 2024:

Name	Aggregate Stock Awards Outstanding as of December 31, 2024(a)	Aggregate Option Awards Outstanding as of December 31, 2024
Jacqueline K. Barton, Ph.D.	4,553	84,686
Jeffrey A. Bluestone, Ph.D.	4,197	49,216
Sandra J. Horning, M.D.	7,801	65,060
Kelly A. Kramer	17,594	98,554
Ted W. Love, M.D.	—	15,644
Harish M. Manwani	—	82,567
Javier J. Rodriguez	—	62,004
Anthony Welters	—	61,055

(a)	Aggregate stock awards include vested RSUs for which receipt of the underlying shares of our common stock has been deferred. RSUs accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding RSUs. Dividend equivalents are accumulated and paid in cash when the underlying shares are issued.

(5)	Represents the grant-date fair value of the stock option awards comprised of: (a) 2,996 options with an exercise price of $76.96 per share granted to Dr. Love on February 2, 2024. which vested immediately on the same date, and (b) 12,648 options with an exercise price of $64.92 per share granted to each serving Board member on May 8, 2024 under the 2022 plan and vested immediately on the same date, except Mr. Lofton who did not receive a stock option award in 2024. The applicable grant-date fair value of each award was calculated in accordance with Topic 718. Assumptions used in the calculation of grant-date fair value are set forth in Note 14 to our Consolidated Financial Statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K for such fiscal year filed with the SEC.
(6)	Represents matching donations made by us to a charitable organization of $15,000 on behalf of each of Dr. Barton, Dr. Bluestone, Dr. Love, and Mr. Welters.
(7)	Dr. Horning and Dr. Bluestone elected to defer retainer fees of $130,000 and $95,000, respectively, as a cash deferral under our Deferred Compensation Plan.

2025 Proxy Statement	43

Back to Contents

Audit Matters

PROPOSAL

2

Ratification of the Selection of Independent Registered Public Accounting Firm

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987.

Our Board unanimously recommends a vote “FOR” Proposal 2.

Annual Evaluation and Selection of Independent Auditor

To help support continuing auditor independence, our Audit Committee annually reviews Ernst & Young LLP’s independence and performance in connection with the Committee’s determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In the course of these reviews, our Audit Committee considers, among other things:

►	Ernst & Young LLP’s historical and recent performance on the Gilead audit;
►	Ernst & Young LLP’s institutional knowledge and expertise regarding Gilead’s global business, accounting policies and practices and internal control over financial reporting;
►	the professional qualifications of Ernst & Young LLP, the lead audit partner and other key engagement partners;
►	Ernst & Young LLP’s disclosures related to audit quality and performance, including recent Public Company Accounting Oversight Board (the “PCAOB”) inspections;
►	the appropriateness of Ernst & Young LLP’s audit fees, including the fees that Ernst & Young LLP receives for non-audit services;
►	the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; and
►	the potential impact of changing our independent registered public amounting firm.

Based on this evaluation, our Audit Committee has determined that Ernst & Young LLP is independent and that it is in the best interests of Gilead and its stockholders to continue to retain Ernst & Young LLP to serve as our independent auditors for the 2025 fiscal year.

Rotation of Lead Audit Partner

The Audit Committee requires the lead audit partner to be rotated at least every five years in accordance with PCAOB rules. The process for selection of Gilead’s lead audit partner pursuant to this rotation involves a meeting between the Chair of our Audit Committee and the candidate for the role as well as discussion by the full Audit Committee and management. Our last rotation of lead audit partner was in 2023.

44

Back to Contents

Principal Accountant Fees and Services

Our Audit Committee is responsible for audit firm compensation. The aggregate fees billed or expected to be billed by Ernst & Young LLP for the years ended December 31, 2024 and 2023 for the professional services described below are as follows:

Name	2024	2023
Audit Fees(1)	$15,199,417	$12,348,000
Audit-Related Fees(2)	$11,235	$12,818
Tax Fees(3)	$2,120,267	$1,344,657
All Other Fees(4)	$177,500	$400,000
Total	$17,508,419	$14,105,475
(1)	Represents fees related to the respective year’s (i) integrated audit of our consolidated financial statements and internal control over financial reporting, (ii) review of our interim condensed consolidated financial statements, and (iii) audit services for other statutory or regulatory filings or engagements.
(2)	Represents fees for other assurance and related services rendered during the respective year.
(3)	Represents fees for domestic and international tax compliance and tax consultation services rendered during the respective year.
(4)	Represents fees for miscellaneous permitted advisory services rendered during the respective year, including system pre-implementation services.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by Ernst & Young LLP would not affect their independence.

Pre-Approval Policy and Procedures

To minimize relationships that could impair the objectivity of Ernst & Young LLP, our Audit Committee adopted policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. Under this policy, our Audit Committee must pre-approve all services provided by Ernst & Young LLP, and the policy prohibits the engagement of Ernst & Young LLP for certain specified services. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is a persuasive business reason for using Ernst & Young LLP over other providers. The policy provides that, as a general rule of thumb, the fees for these other services should be less than 25% of total audit fees. Pre-approval may be given as part of our Audit Committee’s approval of the scope of Ernst & Young LLP’s engagement or on an explicit case-by-case basis before Ernst & Young LLP is engaged to provide each service. The pre-approval of services may be delegated by our Audit Committee to a member of the Audit Committee. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in the best interests of Gilead and our stockholders.

2025 Proxy Statement	45

Back to Contents

Audit Committee Report

Our Audit Committee is composed of three directors and operates under a written charter adopted by the Board of Directors. Our Board has determined that all members of our Audit Committee are “independent” directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. Management has the primary responsibility for the financial statements, the reporting process and the system of internal control over financial reporting.

Our Audit Committee is responsible for the selection, appointment, retention, compensation and oversight of Gilead’s independent registered public accounting firm, Ernst & Young LLP. Our Audit Committee reviewed and discussed with Ernst & Young LLP the auditors’ independence from Gilead and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and our Audit Committee has discussed with Ernst & Young LLP its independence from Gilead. We also considered whether Ernst & Young LLP’s provision of non-audit services to Gilead is compatible with the auditor’s independence.

We adopted auditor independence policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is an appropriate business reason for using Ernst & Young LLP over other providers. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Our Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2024 with management and Ernst & Young LLP. Our Audit Committee has reviewed and discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC.

Based upon these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Gilead’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. Our Board has approved this inclusion.

Audit Committee

Kelly A. Kramer, Chair
Ted W. Love, M.D.
Javier J. Rodriguez

46

Back to Contents

Executive Officers

The names of our executive officers who are not also directors of Gilead and certain information about each of them as of March 27, 2025 are set forth below.

See Mr. O’Day’s biography above under “Nominees” on page 25.

Dietmar Berger, M.D., Ph.D.
Age: 62 Joined Gilead: 2025 Position: ► Chief Medical Officer

►  Dr. Berger serves as Gilead’s Chief Medical Officer, responsible for the company’s leading virology, oncology and inflammation pipeline, as well as its global development and medical affairs organizations. Together with the leadership team, he works to advance clinical development strategies and programs with the goals of changing the trajectory of disease and transforming care for patients and communities around the world.

►  Dr. Berger is a board-certified internist, hematologist and oncologist with more than 25 years of extensive experience in developing and delivering innovative medicines across a broad range of therapeutic areas.

►  He joined Gilead in 2025 after serving as Senior Vice President and Global Head of Development at Sanofi, where he led clinical development for therapeutic areas that included immunology, hematology, oncology, neuroscience, rare diseases, diabetes and cardiovascular medicine. Prior to Sanofi, Dr. Berger served as Executive Vice President and Global Head of Research & Development at Atara Biotherapeutics, as well as development and medical affairs roles at Genentech, Bayer Healthcare Pharmaceuticals and Amgen. He is Professor of Medicine at the University of Freiburg Hospital in Freiburg, Germany.

►  He completed his medical training in Freiburg, Germany; Basel, Switzerland; and Chicago and holds a M.D. and Ph.D. from the Albert-Ludwigs University School of Medicine.

►  He currently serves on the board of directors of Arcus Biosciences, Inc. in connection with its partnership with Gilead.

Andrew D. Dickinson
Age: 55 Joined Gilead: 2016 Position: ► Chief Financial Officer

►  Mr. Dickinson serves as Gilead’s Chief Financial Officer, responsible for the oversight of the company’s global finance, corporate development, information technology, operations and strategy organizations.

►  Mr. Dickinson joined Gilead in 2016 and prior to his current role served as head of the company’s corporate development and strategy group. In that role, Mr. Dickinson drove all of Gilead’s licensing, partnership and acquisition transactions and guided investments into new areas. Prior to his tenure at Gilead, Mr. Dickinson was the global Co-Head of Healthcare Investment Banking at Lazard. Earlier in his career, he served as General Counsel and Vice President of Corporate Development at Myogen, Inc., which was acquired by Gilead in 2006.

►  Mr. Dickinson received his bachelor’s degree in molecular, cellular and developmental biology from the University of Colorado at Boulder and his law degree from Loyola University of Chicago.

►  He currently serves on the board of directors for Galapagos NV in connection with its partnership with Gilead. Mr. Dickinson also serves on the board of directors of Sutter Health, a non-profit hospital system based in California, and previously served on the board of directors of the Fosun Pharma and Kite joint venture in China, which was established in 2017.

2025 Proxy Statement	47

Back to Contents
Johanna Mercier
Age: 55 Joined Gilead: 2019 Position: ► Chief Commercial Officer

►  Ms. Mercier serves as Gilead’s Chief Commercial Officer, with responsibility for the global commercialization of all the company’s medicines throughout the product lifecycle. Under her leadership, Gilead works to ensure that patients around the world have access to the company’s transformational medicines.

►  Ms. Mercier joined Gilead in 2019 after 25 years at Bristol-Myers Squibb, where she served in a number of executive leadership positions, gaining broad experience across geographies and in all aspects of the commercial business.

►  Ms. Mercier holds a bachelor’s degree in biology from the University of Montreal and an MBA from Concordia University.

►  She currently serves on the board of directors of Neurocrine Biosciences, Inc. and the University of Southern California’s Leonard D. Schaeffer Center for Health Policy and Economics. She also serves on the board of directors of Arcus Biosciences, Inc. in connection with its partnership with Gilead.

Deborah H. Telman
Age: 60 Joined Gilead: 2022 Position: ► Executive Vice President, Corporate Affairs and General Counsel

►  Ms. Telman serves as Executive Vice President of Corporate Affairs and General Counsel, with responsibility for Gilead’s Government Affairs and Policy, Public Affairs, Legal and Compliance functions.

►  Ms. Telman joined Gilead in 2022 and prior to her current role, she served as Executive Vice President, General Counsel and Corporate Secretary at Organon, a women’s healthcare company, building out the Legal, Ethics and Compliance, and Environmental Health and Safety organizations following the company’s separation from Merck. Prior to joining Organon, Ms. Telman was the Senior Vice President, General Counsel and Corporate Secretary at Sorrento Therapeutics, a clinical stage biopharmaceutical company. Over the course of her more than 25-year career, Ms. Telman has provided legal counsel both in an in-house capacity and in private practice, including experience in global mergers and acquisitions, governance and litigation.

►  She received her Juris Doctor degree from Boston University School of Law and a bachelor’s degree in mathematics from the University of Pennsylvania.

►  Ms. Telman currently serves on the board of directors of AtriCure, Inc., a medical tech company focused on the treatment of atrial fibrillation and related conditions, as well as on the board of directors of Chicago Humanities Festival.

48

Back to Contents

Executive Compensation

PROPOSAL

3

Advisory Vote to Approve the Compensation of Our Named Executive Officers

Based upon a vote of stockholders at our 2024 annual meeting of stockholders, and following our Board’s recommendation for an annual advisory vote to approve the compensation of the Named Executive Officers, we are providing stockholders with an advisory vote to approve the compensation of our Named Executive Officers. Although the vote is non-binding, our Board and Compensation and Talent Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We encourage our stockholders to read the Compensation Discussion and Analysis, beginning on page 50, which describes the details of our executive compensation program and the decisions made by the Compensation and Talent Committee in 2024. Our 2024 corporate achievements are described under “Corporate Performance Metrics and Achievements for 2024” in the Compensation Discussion and Analysis.

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the Named Executive Officers in this Proxy Statement:

“RESOLVED, that Gilead’s stockholders hereby approve the compensation paid to Gilead’s executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement.”

The vote on this resolution is not intended to address any specific element of compensation. Rather the vote relates to the compensation of the Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Under our Board’s policy of providing annual advisory votes on executive compensation, the next such vote is expected to occur at the 2026 annual meeting of stockholders.

Our Board unanimously recommends a vote “FOR” Proposal 3.

2025 Proxy Statement	49

Back to Contents

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the components of our executive compensation program and the 2024 decisions of the Compensation and Talent Committee of our Board (our “Compensation and Talent Committee” or “Committee”) for our 2024 Named Executive Officers (or “NEOs”), who were:

Daniel P. O’Day Chairman and Chief Executive Officer (“Chief Executive Officer” or “CEO”)	Andrew D. Dickinson Chief Financial Officer	Johanna Mercier Chief Commercial Officer	Merdad V. Parsey, M.D., PH.D. Chief Medical Officer(1)	Deborah H. Telman Executive Vice President, Corporate Affairs and General Counsel
(1)	As previously announced, Dr. Parsey stepped down from his role as Chief Medical Officer on January 2, 2025. Dietmar Berger, M.D., Ph.D. was appointed to succeed Dr. Parsey as Chief Medical Officer. Dr. Parsey has agreed to remain with the Company as a Senior Advisor through April 1, 2025, at which point his employment with the Company will be terminated without cause.

2024 Business Highlights

2024 was marked by notable progress in our clinical pipeline and strong financial results. We made tremendous advances across our industry-leading HIV portfolio to expand options for treatment and prevention. Lenacapavir, an unparalleled long-acting option for both treatment and pre-exposure prophylaxis (“PrEP”), has the potential to fundamentally change the HIV epidemic following an extraordinary year of clinical readouts. We have continued to make progress in oncology, including strong clinical advances across our cell therapy portfolio. We marked a major milestone with the FDA approval of Livdelzi® for the treatment of primary biliary cholangitis (“PBC”), a rare liver disease. This is the sixth transformational therapy we have brought to market since 2019 as measured towards our corporate ambition to bring ten transformational therapies to market by 2030. We entered 2025 with momentum as we anticipate extending our leadership in HIV treatment and prevention and further advancing our diversified portfolio.

ACCELERATING INNOVATION AND ADVANCING LEADERSHIP IN HIV

In 2024, we continued to make important advances with our HIV portfolio and had strong commercial execution, including expanding the market leadership of Biktarvy®, a once-a-day pill. Biktarvy now commands over half of the U.S. market share for HIV treatment, with consecutive growth in the U.S. in every quarter since its launch in 2018.

Lenacapavir, which was named the 2024 Breakthrough of the Year by Science Magazine, is the foundation of Gilead’s future HIV treatment and prevention portfolio. In December 2024, we completed the New Drug Application with the FDA seeking approval of twice-yearly lenacapavir for HIV PrEP. The submission was supported by data from the Phase 3 PURPOSE 1 and PURPOSE 2 trials, which showed that 100% and 99.9%, respectively, of lenacapavir participants did not acquire HIV. This corresponds to a 100% (PURPOSE 1) and 96% (PURPOSE 2) risk reduction versus background HIV incidence (primary endpoint), supporting the NDA filing. The FDA granted Breakthrough Therapy designation to lenacapavir for PrEP, which is intended to expedite the review of new drugs that may demonstrate substantial improvement over available therapy. We anticipate an FDA decision in June 2025.

50

Back to Contents

Given the transformative potential of lenacapavir, Gilead is committed to ensuring it is accessible to those who need it most. In 2024, we signed royalty-free voluntary licensing agreements to manufacture and supply generic lenacapavir for use in 120 high-incidence, resource-limited countries to enable these countries to quickly introduce high-quality, low-cost versions of lenacapavir for HIV prevention, if approved. We are also advancing programs for the use of lenacapavir in combination with other investigational therapies to expand long-acting treatment options.

$19.6 BILLION	+8%
2024 HIV Portfolio Sales	Increase compared to 2023

STRENGTHENING AND EVOLVING OUR ONCOLOGY PORTFOLIO

In 2024, we marked the milestone of 80,000 patients treated with a Gilead or Kite oncology therapy as we continued to focus our oncology portfolio on the most promising treatments for the future.

We remain the global leader in cell therapy with unparalleled manufacturing performance. We advanced our leadership in manufacturing by reducing the median turnaround time for Yescarta® in the U.S. from 16 to 14 days. For patients with aggressive blood cancers, every day is critical. In 2024, we initiated programs intended to extend the reach of cell therapies and made progress toward moving into new disease areas and indications with next-generation therapies.

In breast cancer, Trodelvy® has remained the leading regimen in the U.S. and Europe for second-line metastatic triple-negative breast cancer (“mTNBC”) with growing adoption in the pre-treated HR+/HER2- metastatic breast cancer setting. Trodelvy received FDA Breakthrough Therapy designation for extensive-stage small cell lung cancer whose disease has progressed on or after platinum-based chemotherapy. Additionally, Trodelvy is being evaluated for potential indications in other breast cancers, lung cancers and other solid tumors, including Phase 3 trials in first-line mTNBC. Trodelvy is currently approved in more than 50 countries.

We continue to broaden our oncology portfolio through both internal innovation and external collaborations, closing 2024 with 29 clinical stage and 28 preclinical programs. We continued our relationship with Arcellx, with data from anitocabtagene autoleucel (“anito-cel”), a BCMA-directed CAR T-cell investigational therapy co-developed with Arcellx, showing durable responses in patients with relapsed or refractory multiple myeloma.

$3.3 BILLION	+12%
2024 Oncology Portfolio Sales	Increase compared to 2023

EXPANDING OUR IMPACT IN LIVER DISEASE

2024 was a year of continued strength and new opportunities with respect to our goal of helping people impacted by liver disease. Our viral hepatitis portfolio showed steady growth driven by a higher demand for therapies.

Following the acquisition of CymaBay Therapeutics, we received FDA accelerated approval for Livdelzi, a highly differentiated therapy for primary biliary cholangitis, a rare, chronic inflammatory liver disease primarily affecting women. Livdelzi received FDA Breakthrough Therapy designation as well as Orphan Drug designation. After a strong launch in the U.S., Livdelzi was granted conditional marketing authorization by the European Commission in February 2025. Seladelpar is the only medicine for PBC to demonstrate statistically significant and durable improvements in both the biomarkers associated with disease progression and pruritus, or chronic itch – and late 2024 demand for the medication exceeded internal expectations.

$3.0 Billion	+9%
2024 Liver Disease Portfolio Sales	Increase compared to 2023

2025 Proxy Statement	51

Back to Contents
DELIVERING FINANCIAL RESULTS THAT POSITION US TO BUILD LONG-TERM SHAREHOLDER VALUE

Gilead achieved strong financial performance in 2024, driven by the above clinical pipeline results, strong commercial execution, and our ongoing commitment to disciplined expense management. Financial highlights for 2024 include:

$28.6 BILLION	$5.1 BILLION
2024 Total Product Sales, exceeded our initial guidance of between $27.1 billion and $27.5 billion	Returned to shareholders through dividends and share repurchases

Our financial performance and the strength of our business resulted in a 19% total shareholder return in 2024. We exceeded the total shareholder return achieved by both our compensation peer group and the Nasdaq Biotech Index in 2024 and over the three- and five-year periods concluding at the end of 2024 as shown below:

Stockholder Engagement and 2024 Say-on-Pay Vote

At the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), 92% of votes were cast in favor of the compensation of our then-serving Named Executive Officers, which is consistent with the level of support in the prior year. Our Compensation and Talent Committee carefully reviews voting results and feedback from our stockholder engagement activities when making executive compensation decisions and remains committed to open and ongoing stockholder engagement. The insights we have gained from our stockholder engagement over the years have been helpful to management and the Board in guiding our corporate policies and practices.

In Fall 2024, we contacted stockholders representing approximately 55% of our outstanding shares to gain valuable insights on the issues that matter most to our stockholders.

Of those that we contacted, we met with stockholders representing approximately 43% of our outstanding shares. Our Lead Independent Director and engagement team met with stockholders representing approximately 35% of our outstanding shares.

During these meetings, we discussed key governance and corporate responsibility topics, including Board refreshment and composition, human capital management, and health equity and environmental initiatives. We also asked our stockholders for their perspectives and feedback on our executive compensation program.

52

Back to Contents

Our stockholders expressed general satisfaction and did not raise any material concerns regarding our executive compensation program. While the Committee did not make any changes to our executive compensation program as a direct result of the 2024 say-on-pay vote, the Committee considered stockholder feedback received from these engagement efforts in approving the 2025 program changes described under “Key Program Changes for 2025.”

Stockholders may express their views directly to our Compensation and Talent Committee as described in our “Stockholder Communications with the Board” policy, available on our website at www.gilead.com on the Investors page under “Governance.”

Compensation Philosophy

At Gilead, our mission is to discover, develop and deliver innovative therapeutics for people with life-threatening diseases. To succeed, we must attract, engage and retain highly talented individuals who are committed to our mission and core values of integrity, inclusion, teamwork, accountability and excellence. Our executive compensation program is built on the following fundamental principles that we believe are imperative to achieving our mission while also balancing the long-term interests of our stockholders:

►	Pay-for-Performance	►	Short- and Long-Term Balance	►	Cost-Effectiveness
►	Market Competitiveness	►	Stockholder Alignment

We maintain “best-in-class” governance standards for the oversight of our executive compensation program, as evidenced by the following policies and practices in effect during 2024:

WHAT WE DO	WHAT WE DO NOT DO

  Ongoing outreach and engagement with major stockholders on executive compensation governance

  Rigorous annual incentive performance metrics with financial goals weighted at 50% of the total award opportunity and pipeline, product and people goals weighted at 50%, and with an individual performance modifier applicable to all NEOs other than our Chief Executive Officer

  Clawback policies that cover both time- and performance-based cash and equity awards and require clawback in the event of a financial restatement as well as allow for clawback in the event of significant misconduct

  Cap annual cash incentive and long-term performance share award payouts at reasonable levels

  Set pre-established grant dates for executive officers’ annual equity awards

  Compensation and Talent Committee’s independent consultant performs no other work for Gilead

  Conduct annual assessments to identify and mitigate risk in our compensation programs

  Robust executive stock ownership guidelines

  No repricing of stock options without stockholder approval

  No single trigger change in control benefits

  No change in control excise tax gross-ups

  Employees and directors are prohibited from hedging and pledging our stock

  No dividend or dividend equivalent rights payable on unearned or unvested equity awards

  No defined benefit pension or supplemental executive retirement plan (SERP) benefits

  No fixed term employment agreements

2025 Proxy Statement	53

Back to Contents

Compensation Overview

Elements of Annual Compensation

Our Compensation and Talent Committee annually reviews our Named Executive Officers’ target total direct compensation, payment criteria, goals and pay outcomes. Based on this review, the Committee believes our executive compensation program is fair and delivers pay that is aligned with execution against our financial and strategic goals and creation of long-term stockholder value.

A summary of the components of our Named Executive Officers’ compensation awarded or earned during 2024 is set forth below:

Compensation Components

Base Salary	Long-Term Incentive (“LTI”) Compensation

Payment Criteria

Fixed annual compensation reviewed annually with any increases generally effective March 1

2024 Compensation Summary

Our Named Executive Officers received modest base salary increases ranging from 1.4% to 3.0% over 2023 levels, consistent with increases given to salaried employees company-wide

Payment Criteria

►  50% delivered in performance shares earned over three years based on relative TSR and annual revenue targets

►  There is no payout if performance falls below a minimum threshold

►  Relative TSR awards are capped at target if absolute TSR is negative, regardless of relative performance

►  25% delivered in stock options that vest over four years beginning with one-quarter vesting one year after grant, and quarterly vesting of the remainder in equal installments after year one

►  25% delivered in restricted stock units that vest over four years beginning with one-quarter vesting one year after grant, and quarterly vesting of the remainder in equal installments after year one

2024 Compensation Summary

►  2022 performance shares were earned as follows:

►  Relative TSR performance shares were earned at 200.00% of target based on 84.80th percentile TSR against the companies in the S&P Healthcare Sub-Index

►  Absolute Revenue performance shares were earned at 170.93% of target

Annual Cash Incentive

Payment Criteria

►  Corporate performance assessed on:

►  Financial results: 50%

►  Pipeline, Product and People results: 50%

►  Individual performance modifier applies for all Named Executive Officers other than the CEO

►  Maximum payout = 200% of target

2024 Compensation Summary

►  Annual incentive earned at 151% of target for our CEO, based on corporate performance against pre-set rigorous metrics

►  Annual incentive earned at 123% to 160% of target for other Named Executive Officers, based on corporate and individual performance

54

Back to Contents

Pay and Performance Alignment

Our industry’s business model is characterized by significant capital investment, long lead times for discovery and development and unpredictable outcomes due to the nature of developing medicines for human use.

Our business involves multi-year development cycles, in which the return on investments in our product pipeline may take up to 12 years or more. Thus, our executive compensation program focuses not only on the successful progression of research programs, clinical trials and the launch of new products, but also on performance across a range of shorter-term metrics that advance our long-term strategy and longer-term value creation for our stockholders. As a result of long development cycles, success in the early phases of development, while critical to achieving our long-term strategy and short-term goals, may not be reflected in our operating performance and share price for several years.

Long-term equity incentives, awarded in the form of performance shares, stock options and restricted stock units, make up the single largest component of our executives’ annual pay opportunity. As a result, a substantial portion of the target total direct compensation (“TDC”) for each Named Executive Officer is at-risk and tied directly to Gilead’s performance with an appropriate balance between the short- and long-term, as shown below. Target TDC is comprised of annual base salary, target annual incentive, and target annual long-term equity incentives.

CHIEF EXECUTIVE OFFICER	OTHER NAMED EXECUTIVE OFFICERS (AVERAGE)

Our programs are structured so that the target pay opportunity is not representative of actual realized pay unless we perform. For example, our performance share awards are directly impacted by our revenue achievement, relative TSR performance and stock price. When actual revenue and relative TSR performance is below target, the number of shares earned is also below the target number granted. This realizable value is then further impacted if the stock price declines below grant value. In addition, our restricted stock units decrease in value when our stock price declines, and our stock options have no value unless and until the stock price exceeds the grant date exercise price.

Key Program Changes for 2025

Our Compensation and Talent Committee reviews our executive compensation program annually to ensure that it drives desired leadership behaviors, is aligned with our corporate strategy, and links our executives’ pay with the long-term interests of our stockholders. Each year when reviewing the program, the Committee takes into consideration market practice as well as stockholder feedback. As part of their annual review, the Committee approved the following program changes for 2025:

2025 Program	What is changing?	Why?
Annual Incentive Plan	► Increased weighting of financial metrics from 50% to 60% of the total award: ► 35% Net Product Revenue ► 25% Adjusted Non-GAAP Operating Income	► Increases focus on key short-term financial metrics that drive our ability to invest in and advance our pipeline while reinforcing our commitment to disciplined expense management
Performance Share Awards (PSUs)	► Replaced the annual revenue metrics with a multi-year adjusted non-GAAP earnings per share (“EPS”) metric with targets set at the beginning of the performance period	► Further aligns our executives’ pay to stockholders’ interests ► Removes overlapping metrics between the annual incentive plan and PSU program

With these changes, the Committee believes our executive compensation program will deliver pay that is even further aligned with the execution of our short- and long-term strategy and will help drive long-term stockholder value.

2025 Proxy Statement	55

Back to Contents

Named Executive Officers’ 2024 Annual Compensation

Base Salaries

Our Compensation and Talent Committee reviews and approves our Chief Executive Officer’s base salary, subject to ratification by the independent members of our Board. For 2024, the Compensation and Talent Committee approved, and our Board ratified, a 1.4% salary increase for Mr. O’Day.

Mr. O’Day presented his recommendations for base salary increases for our other Named Executive Officers to our Compensation and Talent Committee based on his assessment of individual achievements during 2023 and expectations for their roles moving forward, as well as competitive market positioning, with the approved increases aligning with those given to salaried employees company-wide. Named Executive Officers’ 2024 base salary increases were effective as of March 1, 2024.

The 2024 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	2024 Base Salary (Annualized)	% Base Salary Increase
Mr. O’Day	$1,775,000	1.4%
Mr. Dickinson	$1,090,000	3.0%
Ms. Mercier	$1,154,000	3.0%
Dr. Parsey	$1,147,000	3.0%
Ms. Telman	$973,000	3.0%

Annual Incentive

Our annual incentive plan is designed to reward performance that supports our corporate strategy and drives desired leadership behaviors. The annual incentive plan aligns with our corporate strategy by focusing on short-term financial, pipeline, product and people metrics that serve as building blocks for our future product development and position us to deliver longer-term value to stockholders.

As in prior years, our Chief Executive Officer’s annual incentive was tied solely to our corporate performance, with our Chief Executive Officer’s individual performance metrics being the same as our corporate performance metrics. Our other Named Executive Officers’ annual incentive was based on the achievement of the same corporate performance metrics that applied to our Chief Executive Officer, as well as individual performance goals, with award amounts determined by the following formula:

Base Salary	x	Target Incentive	x	Corporate Performance Factor 0% – 150%	x	Individual Performance Factor 0% – 150%(1)	=	Actual Incentive Award 0% – 200%

(1)	CEO performance is tied 100% to corporate performance. For purposes of calculating the CEO award, the individual performance factor is set equal to the corporate performance factor.

Both the company performance factor and individual performance factor can range from 0% to 150% achievement, with the maximum cash incentive payout capped at 200% of target. If the overall corporate performance factor for the year was less than 50%, no award would have been earned.

Target Annual Incentive Opportunities

Consistent with past years, the Compensation and Talent Committee set the 2024 target annual incentive opportunity at 150% of salary for our CEO and 100% of salary for our other Named Executive Officers. Actual earned amounts could range from 0% to 200% of the target opportunity, based on achievement of the relevant corporate and individual performance objectives.

56

Back to Contents
Corporate Performance Metrics and Achievements for 2024

Our Compensation and Talent Committee established performance metrics, weighted 50% financial and 50% strategic, under the annual incentive plan in January 2024 after careful consideration of key short-term financial and strategic goals. Each of our financial goals and many of our strategic goals are quantitative and tied to pre-established targets. The Committee then reviewed our performance against these metrics after the end of the year. Based on our performance, the Committee calculated a corporate performance factor between 0% and 150% achievement for each of the metrics, as shown below.

Net product revenue and non-GAAP operating income goals, our financial goals for 2024, comprise 50% of the corporate performance factor because they drive our ability to invest in and advance our pipeline which in turn positions us to deliver longer-term value to stockholders. For purposes of the 2024 annual incentive plan, the Committee approved net product revenue and non-GAAP operating income performance goals that excluded Veklury revenue, as it did previously for the 2021, 2022 and 2023 annual incentive plans. The 2024 approved net product revenue and non-GAAP operating income targets, excluding Veklury revenue, were above the 2023 actual net product revenue and non-GAAP operating income results. When setting the goals, the Committee also determined to continue the process it put in place in 2022 to separately assess Veklury performance when determining incentive plan results by applying a 0.75x to 1.25x modifier to the corporate performance factor which the Committee determined remained appropriate to reflect the potential impact of Veklury performance while maintaining focus on other parts of the business. This was done in light of the continued highly unpredictable nature of COVID-19 infection rates (and resulting Veklury revenues) and the Committee’s desire to incentivize performance around our core businesses which are vital to our longer-term performance.

After considering Gilead’s 2024 financial performance within our core businesses, the Committee approved a 1.00x modifier to the corporate performance factor for Veklury, resulting in no change to otherwise earned annual incentive payouts. Based on this assessment and the achievements described below, our Compensation and Talent Committee certified an overall corporate performance factor of 123% of target for our Named Executive Officers.

Financial Metrics
Metric	Weighting	Threshold	Target	Maximum	Performance Factor	Resulting Payout Percentage
Net Product Revenue (1)					140%	42%
Non-GAAP Operating Income (2)					150%	30%
Financial Results 72%
(1)	Net product revenue excludes all revenue received from Veklury sales and Livdelzi sales. Actual net product revenue for 2024 including these items was $28,610M.
(2)	This financial metric represents Non-GAAP operating income adjusted to exclude Veklury sales, Livdelzi sales, acquired in-process research and development charge related to the acquisition of CymaBay Therapeutics, Inc., upfront payments related to collaboration agreements and other items that are considered unusual or not representative of underlying trends of Gilead’s business. Actual non-GAAP operating income including these items was $8,520M.

2025 Proxy Statement	57

Back to Contents
Strategic: Pipeline, Product and People Metrics

Metric	Overall Weighting	Actual	Performance Factor	Resulting Payout Percentage
Pipeline
Introduce nine new molecular entities into the Development portfolio and achieve key pipeline milestones		► Introduced a total of 12 new molecular entities (“NMEs”) into the Development portfolio as of year-end: ► 9 Internal NMEs ► 3 External NMEs ► Filed PURPOSE-1 and PURPOSE-2 New Drug Applications in Q4 ► Achieved last patient in for ASCENT-03 in Q2, ahead of schedule ► Achieved last patient in for ARTISTRY-1 in Q3 ► Achieved first site activation for iMMagine-3 in Q3	132%	33%
Product
Achieve commercialization milestones ► Achieve Biktarvy U.S. absolute share growth of 1.8% ► Achieve Trodelvy U.S. number of vials of 480,000 ► Achieve Yescarta and Tecartus patient delivery of 8,250		► Achieved Biktarvy U.S. absolute share growth of 1.93%, resulting in above target performance ► Trodelvy U.S. number of vials (inclusive of mTNBC, mHR+ and mUC) was 424,105, resulting in below threshold performance ► Yescarta and Tecartus total patient delivery ended the year with 7,135, resulting in below threshold performance	75%	11%
People
Maintain employee engagement and progress inclusion		► Conducted a global employee pulse survey which showed a decrease in overall employee engagement compared to 2023 ► Progressed our culture of inclusion through a variety of initiatives such as introducing a new disability employee resource group	65%	7%
		Pipeline, Product and People Results 51%
		Overall Corporate Performance Factor 123%

58

Back to Contents

Individual Performance

I AM BOLD in aspiration and AGILE in execution.

I CARE and make time for people.

I LISTEN, speak openly and explain the “why.”

I TRUST others and myself to make sound decisions.

I OWN the impact of my words and actions.

Other than with respect to our Chief Executive Officer, whose annual incentive opportunity was based entirely on corporate performance, our Compensation and Talent Committee also considered the individual contributions of our Named Executive Officers to the achievement of key research and development, commercial, financial and operational objectives that supported our corporate goals. The Committee focused on both the results against the individual performance objectives and the officer’s demonstration of our Core Values – Accountability, Excellence, Inclusion, Integrity and Teamwork – and our Leadership Commitments, as described to the left.

Individual performance objectives were determined and communicated to executives at the beginning of the year. Achievement with respect to the individual performance factors could range from 0% to 150% and reflect the extent to which each Named Executive Officer’s personal contributions were determined to benefit our overall corporate performance, to exceed or fall short of the officer’s individual objectives for the year and to model our Core Values and Leadership Commitments.

The table below summarizes select achievements for each Named Executive Officer, other than our Chief Executive Officer.

Executive Officer	Select 2024 Achievements
Mr. Dickinson Chief Financial Officer

►  Mr. Dickinson continues to lead Gilead in maintaining a strong focus on financial discipline and long-term operational efficiency. In 2024, the Company generated $10.8 billion in operating cash flow, returned $5.1 billion to shareholders through dividends and share repurchases, and optimized its capital structure by repaying $1.75 billion in debt while issuing $3.5 billion in new debt via a bond offering.

►  In 2024, with Mr. Dickinson’s guidance, Gilead’s Corporate Development team executed over 15 transactions to continue building our R&D portfolio, including the acquisition of CymaBay and strategic collaborations with Cartography, Genesis, Merus, Shanghai Fosun, Terray, Tubulis and Xilio.

►  Under Mr. Dickinson’s leadership, Corporate Operations continued to transform Gilead’s operational capabilities – delivering a new cell therapy research center, achieving key milestones for a new ground up research facility and building new biologics-enabling lab capabilities in Foster City, California, as well as optimizing our global footprint for efficiency and sustainability.

2025 Proxy Statement	59

Back to Contents
Executive Officer	Select 2024 Achievements
Ms. Mercier Chief Commercial Officer

►  In 2024, with a focus on commercial execution, Ms. Mercier and the Gilead Commercial organization exceeded budget expectations by driving strong performance in key strategic areas, including HIV, oncology, liver disease and COVID-19 treatments, while proactively planning for external challenges to our core business, such as the impact of the Inflation Reduction Act in the United States.

►  Ms. Mercier was instrumental in the acquisition and integration of CymaBay Therapeutics. Ms. Mercier and her peers across the company led the successful U.S. launch of Livdelzi for PBC while preparing for more anticipated global launches in 2025.

►  Following the positive results of two Phase 3 clinical trials, Ms. Mercier and her team have been working to prepare for the successful global launch of lenacapavir for PrEP. Ms. Mercier was one of the driving forces behind Gilead's landmark decision to sign voluntary licenses to make the product available in 120 primarily low- and lower middle- income countries.

Dr. Parsey Chief Medical Officer

►  Under Dr. Parsey's leadership, Gilead's clinical portfolio continued to expand, including breakthrough results in HIV prevention with the PURPOSE 1 and 2 trials and the approval of Livdelzi for PBC.

►  Dr. Parsey was instrumental in moving 12 programs from Gilead Research or external partners into the Development portfolio as well as overseeing maturation in Inflammation. As of the end of 2024, 49 clinical stage programs were underway under Dr. Parsey's leadership.

►  Dr. Parsey managed the Medical Affairs organization that helped launch Livdelzi and prepare for the global launch of twice yearly lenacapavir for PrEP. The Medical Affairs organization continued to provide medical information across our therapeutic areas to practicing caregivers around the world for all of Gilead's therapies, including Biktarvy, Trodelvy, Veklury, and Livdelzi.

Ms. Telman Executive Vice President, Corporate Affairs and General Counsel

►  In 2024, with Ms. Telman's guidance, the company successfully resolved multiple key litigation matters, including an agreement expected to settle the claims of the overwhelming majority of plaintiffs in the federal TDF litigation and a favorable decision by the U.S. Court of Federal Claims that upheld Gilead's claims that the U.S. government breached its obligations under certain PrEP clinical trial agreements.

►  Through Ms. Telman's leadership, Legal and Corporate Affairs provided strategic advice and support for many key corporate initiatives in 2024, including securing a Joint Procurement Agreement for Veklury with the EU, acquiring CymaBay Therapeutics, the commercial launch of Livdelzi, and negotiations of royalty-free voluntary licensing agreements with six generic manufacturers for lenacapavir in 120 countries.

►  Ms. Telman managed the Corporate Affairs organizations that delivered a major refresh of the company's external-facing corporate website, led an enterprise-wide effort to enhance the efficiency of the company's intranet, and achieved the best score (97.1 out of 100) in the pharmaceutical industry in the 2024 CPA-Zicklin Index of Corporate Political Disclosure and Accountability.

Annual Incentive Decisions

The Committee approved final annual incentive awards based on our corporate performance and individual performance for our Named Executive Officers other than our Chief Executive Officer. Based on our corporate performance, the Committee recommended, and the independent members of our Board ratified, the annual incentive award for our Chief Executive Officer. As a result, the following payments were approved for 2024:

Named Executive Officer	Base Salary	Target Incentive Opportunity (as % of Salary)	Target Incentive Opportunity	Corporate Performance Factor	Individual Performance Factor		Total Award Value
Mr. O’Day	$1,775,000	150%	$2,662,500	123%	123%	(1)	$4,028,096
Mr. Dickinson	$1,090,000	100%	$1,090,000	123%	120%		$1,608,840
Ms. Mercier	$1,154,000	100%	$1,154,000	123%	130%		$1,845,246
Dr. Parsey	$1,147,000	100%	$1,147,000	123%	100%		$1,410,810
Ms. Telman	$973,000	100%	$973,000	123%	120%		$1,436,148
(1)	CEO performance is tied 100% to corporate performance. For purposes of calculating the CEO award, the individual performance factor is set equal to the corporate performance factor.

60

Back to Contents
Long-Term Equity Compensation

Our long-term equity compensation program is designed to link our executives’ pay with the long-term interests of our stockholders, help competitively position target compensation opportunities for our executives and provide meaningful retentive value. Consistent with its practice for a number of years, our Compensation and Talent Committee granted performance shares, stock options and restricted stock units, with performance shares emphasized, as shown below:

2024 Annual Long-Term Equity Decisions

Our Compensation and Talent Committee approved equity awards in the amounts set forth below, which reflect approved grant-date values and not actual delivered or realized compensation. When setting target long-term equity award values, our Compensation and Talent Committee evaluated each Named Executive Officer’s performance during the prior year, his or her expected future contributions and his or her market position compared to the competitive market.

The following table sets forth the value of the equity awards approved by our Compensation and Talent Committee and, for our Chief Executive Officer, ratified by the independent members of our Board. Mr. O’Day’s target long-term equity award value was increased 10% over his 2023 target award value in recognition of his expected future contributions and to further tie his compensation with Gilead’s long-term performance. 2024 target long-term equity award values for the other Named Executive Officers were the same as in 2023.

Total Target Equity Award Value Approved by the Compensation and Talent Committee
Named Executive	2024
Mr. O’Day	$16,500,000
Mr. Dickinson	$5,200,000
Ms. Mercier	$5,200,000
Dr. Parsey	$5,300,000
Ms. Telman	$3,250,000

2024 Performance Share Awards

Consistent with prior years, the performance share awards granted by our Compensation and Talent Committee in 2024 were divided into two equally weighted tranches: one subject to three-year relative TSR performance conditions and one subject to three annual revenue-based performance goals. During 2024, our Compensation and Talent Committee continued to use relative TSR and revenue as our performance measures in order to drive certain key behaviors that the Committee wants to reinforce and align pay with stockholder returns. Our Compensation and Talent Committee conducts a thorough review of the performance measures and associated payout levels, the rigor of the performance goals and their alignment with performance.

2025 Proxy Statement	61

Back to Contents

Relative TSR Portion. The performance-based vesting requirement for the relative TSR performance shares is tied to our TSR for the performance period from March 1, 2024 through December 31, 2026, relative to the companies comprising the S&P Healthcare Sub-Index. The S&P Healthcare Sub-Index was selected for comparison because it enables our Compensation and Talent Committee to assess our performance against an objective peer group of industry relevant competitors. The Committee evaluated relative TSR performance against the same comparator group in prior years.

TSR Percentile vs. Comparator Group	% of Target Paid
81st or above	200%
50th	100%
20th or below	0%

If our absolute TSR is negative, the vesting opportunity is capped at 100% of target, regardless of our relative performance. To receive the earned shares, an executive officer must generally remain employed with us through the date following the end of the performance period when our Compensation and Talent Committee certifies performance achievement.

Absolute Revenue Portion. In the first quarter of 2024, the Compensation and Talent Committee established the 2024 annual net product revenue goal with the payout level ranging from 0% to 200% of target. One-third of the revenue-based performance shares granted in 2024 is tied to achievement of our 2024 net product revenue goal, one-third is tied to a 2025 net product revenue goal (to be determined in the first quarter of 2025) and one-third is tied to a 2026 net product revenue goal (to be determined in the first quarter of 2026). Final revenue achievement for the shares granted in 2024 will be determined at the end of the performance period, based on the cumulative achievement of each annual revenue goal.

Revenue is a key metric used in both our short- and long-term incentive plans due to our historically high margin commercialized products and the strategic importance of investments within research and development. Revenue supports investment in research and development which is necessary for long-term growth. The uncertainty of many external factors that influence our business and industry, such as unanticipated pricing pressures, product approval timing and volatility in the foreign currency exchange rates, make it difficult to forecast net product revenue beyond a one-year period. As a result, our Compensation and Talent Committee has determined that the 2024 program design appropriately measures performance over the long-term, as it provides line of sight for our executive officers while making the final value of awards earned contingent on net product revenue performance over a three-year period as well as our relative and absolute three-year TSR performance. While net product revenue remains a key financial metric for the Company, the Committee approved changes to our short- and long-term incentive plans for 2025 to increase the weighting of net product revenue in our Annual Incentive Plan and replace net product revenue with a multi-year adjusted EPS metric in our PSU program. These changes were made to differentiate the metrics in our incentive programs, place greater focus on bottom-line financial performance results, and evolve to multi-year financial performance measurement in our PSU program. For more detail, refer to “Key Program Changes for 2025.”

In February 2024, our Compensation and Talent Committee established the net product revenue performance goal for 2024 of $27.6 billion (at target), which included Veklury revenue. The same 2024 net product revenue performance goal also applies to one-third of the revenue-based performance shares granted in 2023 and 2022. In contrast to the separate revenue assessments established under the annual incentive plan, the Compensation and Talent Committee included revenue from Veklury in setting the performance share program revenue target resulting in a higher revenue target than the 2024 revenue target under our annual incentive plan. The Committee made the decision to differentiate its evaluation of the revenue measures under the annual and long-term incentive programs given the unusual circumstances of the pandemic. The short-term incentive was intended to focus executives on the drivers of core business, with a separate modifier to incentivize and reward Veklury performance, while the long-term incentive is designed to incentivize holistic long-term performance achievement, including the importance of revenue in supporting research and development, as discussed above.

The 2024 net product revenue goal aligned with our forecast for 2024 and represented a 4% increase year over year.

For purposes of determining the achievement level, any product revenue realized during the fiscal year by any entity that we acquired during that year and the effect of any accounting change is excluded. The 2024 performance share awards will not become vested until the final performance results are certified in early 2027. To receive the earned shares, an executive officer must generally remain employed with us through the date when our Compensation and Talent Committee certifies performance achievement.

Annual Revenue Goal(1)
Year of Grant	2022	2023	2024	2025	2026
2022 Performance Share Award
Absolute Revenue Tranche	$24.2B Target	$26.5B Target	$27.6B Target
2023 Performance Share Award
Absolute Revenue Tranche		$26.5B Target	$27.6B Target	TBD
2024 Performance Share Award
Absolute Revenue Tranche			$27.6B Target	TBD	TBD
(1)	Threshold and maximum performance levels for each tranche are disclosed in the table below under “2022 Performance Share Awards Earned.”

62

Back to Contents
2024 Stock Options

Our Compensation and Talent Committee believes that stock options provide an appropriate incentive for our executives because they will realize value only if our stock price appreciates from the date of grant, which benefits all stockholders. Stock options granted to our Named Executive Officers have a 10-year contractual term and vest over a four-year service period. One-quarter of these options vest one year from the grant date, and the remaining stock options vest in equal quarterly installments thereafter (assuming the continued service of the executive officer through the applicable vesting date).

2024 Restricted Stock Units

Our Compensation and Talent Committee believes that restricted stock units promote long-term retention of our executives and alignment of our executives’ interests with those of our stockholders. Restricted stock units granted to our Named Executive Officers vest over a four-year service period. One-quarter of these restricted stock units vest one year from the grant date, and the remaining restricted stock units vest in equal quarterly installments thereafter (assuming the continued service of the executive officer through the applicable vesting date).

2022 Performance Share Awards Earned

As with the performance shares granted in 2024, performance share awards approved for our then-serving Named Executive Officers in 2022 were subject to an approximate three-year performance period and continued employment through certification of performance achievement:

►	The vesting requirement for the TSR tranche was tied to our relative TSR for the performance period from March 1, 2022 through December 31, 2024, compared to the TSR of the companies comprising the S&P Healthcare Sub-Index over such period; and
►	The vesting requirement for the revenue tranche was based on our level of achievement with respect to net product revenue goals established for each of 2022, 2023 and 2024 (one-third each year).

In February 2025, our Compensation and Talent Committee certified final performance achievements for the 2022 performance share awards. Our three-year relative TSR was at the 84.80th percentile, resulting in a payout of 200% of target for the TSR-based awards. Our net product revenue exceeded the target revenue goal in 2022, 2023 and 2024, resulting in a payout of 170.93% of target for the revenue-based awards.

Performance Share Awards	Weighting	Threshold	Target	Maximum	Percentage Earned
Relative TSR Tranche					200.00%
Net Product Revenue Tranche: 2022 Net Product Revenue					200.00%
2023 Net Product Revenue(1)					136.36%
2024 Net Product Revenue(2)					176.42%
(1)	Also included as a sub-tranche of the 2023 performance share awards.
(2)	Also included as a sub-tranche of the 2023 and 2024 performance share awards.

2025 Proxy Statement	63

Back to Contents

2022 Performance Share Awards

Named Executive Officer	Target Number of TSR Shares	Earned TSR Shares	Target Number of Revenue Shares	Earned Revenue Shares
Mr. O’Day	63,200	126,400	64,745	110,666
Mr. Dickinson	24,860	49,270	25,465	43,527
Ms. Mercier	27,170	54,340	27,840	47,586
Dr. Parsey	27,170	54,340	27,840	47,586

Other Executive Compensation Policies and Practices

Role of Chief Executive Officer

Our Chief Executive Officer makes recommendations to our Compensation and Talent Committee with respect to the compensation for our Named Executive Officers other than himself. In formulating his recommendations, our Chief Executive Officer reviews internal base salary data and external compensation data provided by our Human Resources Department. The Human Resources Department has engaged Compensia Inc. (“Compensia”), a national compensation consulting firm, to provide market data with respect to comparable companies, including tally sheets, financial performance reports, market compensation reviews and other analyses to aid our Chief Executive Officer in developing his recommendations. During 2024, Compensia served solely as a consultant to management in the compensation decision-making process. When setting 2024 compensation levels, our Compensation and Talent Committee placed considerable weight on our Chief Executive Officer’s compensation recommendations because of his direct knowledge of each Named Executive Officer’s performance and contributions.

Role of Compensation Consultant

Our Compensation and Talent Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, as its independent compensation consultant. FW Cook reports directly to our Compensation and Talent Committee, which has the direct authority to appoint, compensate, oversee the work of and dismiss its compensation consultant. FW Cook attends meetings of our Compensation and Talent Committee, as requested. FW Cook provides various executive compensation services to our Compensation and Talent Committee, including advising our Compensation and Talent Committee on the principal aspects of our Chief Executive Officer’s compensation and evolving industry practices, and providing market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee members of our Board. During 2024, FW Cook served solely as a consultant to our Compensation and Talent Committee and did not provide any other services to Gilead.

Our Compensation and Talent Committee has determined that FW Cook is independent, and the work of FW Cook on behalf of our Compensation and Talent Committee did not raise any conflict of interest based on the six factors for assessing independence and identifying potential conflicts of interest set forth in Exchange Act Rule 10C-1(b)(4), the listing standards of Nasdaq and such other factors as were deemed relevant under the circumstances.

Use of Market Data

Individual compensation levels and opportunities for our Named Executive Officers are compared to a peer group of biopharmaceutical and pharmaceutical companies headquartered in the U.S. that are similar to us in terms of business strategy, labor market competition, market capitalization, revenue and number of employees. Our compensation peer group for 2024, which was identified based on these objective selection criteria and remained unchanged from the compensation peer group for 2022 and 2023, comprised these 10 companies:

Compensation Peer Group
AbbVie Inc.	Bristol Myers Squibb Company	Merck & Co., Inc.	Vertex Pharmaceuticals Incorporated
Amgen Inc.	Eli Lilly and Company	Pfizer Inc.
Biogen Inc.	Johnson & Johnson	Regeneron Pharmaceuticals, Inc.

64

Back to Contents

The following chart represents our position relative to our compensation peer group on two key selection criteria at the time the 2024 compensation peer group was approved in July 2023 (based on publicly available information as of June 2023).

	Revenue(1) in $ Millions	Market Capitalization(2) in $ Millions
Peer Group Median	$ 36,770	$ 178,687
Gilead Sciences, Inc.	$ 27,043	$ 99,707
(1)	Revenues represent amounts reported during the four most recent quarters (from April 1, 2022 to March 31, 2023).
(2)	Market capitalization represents a 30-day average capitalization as of June 1, 2023.

Our compensation peer group includes industry competitors we believe are most like us in terms of business complexity and product life cycle. We also include companies that fall within specified revenue and market capitalization ranges. These ranges are broad enough to ensure we can maintain a sufficient number of peer companies. This is especially important as our industry experiences a number of mergers and acquisitions each year, thereby reducing the number of relevant peer company choices. Our Compensation and Talent Committee reviews the companies in our compensation peer group annually and makes adjustments as necessary so that the comparator companies properly reflect the market in which we compete for executive talent. We also review the executive pay practices of similarly situated companies as reported in industry surveys and reports. In practice, our Compensation and Talent Committee has not targeted a specific percentile relative to our compensation peer group for individual components of our total compensation. Instead, we take a holistic perspective in establishing total compensation for our executive officers, considering internal pay equity that recognizes officers’ relative experience, responsibilities and individual capabilities in addition to external market compensation practices.

Use of Tally Sheets

Our Compensation and Talent Committee annually reviews tally sheets in its evaluation of the total compensation provided to each Named Executive Officer. These tally sheets estimate dollar amounts for each compensation component, including current cash compensation (base salary and annual incentive), outstanding vested and unvested equity awards, employee benefits, perquisites and other personal benefits and potential severance payments and benefits.

Nonqualified Deferred Compensation

Eligible employees (including our executive officers) can enroll in our Deferred Compensation Plan and defer a portion of their base salaries and part or all of their annual incentives and commissions. Gilead generally does not provide any matching contributions to the Deferred Compensation Plan. However, to compensate for pension benefits Mr. O’Day forfeited with his previous employer when he joined Gilead, we agreed as part of the negotiations over his offer letter to credit a $750,000 employer contribution to Mr. O’Day’s individual deferred compensation account for each of the first five years of his service, including in 2024. The last such contribution was credited to his account in March 2024. Each participant may direct the investment of his or her deferred compensation account balance into investment choices that mirror substantially all the investment funds available under our 401(k) savings plan. None of these investment alternatives result in “above-market” interest for disclosure purposes. For further information on the deferred compensation arrangements of our Named Executive Officers, see the 2024 Nonqualified Deferred Compensation table on page 80.

Benefits and Perquisites

We provide medical and other benefits to our executive officers that are generally available to our other full-time employees, including participation in our employee stock purchase plan, a group term life insurance plan and our 401(k) savings plan. Under the 401(k) savings plan, we make matching contributions on behalf of each participant equal to 100% of his or her contributions to the plan, up to an annual maximum matching contribution of $15,000. All our 2024 Named Executive Officers participated in the 401(k) savings plan during 2024 and received matching contributions.

We do not provide defined benefit retirement plans, post-retirement health coverage or any other supplemental retiree benefits for our executive officers.

After considering the recommendation of an independent, third-party security study and in response to specific threats and incidents, our Board of Directors requires the use of company-provided personal security, aircraft and a car and driver for most of our CEO’s travel, including personal travel. The incremental costs incurred by the company for these items have been determined to be necessary to promote our CEO’s personal safety and security. The use of the company-provided aircraft and company car and driver also enhance his efficiency and help maximize the time he can devote to company business. Our CEO is responsible to pay the income taxes due on the value of these benefits and perquisites.

2025 Proxy Statement	65

Back to Contents

Our other Named Executive Officers are permitted limited use of the company-provided aircraft and a company car and driver for personal travel, primarily commuting, which allow for enhanced security, efficiency and availability, contributing to the amount of time they can spend on company business. Our other Named Executive Offers are responsible to pay the income taxes due on the value of these benefits and perquisites.

For further information on the perquisites and other personal benefits provided to our Named Executive Officers during 2024, see the Summary Compensation Table on page 73.

Stock Ownership Guidelines

We have stock ownership guidelines that require each of our Named Executive Officers to hold a meaningful amount of our common stock, further promoting a long-term perspective, aligning the interests of our Named Executive Officers and stockholders and helping to mitigate potential compensation-related risk. Our stock ownership guidelines require each Named Executive Officer to maintain a stock ownership level equal to a specified multiple of his or her annual base salary, as set forth below.

STOCK OWNERSHIP GUIDELINES AND ACTUAL HOLDINGS AS OF DECEMBER 31, 20241
(AS MULTIPLE OF BASE SALARY)

(1)	Actual holdings as of December 31, 2024, based on the average stock price in 2024 of $77.54.

6x Chief Executive Officer

3x All other Named Executive Officers

Individuals newly hired or appointed are allowed a specified number of years to comply with their ownership guidelines. Named Executive Officers who are not in compliance with their guidelines following the specified number of years are required to hold all shares until the guidelines are met. Shares owned outright, including those acquired from company equity awards, unvested restricted stock units and unvested but earned performance share units count toward meeting the guidelines; however, stock options and unvested and unearned performance shares do not count toward meeting the guidelines. As shown above, as of December 31, 2024, all our Named Executive Officers were in compliance.

Clawback Policies

We maintain two clawback policies, which cover cash and equity incentives that are subject to time-and performance-based vesting requirements. Under our Compensation Recovery Policy, our Compensation and Talent Committee is required to recoup covered excess incentive-based compensation received by our executive officers (on or after October 2, 2023) in the event of a covered financial restatement. The fault or misconduct of the executive officer is irrelevant in the application of this policy. Rather, in the event of a financial restatement, Gilead will recover, on a reasonably prompt basis, the amount of any covered incentive-based compensation received by any covered executive officer during the applicable recovery period (generally the preceding three fiscal year period) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements.

66

Back to Contents

Under our Compensation Reconciliation and Recoupment Policy, our second clawback policy, which has been in place for a number of years, the Compensation and Talent Committee has authority to recoup cash incentive payments and equity awards (which includes time-based and performance-based equity compensation) and certain realized proceeds, as applicable, from an executive officer whose misconduct contributed to Gilead’s obligation to file a financial restatement. The Committee also has authority to recoup all or any portion of the amounts or shares of stock (including proceeds realized on a sale of such shares) attributable to cash or equity-based incentive compensation from any executive officer whose significant misconduct results in a violation of significant company policy, law or regulation that caused material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct. This policy requires Gilead to publicly disclose actions taken to recoup compensation from an executive so long as the underlying facts have been previously disclosed, subject to certain legal and privacy rights considerations.

In addition, as discussed below, forfeiture provisions in our equity award agreements apply in the event of a termination for cause.

Insider Trading, Hedging and Pledging Prohibitions

We have adopted policies and procedures, including an Insider Trading Policy, which together govern the purchase, sale and/or other dispositions of our securities by directors, officers, employees and other covered persons, as well as by the Company. These policies and procedures are designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. Our Insider Trading Policy is included as Exhibit 19.1 to the 2024 Annual Report on Form 10-K.

In addition, our Insider Trading Policy, among other provisions, prohibits our directors and all employees, including our Named Executive Officers, from engaging in transactions that hedge Gilead securities, including put or call options and through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, the policy prohibits our directors and all employees from pledging Gilead securities.

Severance Benefits

We maintain the Gilead Sciences, Inc. Severance Plan, which was most recently amended and restated effective as of August 1, 2024 (the “Severance Plan”) and offers severance payments and benefits to all our employees, including our executive officers, upon certain involuntary terminations of employment. The intent of our Severance Plan is to:

►	Enable us to provide a standard set of payments and benefits to new and current executive officers and employees.
►	Align the interests of our executive officers with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interests of our stockholders and other stakeholders without undue concern over whether a transaction may jeopardize their employment.
►	Assure our executive officers of fair treatment in connection with a change in control of Gilead by providing for payments and benefits under the Severance Plan subject to a “double trigger,” which means that an executive officer will be eligible to receive payments and benefits under the Severance Plan in connection with a change in control of Gilead only if he or she incurs a qualifying termination of employment.

In addition, the Severance Plan does not provide “gross-up” payments on any excise tax imposed on payments or benefits received in connection with a change in control.

In connection with his involuntary termination of employment, on July 16, 2024, Gilead and Dr. Parsey entered into a Transition Services and General Release Agreement (the “Transition Agreement”) pursuant to which Dr. Parsey agreed to continue in the Chief Medical Officer role until his identified successor commenced employment with the Company, which occurred on January 2, 2025. Following such date, Dr. Parsey agreed to serve as a Senior Advisor to Gilead through April 1, 2025, or such later date as mutually agreed. It was determined to be necessary that Dr. Parsey stay at the company until April 1, 2025, or such later date a mutually agreed, to ensure a successful transition of duties to his successor. Under the Transition Agreement, upon the effective date of his termination of employment, which the Committee determined was without cause, Dr. Parsey will be entitled to severance benefits as set forth in the Severance Plan as in effect at the time the Transition Agreement was entered into. The severance benefits entitled to Dr. Parsey were defined prior to his entry into the Transition Agreement and align with our standard severance benefits. No enhanced severance benefits were provided. For additional information on these benefits, see “Dr. Parsey Transition Agreement” below.

2025 Proxy Statement	67

Back to Contents

Compensation-Related Risk

Our Compensation and Talent Committee and its independent consultant, with input from our Human Resources Department, annually reviews the compensation program to determine whether it encourages excessive risk-taking that would create a material risk to the company’s economic viability. As part of this review, our Compensation and Talent Committee specifically considers (i) the balance of the program, including the appropriate mix of short- and long-term goals and incentives; (ii) whether the appropriate controls and governance policies are in place to manage risk; and (iii) whether broad-based employee incentive plans (including sales plans) have appropriate leverage and do not promote undue risk taking.

Based on this annual review, our Compensation and Talent Committee concluded it was not reasonably likely that any of our compensation policies and practices in place during 2024, whether individually or in aggregate, would have a material adverse effect upon Gilead. As discussed in prior years, our Compensation and Talent Committee considered the following factors:

►	Our overall compensation structure is applied uniformly throughout the organization, with the only major exception relating to the form in which equity compensation is awarded.
►	For our broad-based employee population with a title of Senior Director or higher, a significant component of compensation is in the form of equity awards tied to the value of our common stock.
►	The vesting of performance share awards is tied to our relative TSR and revenue achievement over prescribed performance periods.
►	Our overall compensation structure is not excessively oriented toward short-term incentives.
►	The performance goals for our 2024 annual incentive program were based on achievement with respect to both financial and non-financial corporate performance measures as well as individual performance (except with respect to our Chief Executive Officer, whose performance is evaluated solely on corporate performance measures).
►	Our stock ownership guidelines require our executive officers to maintain a substantial ownership interest in Gilead.
►	Our clawback policies permit us to recoup cash incentives and equity awards paid to our executive officers if financial results have to be subsequently restated, including the full amount of such awards if the restatement is a result of their misconduct, or our executive officers otherwise engage in significant misconduct resulting in a violation of significant company policy, law or regulation that caused material financial, operational or reputational harm to Gilead, including the failure to appropriately supervise a subordinate employee who engaged in misconduct.
►	Hedging transactions in our common stock, such as put and call options or pre-paid forward sale contracts by executive officers, employees and directors, as well as pledging of our securities, are not allowed under our insider trading policy.

For the foregoing reasons, our Compensation and Talent Committee has concluded that it was not reasonably likely that our overall employee compensation structure, when analyzed either in terms of its company-wide application or its specific application to our various major business units, would have a material adverse effect upon Gilead.

Compensation and Talent Committee Report(1)

Our Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation and Talent Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Committee

Anthony Welters, Chair

Jacqueline K. Barton, Ph.D.

Kelly A. Kramer

Harish Manwani

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act.

68

Back to Contents

Severance and Change in Control Arrangements with Named Executive Officers

Although the employment of the Named Executive Officers is “at will,” they may be eligible to receive certain severance payments and benefits upon a qualifying termination of employment under certain defined circumstances. There are four general categories of termination:

►	Voluntary Termination/For Cause Termination: includes a voluntary termination of employment by the Named Executive Officer (other than in connection with a resignation for Good Reason) prior to reaching applicable retirement age and a termination of the Named Executive Officer’s employment by us for Cause.
►	Retirement: includes a termination of employment by us or by the Named Executive Officer after the Named Executive Officer has reached the applicable retirement age, other than a termination of the Named Executive Officer’s employment by us for Cause.
►	Involuntary Termination Without Cause/Good Reason Resignation: includes a termination of the Named Executive Officer’s employment by us for reasons not constituting Cause and the resignation of the Named Executive Officer for reasons constituting Good Reason, including a resignation as a result of a change in the executive’s work location by more than a specified distance.
►	Change in Control Termination: includes a termination of the Named Executive Officer’s employment by us without Cause, or the resignation of the Named Executive Officer for Good Reason, within the applicable change in control protection period following a change in control of Gilead (i.e., “double trigger”).

For purposes of determining a Named Executive Officer’s eligibility for the various severance payments and benefits available under the Severance Plan, individual offer letters, and our equity plan, the following definitions are relevant:

A “change in control of Gilead” will be deemed to occur upon:

►	a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders continue to own more than 50% of the total combined voting power of the voting securities of the successor corporation;
►	a sale of all or substantially all our assets; or
►	the acquisition by any person or related group of persons of more than 50% of the total combined voting power of our outstanding securities, or a change in the majority of the members of our Board over a 12-month or shorter period by reason of one or more contested elections for Board membership.

Under the Severance Plan and our equity plan, a resignation for Good Reason is referred to as “Constructive Termination” and generally will be deemed to occur should a Named Executive Officer resign from his or her employment with us for any of the following reasons during the applicable change in control protection period:

►	an adverse change in his or her title, position or responsibilities (including reporting responsibilities) or the assignment to him or her of any duties or responsibilities which are inconsistent with his or her title, position or responsibilities;
►	a material reduction in his or her annual base compensation;
►	his or her required permanent relocation to any place outside a 50-mile radius of the location serving as his or her existing principal work site;
►	the failure by the new company to continue in effect any material compensation or employee benefit plan in which he or she was participating or to provide him or her with an aggregate level of compensation and benefits comparable to that in effect for him or her prior to the change in control; or
►	any material breach by the new company of any provision of any agreement we have with the Named Executive Officer.

In addition, a resignation following a required relocation, without consent, to a new work location that is more than 50 miles from the executive’s previous work location is also a Good Reason trigger under our Severance Plan outside the context of a change in control.

Mr. O’Day also has a definition of “Good Reason” under his individual offer letter with us, which generally allows for a “Good Reason” resignation, after a notice and cure period, upon:

►	an adverse change in employment status, title, position or responsibilities (including reporting responsibilities);
►	a reduction in annual base compensation;
►	a required relocation to any place outside a specified radius of the greater Foster City, California area; or
►	a material breach by the company or any subsidiary of the terms of his offer letter or of any written equity award agreement between him and the company.

A Named Executive Officer’s employment will be deemed to have been terminated “for Cause” if such termination occurs by reason of:

►	any act or omission in bad faith and to our detriment;
►	dishonesty, fraud, misconduct, material violation of any company policy or material breach of any agreement with us;
►	conviction or plea of nolo contendere to any crime involving dishonesty, breach of trust or physical or emotional harm to any person; or
►	poor performance, nonperformance or neglect of duties owed to us or insubordination.

2025 Proxy Statement	69

Back to Contents

The following table summarizes the payments and benefits that each Named Executive Officer would have been eligible to receive upon various termination of employment scenarios, assuming such scenarios occurred on December 31, 2024.

Type of Termination
Voluntary or “For Cause” Termination	► No severance payments. ► Accrued base salary and vacation pay. ► Vested but unpaid benefits.
Retirement(1)

►

To the extent retirement occurs at least 12 months after grant date, continued vesting of and five-year post-retirement exercise period (subject to existing expiration date) for stock options granted in or after 2019. Three-year post-retirement exercise period (subject to existing expiration date) for vested stock options granted in or prior to 2018.

►

Continued vesting of 100% of performance shares for which performance goals are attained, provided retirement occurs at least 12 months after grant date.

►

Continued vesting of 100% of restricted stock units granted between 2020 and 2023 in accordance with the standard vesting schedule, provided retirement occurs at least 12 months after grant date.

►

100% acceleration of restricted stock units granted in or after 2024, provided retirement occurs at least 12 months after grant date.

Death or Disability	► Accelerated vesting of equity awards (based on actual performance for completed performance periods and target performance for open performance periods for performance shares).
Involuntary Termination without “Cause” or for “Good Reason”(2)

►

Cash severance equal to 1.5 times (2.0 times for Mr. O’Day) base salary + 1.0 times (2.0 times for Mr. O’Day) target annual cash incentive.

►

Pro-rata target annual cash incentive for year of termination.

►

Lump-sum payment to cover the estimated cost of COBRA premiums for 18 months (24 months for Mr. O’Day).

►

Outplacement services for 6 months (12 months for Mr. O’Day).

Change in Control Termination (Involuntary Termination without “Cause” or Resignation for “Good Reason” within Change in Control Protection Period(3))

►

Cash severance equal to 2.5 times (3.0 times for Mr. O’Day) base salary + 2.5 times (3.0 times for Mr. O’Day) target annual cash incentive.

►

Pro-rata target annual cash incentive for year of termination.

►

Lump-sum payment to cover the estimated cost of COBRA premiums for 30 months (36 months for Mr. O’Day).

►

Outplacement services for 6 months (12 months for Mr. O’Day).

►

100% acceleration of stock option and restricted stock unit awards.

►

Acceleration of unvested performance shares as follows:

►

Accelerates at target if change in control occurs within first 12 months of performance period.

►

If the change in control occurs following that 12-month period, then accelerates at greater of (i) target or (ii) actual performance through the end of the fiscal quarter prior to the change in control date.

(1)	For equity awards granted in 2018 and prior years, retirement is defined as the termination of a Named Executive Officer’s employment with a combined age and years of service of not less than 70 years. For awards granted in and after 2019, retirement is defined as termination of employment after the Named Executive Officer (i) attains age 55 and has completed at least ten (10) years of continuous service or (ii) attains age 65. As of December 31, 2024, no Named Executive Officers were retirement eligible.
(2)	Other than a required relocation, the Good Reason trigger outside of the context of a change in control is only applicable to Mr. O’Day.
(3)	The change in control protection period would begin six months prior to the consummation of a change in control transaction and continue for a specified period following the effective date of the change in control transaction (24 months for Mr. O’Day and 18 months for the other Named Executive Officers).

A Named Executive Officer must execute and deliver a general release of claims against Gilead as a condition of his or her receipt of severance payments and benefits. The cash severance component of those arrangements will be paid in a series of equal periodic installments in accordance with our normal payroll practices over a period of years corresponding to the applicable multiple of base salary indicated above for the Named Executive Officer. However, a portion of those installments may be subject to a six-month holdback to the extent required under applicable tax laws.

70

Back to Contents

The estimated severance payments and benefits for which a Named Executive Officer would have become eligible if his or her employment terminated under these various scenarios are set forth in the table on page 81. The estimated amounts assume:

►	that the covered termination of employment occurred on December 31, 2024; and
►	the value of any equity vesting is based on the closing market price of our common stock on December 31, 2024.

The table on page 81 does not include accrued wages, vacation accrual, vested deferred compensation or the intrinsic value (as of December 31, 2024) of any outstanding stock options or other stock awards held by the Named Executive Officer that were vested on that date. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the Named Executive Officers should a separation from service or change in control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, our stock price, target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event, and the executive’s age and prevailing tax rates.

Dr. Parsey Transition Agreement

In connection with his involuntary termination of employment, on July 16, 2024, Gilead and Dr. Parsey entered into a Transition Agreement pursuant to which Dr. Parsey served in the Chief Medical Officer role until January 2, 2025. Dr. Parsey currently serves as a Senior Advisor to Gilead and is expected to continue in such role through April 1, 2025. Under the Transition Agreement, upon the effective date of his termination of employment, Dr. Parsey will be entitled to severance benefits as set forth in the Severance Plan as in effect at the time the Transition Agreement was entered into. The severance benefits entitled to Dr. Parsey were defined prior to his entry into the Transition Agreement and align with our standard severance benefits. No enhancements to severance were provided. These benefits include (i) cash severance payments equal to $3,405,498 (i.e., the sum of 18 months’ base salary and the average actual bonus earned by Dr. Parsey under Gilead’s annual bonus plan over the prior three fiscal years), payable in 18 equal monthly installments; (ii) a pro-rata annual bonus for 2025 based on actual company results without regard to any individual performance component; (iii) a lump-sum payment to cover the estimated cost of COBRA premiums for 18 months; and (iv) outplacement services for six months. The Transition Agreement also includes a customary release of claims and confidentiality, non-disparagement and cooperation covenants.

CEO Pay Ratio

We present below the ratio of annual total compensation of our median compensated employee to the annual total compensation of Mr. O’Day.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For 2024, we used the same median employee identified for purposes of calculating our 2023 pay ratio because we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. In identifying such median compensated employee, we applied the following steps:

►	We identified our median compensated employee from the 18,157 full-time and part-time workers who were included as employees on our payroll records as of October 1, 2023 based on year-to-date base salary, incentive compensation, commissions and vested equity values, with conforming adjustments for employees who were hired during that period but did not work the full nine months.
►	We then disregarded employees at the median who had anomalous compensation characteristics to select the median compensated employee.

We then calculated annual total compensation for the median compensation employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table.

The 2024 annual total compensation for Mr. O’Day was $23,689,392, as reported in the Summary Compensation Table. The 2024 annual total compensation for our median compensated employee was $244,296. The ratio of Mr. O’Day’s total compensation to our median compensated employee’s annual total compensation for fiscal year 2024 is 97 to 1.

2025 Proxy Statement	71

Back to Contents

Equity Grant Practices

The Compensation and Talent Committee generally approves the target value of annual equity awards for the Company’s executive officers, including each of the Named Executive Officers, at its regularly scheduled meeting in late January or early February of each year, with a grant date to be effective on March 10th, which is generally following the filing of our Annual Report on Form 10-K for the prior year. Annual equity awards to other company employees are typically approved by our CEO with a grant date of March 10th as well. Additionally, employees may enroll to purchase shares of the Company’s common stock under the terms of the Gilead Sciences, Inc. Employee Stock Purchase Plan, with purchase dates generally in February and August of each year. In special circumstances, including the hiring or promotion of an individual or where the Committee or its authorized delegate determines it is in the best interest of the Company, the Committee or its delegate may approve grants throughout the year, with such grants effective on the 10th day of each calendar month or at other times determined to be appropriate. The Company may change these practices in the future. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Consistent with the above-described practice, on March 10, 2024, the Committee granted our Named Executive Officers annual equity awards including stock options, restricted stock units and performance shares. This pre-approved grant was made four days before the Company filed a Form 8-K disclosing that Kevin E. Lofton had notified the Board of his decision to retire from the Board, effective as of the conclusion of his term at Gilead’s next annual meeting of stockholders held on May 8, 2024.

Due to this Form 8-K event, as required by SEC rules, the table below sets forth certain information about the annual stock option grants made to our Named Executive Officers.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award	Percentage Change in the Closing Market
Price of the Securities Underlying the
Award Between the Trading Day Ending
Immediately Prior to the Disclosure of
Material Nonpublic Information and the
Trading Day Beginning Immediately
Following the Disclosure of Material
					Nonpublic Information(1)
Daniel P. O’Day	March 10, 2024	279,130	$75.12	$4,125,011	(2.96)%
Andrew D. Dickinson	March 10, 2024	87,970	$75.12	$1,300,029	(2.96)%
Johanna Mercier	March 10, 2024	87,970	$75.12	$1,300,029	(2.96)%
Merdad V. Parsey, M.D., Ph.D.	March 10, 2024	89,660	$75.12	$1,325,004	(2.96)%
Deborah H. Telman	March 10, 2024	54,980	$75.12	$812,500	(2.96)%
(1)	Reflects the percentage change in the closing market price of our common stock between the trading day ending immediately prior to the Form 8-K filing ($75.94 on March 13, 2024) and the trading day beginning immediately following the disclosure of material nonpublic information ($73.69 on March 15, 2024).

72

Back to Contents

Summary Compensation Table

The following table shows, for the fiscal years 2024, 2023 and 2022, compensation awarded to, paid to, or earned by, our Named Executive Officers (“NEOs”).

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Daniel P. O’Day Chairman and Chief Executive Officer	2024	$1,771,201	$—	$12,426,816	(5)	$4,125,011	$4,028,096	$1,338,268	$23,689,392
	2023	$1,740,962	$—	$11,865,090		$3,749,966	$4,036,200	$1,215,472	$22,607,690
	2022	$1,691,154	$—	$10,603,901		$3,750,014	$4,716,480	$859,704	$21,621,253
Andrew D. Dickinson Chief Financial Officer	2024	$1,083,969	$—	$4,080,024	(5)	$1,300,029	$1,608,840	$36,896	$8,109,758
	2023	$1,052,396	$—	$4,143,271		$1,299,966	$1,574,304	$37,886	$8,107,823
	2022	$1,018,419	$—	$3,992,603		$1,474,983	$1,885,572	$31,121	$8,402,698
Johanna Mercier Chief Commercial Officer	2024	$1,148,038	$—	$4,139,594	(5)	$1,300,029	$1,845,246	$176,158	$8,609,065
	2023	$1,114,035	$—	$4,190,733		$1,299,966	$1,805,440	$176,580	$8,586,754
	2022	$1,081,471	$—	$4,301,757		$1,612,496	$1,995,732	$244,997	$9,236,453
Merdad V. Parsey, M.D., Ph.D. Chief Medical Officer	2024	$1,141,486	$—	$4,206,347	(5)	$1,325,004	$1,410,810	$27,484	$8,111,131
	2023	$1,108,215	$—	$4,269,768		$1,324,984	$1,657,632	$26,248	$8,386,847
	2022	$1,072,800	$—	$4,350,004		$1,612,496	$1,986,552	$15,362	$9,037,214
Deborah H. Telman Executive Vice President, Corporate Affairs and General Counsel	2024	$967,723	$—	$2,151,425	(5)	$812,500	$1,436,148	$704,083	$6,071,879
	2023	$936,865	$—	$1,895,703		$812,512	$1,288,980	$337,168	$5,271,228
	2022	$380,769	$1,200,000	$1,999,890		$499,979	$536,548	$205,763	$4,822,949
(1)	Includes amounts earned but deferred at the election of the NEO pursuant to our 401(k) savings plan and our non-qualified deferred compensation plan.
(2)	Represents the aggregate grant-date fair value of the equity-based awards, including restricted stock units (“RSUs”), performance shares and stock options granted to the NEOs for the applicable year under our 2022 Equity Incentive Plan (the “2022 Plan”), or our 2004 Equity Incentive Plan (the “2004 Plan,” collectively the “Equity Incentive Plans”), as applicable, calculated in accordance with FASB ASC Topic 718 (“Topic 718”), and does not take into account estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Note 14 to our Consolidated Financial Statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K for such fiscal year. Also, see the 2024 Grants of Plan-Based Awards table on page 75 for additional information.
(3)	For 2024, represents amounts paid in March 2025 based on our Compensation & Talent Committee’s review and certification of corporate performance for Mr. O’Day and review and certification of corporate performance and individual achievements for all other NEOs in 2024 pursuant to our annual incentive plan.
(4)	Includes the 2024 value of perquisites and other personal benefits, company contributions to our Section 401(k) plan, and term life insurance premiums.

2025 Proxy Statement	73

Back to Contents
Name	Perquisite and Other Personal Benefits	Contributions to Section 401(k) plan	Insurance Premiums	Total
Daniel P. O’Day	$1,311,784	$15,000	$11,484	$1,338,268
Andrew D. Dickinson	$17,894	$15,000	$4,002	$36,896
Johanna Mercier	$153,676	$15,000	$7,482	$176,158
Merdad V. Parsey, M.D., Ph.D.	$1,000	$15,000	$11,484	$27,484
Deborah H. Telman	$677,599	$15,000	$11,484	$704,083

Mr. O’Day: $1,311,784, which includes (i) a final $750,000 of company contribution credited to Mr. O’Day’s deferred compensation plan account on March 1, 2024. These contributions were provided to compensate him for the forfeiture of his pension benefits with his former employer; (ii) $35,517 reflecting the aggregate incremental cost incurred by us for Mr. O’Day’s personal use of our corporate automobiles; (iii) $240,998 reflecting the aggregate incremental cost incurred by us for the personal use of our corporate aircraft; and (iv) $285,269 reflecting the aggregate incremental cost incurred by us for security services provided to Mr. O’Day.
After considering the recommendation of an independent, third-party security study and in response to specific threats and incidents, our Board of Directors requires the use of company-provided personal security, aircraft and a car and driver for most of our CEO’s travel, including personal travel. The incremental costs incurred by the company for these items has been determined to be necessary to promote our CEO’s personal safety and security.
Mr. Dickinson: $17,894, which includes (i) $15,000 reflecting the aggregate incremental cost incurred by us for the personal use of our corporate automobiles; (ii) $994 reflecting the aggregate incremental cost incurred by us for the personal use of our corporate aircraft; (iii) $900 mobile cellphone benefit; and (iv) $1,000 wellness reimbursement.
Ms. Mercier: $153,676, which includes (i) $15,000 reflecting the aggregate incremental cost incurred by us for the personal use of our corporate automobiles; (ii) $13,834 reflecting the aggregate incremental cost incurred by us for the personal use of our corporate aircraft; (iii) $122,842 relocation subsidy reimbursement to Ms. Mercier, which includes tax reimbursements of $4,106; and (iv) $2,000 wellness reimbursement. The relocation support given to Ms. Mercier is consistent with Gilead’s standard practice for all employees eligible under Gilead’s mobility program.
Ms. Telman: $677,599, which includes (i) $15,000 reflecting the aggregate incremental cost incurred by us for the personal use of our corporate automobiles; (ii) $21,373 reflecting the aggregate incremental cost incurred by us for the personal use of our corporate aircraft; (iii) $640,326 relocation subsidy reimbursement to Ms. Telman, which includes tax reimbursements of $329,128; and (iv) $900 mobile cellphone benefit. The relocation support given to Ms. Telman is consistent with Gilead’s standard practice for all employees eligible under Gilead’s mobility program.
Our other NEOs are permitted limited use of the company-provided aircraft and a company car and driver for personal travel, primarily commuting, which allow for enhanced security, efficiency and availability, contributing to the amount of time they can spend on company business.
(5)	Includes the aggregate grant-date fair value of the performance shares determined in accordance with Topic 718. Performance objectives have been set for only certain tranches of the awards granted in each year and the associated grant-date fair values of those tranches have been incorporated in the table above. Tranches for which performance objectives have not been set do not have a reportable grant-date fair value under Topic 718 and therefore, are not included in the table above. Accordingly, amounts reported for 2024 reflect the grant-date fair value of awards granted in 2024 that are subject to a three-year Relative TSR performance condition and the portions of the 2022, 2023 and 2024 awards that are subject to the 2024 revenue goal. The aggregate grant-date fair values of the awards reported for 2024 (the Relative TSR tranche of the 2024 performance shares and the 2024 revenue subtranches of the 2022, 2023 and 2024 performance shares, as applicable), assuming maximum attainment of the applicable performance goals in effect for those tranches and subtranches, are as follows: $17,151,098 for Mr. O’Day, $5,732,557 for Mr. Dickinson, $5,851,698 for Ms. Mercier, $5,938,236 for Dr. Parsey, and $2,785,750 for Ms. Telman. As described in the Compensation Discussion and Analysis, the revenue subtranches of the 2023 and 2024 performance shares for which performance objectives have not yet been set do not at present have a reportable grant-date fair value under Topic 718. The grant-date fair values assume maximum goal attainment only as to those tranches or subtranches that at present have a reportable grant-date fair value. Assumptions used in the calculation of such grant-date fair values are set forth in Note 14 to our Consolidated Financial Statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K for such fiscal year.
See footnotes 4, 5, 6, and 7 to the 2024 Grants of Plan-Based Awards table on page 75 for a detailed description of the terms of the 2024 performance shares.

74

Back to Contents

2024 Grants of Plan-Based Awards

The following table sets forth certain additional information regarding grants of plan-based awards to our NEOs for the 2024 fiscal year:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards:		All Other Option Awards:		Exercise	Grant-Date
Name	Award Type	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold	Target		Maximum	Number of Shares of Stock or Units		Number of Securities Underlying Options		or Base Price of Option Awards	Fair Value of Stock and Option Awards(3)
Daniel P. O’Day	2022 performance shares	3/10/2024	1/31/2024	—	—	—	4,316	21,581	(4)(5)	43,162	—		—		—	$1,621,165
	2023 performance shares	3/10/2024	1/31/2024	—	—	—	3,145	15,723	(4)(6)	31,446	—		—		—	$1,181,112
	2024 performance shares	3/10/2024	1/31/2024	—	—	—	3,675	76,854	(4)(7)	153,708	—		—		—	$5,499,700
	2024 option awards	3/10/2024	1/31/2024	—	—	—	—	—		—	—		279,130	(8)	$75.12	$4,125,011
	2024 restricted stock unit awards	3/10/2024	1/31/2024	—	—	—	—	—		—	54,910	(9)	—		—	$4,124,839
	Corporate bonus	N/A	NA	—	$2,662,500	$5,325,000	—	—		—	—		—		—	—
Andrew D. Dickinson	2022 performance shares	3/10/2024	1/31/2024	—	—	—	1,698	8,488	(4)(5)	16,976	—		—		—	$637,619
	2023 performance shares	3/10/2024	1/31/2024	—	—	—	1,090	5,450	(4)(6)	10,900	—		—		—	$409,404
	2024 performance shares	3/10/2024	1/31/2024	—	—	—	1,158	24,218	(4)(7)	48,436	—		—		—	$1,733,049
	2024 option awards	3/10/2024	1/31/2024	—	—	—	—	—		—	—		87,970	(8)	$75.12	$1,300,029
	2024 restricted stock unit awards	3/10/2024	1/31/2024	—	—	—	—	—		—	17,305	(9)	—		—	$1,299,952
	Corporate bonus	N/A	NA	—	$1,090,000	$2,180,000	—	—		—	—		—		—	—
Johanna Mercier	2022 performance shares	3/10/2024	1/31/2024	—	—	—	1,856	9,280	(4)(5)	18,560	—		—		—	$697,114
	2023 performance shares	3/10/2024	1/31/2024	—	—	—	1,090	5,450	(4)(6)	10,900	—		—		—	$409,404
	2024 performance shares	3/10/2024	1/31/2024	—	—	—	1,158	24,219	(4)(7)	48,438	—		—		—	$1,733,124
	2024 option awards	3/10/2024	1/31/2024	—	—	—	—	—		—	—		87,970	(8)	$75.12	$1,300,029

	2024 restricted stock unit awards	3/10/2024	1/31/2024	—	—	—	—	—		—	17,305	(9)	—		—	$1,299,952
	Corporate bonus	N/A	NA	—	$1,154,000	$2,308,000	—	—		—	—		—		—	—
Merdad V. Parsey, M.D., Ph.D.	2022 performance shares	3/10/2024	1/31/2024	—	—	—	1,856	9,280	(4)(5)	18,560	—		—		—	$697,114
	2023 performance shares	3/10/2024	1/31/2024	—	—	—	1,111	5,555	(4)(6)	11,110	—		—		—	$417,292
	2024 performance shares	3/10/2024	1/31/2024	—	—	—	1,181	24,690	(4)(7)	49,380	—		—		—	$1,766,824
	2024 option awards	3/10/2024	1/31/2024	—	—	—	—	—		—	—		89,660	(8)	$75.12	$1,325,004
	2024 restricted stock unit awards	3/10/2024	1/31/2024	—	—	—	—	—		—	17,640	(9)	—		—	$1,325,117
	Corporate bonus	N/A	NA	—	$1,147,000	$2,294,000	—	—		—	—		—		—	—
Deborah H. Telman	2023 performance shares	3/10/2024	1/31/2024	—	—	—	681	3,407	(4)(6)	6,814	—		—		—	$255,934
	2024 performance shares	3/10/2024	1/31/2024	—	—	—	724	15,135	(4)(7)	30,270	—		—		—	$1,083,068

	2024 option awards	3/10/2024	1/31/2024	—	—	—	—	—		—	—		54,980	(8)	$75.12	$812,500
	2024 restricted stock unit awards	3/10/2024	1/31/2024	—	—	—	—	—		—	10,815	(9)	—		—	$812,423
	Corporate bonus	N/A	NA	—	$973,000	$1,946,000	—	—		—	—		—		—	—
(1)	Actual amounts paid in early 2025 were based on our Compensation & Talent Committee’s review and certification of corporate performance and individual achievements in 2024 under our annual bonus program and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 73.
(2)	Performance shares and RSU awards granted under the Equity Incentive Plans accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding performance shares and RSU awards. Dividend equivalents are accumulated and paid in cash when and to the extent the underlying shares are issued. Amounts in the “Threshold” column represent the number of shares of our common stock issuable (e.g., 20% of the target number of performance shares allotted to the revenue subtranche and 0.025% of the target number of performance shares allotted to the Total Shareholder Return (Relative TSR) tranche) upon threshold-level achievement of the performance goals described in footnotes 5, 6 and 7 below. If threshold level performance is not achieved, no shares are issuable.
(3)	Represents the grant-date fair value of each equity award, calculated in accordance with Topic 718, and does not take into account estimated forfeitures. The grant-date fair value of the performance shares awarded is based on the probable outcome of the pre-established performance objectives and the assumptions used in the calculation of the grant-date fair value of options are set forth in Note 14 to our Consolidated Financial Statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K for such fiscal year.

2025 Proxy Statement	75

Back to Contents
(4)

Performance objectives were set for certain tranches of performance shares which were approved in prior years by our Compensation & Talent Committee and the associated grant-date fair value of those tranches has been incorporated in the table above (i.e., the performance objectives for the third subtranche of the 2022 revenue-based performance shares for Mr. O’Day, Mr. Dickinson, Ms. Mercier and Dr. Parsey, and the second subtranche of the 2023 revenue-based performance shares for all five NEOs). Performance shares that had no grant date as the performance objectives had not yet been defined as of the close of the 2024 fiscal year, and therefore, do not have a reportable 2024 grant-date fair value under Topic 718 are excluded from the Summary Compensation Table and the table above (i.e., the performance objectives for the third subtranche of the 2023 revenue-based performance shares and the second and third subtranches of the 2024 revenue-based performance shares).

Because of changes in our stock price between the date of the approval by our Compensation & Talent Committee and the time when the performance objectives are established, the reported grant-date fair value of the performance shares differs from the award value approved by our Compensation  & Talent Committee. In addition, because the second and third subtranches of the 2024 revenue-based performance shares are excluded from the Summary Compensation Table and the table above, only approximately two-thirds of the value of performance shares awarded in 2024 is included in the two tables. The value of the relevant performance shares awarded to our NEOs in 2024 is as set forth below:

	Performance Share Award Value Approved By Our Compensation &	Performance shares at Target based on Compensation & Talent Committee Approval (# of Shares)
Executive Officer	Talent Committee	Relative TSR	Revenue
Mr. O’Day	$8,250,000	58,550	54,910
Mr. Dickinson	$2,600,000	18,450	17,305
Ms. Mercier	$2,600,000	18,450	17,305
Dr. Parsey	$2,650,000	18,810	17,640
Ms. Telman	$1,625,000	11,530	10,815

(5)	Represents the 2024 revenue subtranche of performance shares awarded in 2022 under the 2004 Plan, as that value was measured on March 10, 2024, the date on which the revenue target for that particular subtranche was first communicated to the NEOs (following approval by our Compensation & Talent Committee). Although such subtranche was part of the performance share awards originally granted on March 10, 2022, no grant-date fair value could be determined for that subtranche under Topic 718 until March 10, 2024.
The 2022 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee similar to the description of the 2024 performance shares in footnote 7 below. Based on the terms of the awards, any shares accrued on the basis of the applicable level of Relative TSR goal attainment are also subject to a service-vesting condition that generally requires continued service with us through the date following the completion of the performance period on which our Compensation & Talent Committee certifies the Relative TSR level attained (the “Relative TSR-based Awards Certification Date”). The Relative TSR three-year performance period is from March 1, 2022 through December 31, 2024. Based on the terms of the awards, any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the date following the completion of the third subtranche performance period on which our Compensation & Talent Committee certifies the attained level of the consolidated net product revenue goal applicable to the third subtranche (the “Revenue-based Awards Certification Date”), subject to pro-rata vesting in the event of death, disability or retirement before that date.
(6)	Represents the 2024 revenue subtranche of performance shares awarded in 2023 under the 2022 Plan, as that value was measured on March 10, 2024, the date on which the revenue target for that particular subtranche was first communicated to the NEOs (following approval by our Compensation & Talent Committee). Although such subtranche was part of the performance share awards originally made on March 10, 2023, no grant-date fair value could be determined for that subtranche under Topic 718 until March 10, 2024.
The 2023 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee similar to the description of the 2024 performance shares in footnote 7 below. Based on the terms of the awards, any shares accrued on the basis of the applicable level of Relative TSR goal attainment are also subject to a service-vesting condition that generally requires continued service with us through the Relative TSR-based Awards Certification Date. The Relative TSR three-year performance period is from March 1, 2023 through December 31, 2025. Based on the terms of the awards, any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the Revenue-based Awards Certification Date, subject to pro-rata vesting in the event of death, disability or retirement before that date.
Since the revenue goal for the third subtranche of the 2023 performance share award had not been set by our Compensation & Talent Committee as of the close of the 2024 fiscal year, that subtranche does not have a determinable grant-date fair value under Topic 718 for the 2024 fiscal year.
(7)	Represents the 2024 performance shares awarded on March 10, 2024 under the 2022 Plan.
The 2024 performance shares were divided into two equally-weighted Relative TSR and revenue tranches based on award value approved by the Compensation & Talent Committee. The performance-based vesting requirement for the Relative TSR tranche was set by our Compensation & Talent Committee on January 31, 2024 and is tied to the percentile level of our TSR for the three-year performance period from March 1, 2024 through December 31, 2026 relative to the TSR realized for that same period by the companies comprising three subsets of the S&P Health Sub-Index. Based on the terms of the awards, to receive any shares of our common stock accrued pursuant to this Relative TSR tranche, an executive officer must remain employed with us through the Relative TSR-based Awards Certification Date, subject to vesting in the event of death, disability or retirement before that date.
The performance-based vesting requirement for the revenue tranche of each performance award is divided into three equal subtranches, each with its own one-year performance period and applicable service period of one or more specified years, as follows:
The performance-based vesting requirement for the first subtranche was the achievement of the target level of consolidated net product revenue for the 2024 fiscal year as set by our Compensation & Talent Committee. The grant-date fair value of that particular subtranche was measured on March 10, 2024, in accordance with Topic 718 and does not take into account estimated forfeitures. Based on the terms of the awards, any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service through the Revenue-based Awards Certification Date.
Since the revenue goals for the second and third subtranches of the revenue tranche of the 2024 performance shares had not been set by our Compensation & Talent Committee as of the close of the 2024 fiscal year, those subtranches do not have a determinable grant-date fair value under Topic 718 for the 2024 fiscal year.
(8)	Reflects option awards granted under our 2022 Plan that vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment over the next 36 months. Subject to earlier forfeiture, the maximum term of such options is 10 years. The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the trading day before the grant date if the grant date is not on a trading day.
(9)	Represents time-based RSU awards under the 2022 Plan that vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the awardee’s employment over the next 36 months.

76

Back to Contents

2024 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option award and unvested stock award held by each of our NEOs as of December 31, 2024. Market values are based on our closing stock price on December 31, 2024, the last trading day of 2024, of $92.37:

	Option Awards(1)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Daniel P. O’Day	231,280	—	$66.01	3/1/2029	—		—	—		—
	256,620	—	$72.34	3/10/2030	—		—	—		—
	288,145	19,210	$63.91	3/10/2031	—		—	—		—
	274,474	124,761	$57.92	3/10/2032	—		—	—		—
	94,104	120,991	$79.50	3/10/2033	—		—	—		—
	—	279,130	$75.12	3/10/2034	—		—	—		—
	—	—	—	—	43,164	(4)	$3,987,059	—		—
	—	—	—	—	126,400	(5)	$11,675,568	—		—
	—	—	—	—	29,429	(6)	$2,718,377	—		—
	—	—	—	—	38,073	(7)	$3,516,822	—		—
	—	—	—	—	21,441	(8)	$1,980,528	42,790	(9)	$3,952,512
	—	—	—	—	27,739	(10)	$2,562,207	—		—
	—	—	—	—	32,292	(11)	$2,982,804	58,550	(12)	$5,408,264
	—	—	—	—	3,301	(13)	$ 304,913	—		—
	—	—	—	—	20,233	(13)	$1,868,922	—		—
	—	—	—	—	26,533	(14)	$2,450,853	—		—
	—	—	—	—	54,910	(14)	$5,072,037	—		—
Andrew D. Dickinson	18,210	—	$83.49	2/1/2028	—		—	—		—
	15,600	—	$80.72	3/10/2028	—		—	—		—
	44,160	—	$65.38	11/10/2029	—		—	—		—
	71,850	—	$72.34	3/10/2030	—		—	—		—
	89,643	5,977	$63.91	3/10/2031	—		—	—		—
	81,788	49,072	$57.92	3/10/2032	—		—	—		—
	32,622	41,943	$79.50	3/10/2033	—		—	—		—
	—	87,970	$75.12	3/10/2034	—		—	—		—
	—	—	—	—	16,978	(4)	$1,568,258	—		—
	—	—	—	—	49,720	(5)	$4,592,636	—		—
	—	—	—	—	11,574	(6)	$1,069,112	—		—
	—	—	—	—	14,975	(7)	$1,383,197	—		—
	—	—	—	—	7,432	(8)	$686,459	14,835	(9)	$1,370,309
	—	—	—	—	9,615	(10)	$888,127	—		—
	—	—	—	—	10,176	(11)	$939,948	18,450	(12)	$1,704,227
	—	—	—	—	1,027	(13)	$94,864	—		—
	—	—	—	—	7,958	(13)	$735,080	—		—
	—	—	—	—	9,197	(14)	$849,527	—		—
	—	—	—	—	17,305	(14)	$1,598,463	—		—

2025 Proxy Statement	77

Back to Contents
	Option Awards(1)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Johanna Mercier	148,110	—	$66.64	7/24/2029	—		—	—		—
	71,850	—	$72.34	3/10/2030	—		—	—		—
	86,442	5,763	$63.91	3/10/2031	—		—	—		—
	118,023	53,647	$57.92	3/10/2032	—		—	—		—
	32,622	41,943	$79.50	3/10/2033	—		—	—		—
	—	87,970	$75.12	3/10/2034	—		—	—		—
	—	—	—	—	18,560	(4)	$1,714,387	—		—
	—	—	—	—	54,340	(5)	$5,019,386	—		—
	—	—	—	—	12,654	(6)	$1,168,869	—		—
	—	—	—	—	16,372	(7)	$1,512,261	—		—
	—	—	—	—	7,432	(8)	$686,459	14,835	(9)	$1,370,309
	—	—	—	—	9,615	(10)	$888,127	—		—
	—	—	—	—	10,178	(11)	$940,111	18,450	(12)	$1,704,227
	—	—	—	—	991	(13)	$91,539	—		—
	—	—	—	—	8,700	(13)	$803,619	—		—
	—	—	—	—	9,197	(14)	$849,527	—		—
					17,305	(14)	$1,598,463	—		—
Merdad V. Parsey M.D., Ph.D.	196	—	$65.38	11/10/2029	—		—	—		—
	82,120	—	$72.34	3/10/2030	—		—	—		—
	90,712	6,048	$63.91	3/10/2031	—		—	—		—
	10,729	53,647	$57.92	3/10/2032	—		—	—		—
	33,250	42,750	$79.50	3/10/2033	—		—	—		—
	—	89,660	$75.12	3/10/2034	—		—	—		—
	—	—	—	—	18,560	(4)	$1,714,387	—		—
	—	—	—	—	54,340	(5)	$5,019,386	—		—
	—	—	—	—	12,654	(6)	$1,168,869	—		—
	—	—	—	—	16,372	(7)	$1,512,261	—		—
	—	—	—	—	7,575	(8)	$699,684	15,120	(9)	$1,396,634
	—	—	—	—	9,800	(10)	$905,238	—		—
	—	—	—	—	10,373	(11)	$958,200	18,810	(12)	$1,737,480
	—	—	—	—	1,039	(13)	$95,972	—		—
	—	—	—	—	8,700	(13)	$803,619	—		—
	—	—	—	—	9,374	(14)	$865,876	—		—
	—	—	—	—	17,640	(14)	$1,629,407	—		—
Deborah H. Telman	27,348	21,272	$60.75	7/25/2032	—		—	—		—
	20,390	26,215	$79.50	3/10/2033	—		—	—		—
	—	54,980	$75.12	3/10/2034	—		—	—		—
	—	—	—	—	4,646	(8)	$429,131	9,270	(9)	$856,270
	—	—	—	—	6,011	(10)	$555,202	—		—
	—	—	—	—	6,360	(11)	$587,468	11,530	(12)	$1,065,026
	—	—	—	—	3,601	(14)	$332,624	—		—
	—	—	—	—	8,229	(15)	$760,113	—		—
	—	—	—	—	5,749	(14)	$531,035	—		—
	—	—	—	—	10,815	(14)	$998,982	—		—
(1)	The options granted under the Equity Incentive Plans vest over a four-year period at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment. Each option is exercisable over a period not to exceed the contractual term of ten years from the grant date.

78

Back to Contents
(2)	The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the day before the grant date if the grant date was not a trading day.
(3)	Stock awards granted under the Equity Incentive Plans accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding stock awards. Dividend equivalents are accumulated and paid in cash when and to the extent that the underlying shares vest.
(4)	Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2022 performance shares, as described in footnote 5 to the 2024 Grants of Plan-Based Awards table on page 75, based on attainment of the applicable revenue goal at 200% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date. The shares were released on February 4, 2025.
(5)	Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2022 performance shares, as described in footnote 5 to the 2024 Grants of Plan-Based Awards table on page 75, based on attainment of the relative TSR goal at 200% of the target level. The shares were released on February 4, 2025.
(6)	Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2022 performance shares, as described in footnote 5 to the 2024 Grants of Plan-Based Awards table on page 75, based on attainment of the applicable revenue goal at 136% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date. The shares were released on February 4, 2025.
(7)	Represents the number of shares of our common stock that have accrued under the third revenue subtranche of the 2022 performance shares, as described in footnote 5 to the 2024 Grants of Plan-Based Awards table on page 75, based on attainment of the applicable revenue goal at 176% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date. The shares were released on February 4, 2025.
(8)	Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2023 performance shares, as described in footnote 6 to the 2024 Grants of Plan-Based Awards table on page 75, based on attainment of the applicable revenue goal at 136% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
(9)	Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2023 performance shares, as described in footnote 6 to the 2024 Grants of Plan-Based Awards table on page 75, assuming the established performance goal is attained at the target level.
(10)	Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2023 performance shares, as described in footnote 6 to the 2024 Grants of Plan-Based Awards table on page 75, based on attainment of the applicable revenue goal at 176% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
(11)	Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2024 performance shares, as described in footnote 7 to the 2024 Grants of Plan-Based Awards table on page 75, based on attainment of the applicable revenue goal at 176% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation & Talent Committee, subject to certain accelerated vesting provisions in the event of death, disability or a qualifying retirement before that date.
(12)	Represents the number of shares of our common stock that will vest and become issuable pursuant to the Relative TSR tranche of the 2024 performance shares, as described in footnote 7 to the 2024 Grants of Plan-Based Awards table on page 75, assuming the established performance goal is attained at the target level.
(13)	Represents time-based RSU awards under the 2004 Plan that vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the awardee’s employment over the next 36 months.
(14)	Represents time-based RSU awards under the 2022 Plan that vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the awardee’s employment over the next 36 months.
(15)	Represents time-based RSU awards under the 2022 Plan that vest at the rate of 33% on the first anniversary of the grant date and 33% on each subsequent anniversary during the awardee’s employment over the next two years.

2025 Proxy Statement	79

Back to Contents

2024 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of stock options and vesting of RSUs and/or performance shares for each of our NEOs during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Daniel P. O’Day	—	—	240,702	$18,787,081
Andrew D. Dickinson	248,645	$5,536,695	76,607	$5,980,192
Johanna Mercier	—	—	75,068	$5,859,871
Merdad V. Parsey, M.D., Ph.D.	195,413	$5,786,363	78,486	$6,125,893
Deborah H. Telman	—	—	14,758	$1,134,208
(1)	Option awards value realized is determined by multiplying (i) the amount by which the market price of our common stock at the time of exercise exceeded the exercise price by (ii) the number of shares of common stock for which the options were exercised.
(2)	Stock awards value realized is determined by multiplying (i) the closing market price of our common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

2024 Nonqualified Deferred Compensation

The following table shows the contributions, earnings and account balances as of 2024 fiscal year end for our NEOs under our Deferred Compensation Plan:

Name	Executive Contributions in Last Fiscal Year		Company Contributions in Last Fiscal Year		Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End(2)
Daniel P. O’Day	$—		$750,000	(3)	$567,516	$—	$5,676,749
Andrew D. Dickinson	$471,168	(4)	$—		$62,435	$—	$650,338
Johanna Mercier	$—		$—		$—	$—	$—
Merdad V. Parsey, M.D., Ph.D.	$—		$—		$23,656	$—	$1,911,342
Deborah H. Telman	$1,395,675	(5)	$—		$180,921	$—	$1,681,587
(1)	The reported amounts correspond to a composite of the actual market earnings on a group of investment funds selected by the applicable NEOs for purposes of tracking the notional investment return on his or her balance for the 2024 fiscal year.
(2)	Includes the following amounts reported as compensation to the NEOs in prior year Summary Compensation Tables: $3,861,548 for Mr. O’Day, $105,240 for Mr. Dickinson, $1,848,353 for Dr. Parsey and $93,687 for Ms. Telman.
(3)	Represents $750,000 of deferred other compensation reported as “All Other Compensation” in the 2024 Summary Compensation Table for Mr. O’Day.
(4)	Includes deferred salary of $156,307 reported in the 2024 Summary Compensation Table and $314,861 reported as “Non-Equity Incentive Plan Compensation” in the 2023 Summary Compensation table for Mr. Dickinson.
(5)	Includes deferred salary of $185,852 reported in the 2024 Summary Compensation Table and $1,209,823 reported as “Non-Equity Incentive Plan Compensation” in the 2023 Summary Compensation table for Ms. Telman.

80

Back to Contents

2024 Potential Payments Upon Involuntary Termination or Change in Control Termination

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause or Resignation for Good Reason(1) Without a Change in Control		Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period		Death/Disability
Daniel P. O’Day
Cash severance	$8,875,000		$13,312,500		$—
Pro-rata bonus	$2,662,500	(2)	$2,662,500	(2)	$—
Equity award vesting acceleration	$—		$64,531,375	(3)	$64,531,375	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$43,818		$65,727		$—
Outplacement services	$10,950		$10,950		$—
Total	$11,592,268		$80,583,052		$64,531,375
Andrew D. Dickinson
Cash severance	$2,725,000		$5,450,000		$—
Pro-rata bonus	$1,090,000	(2)	$1,090,000	(2)	$—
Equity award vesting acceleration	$—		$22,967,130	(3)	$22,967,130	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$60,580		$100,966		$—
Outplacement services	$7,950		$7,950		$—
Total	$3,883,530		$29,616,046		$22,967,130
Johanna Mercier
Cash severance	$2,885,000		$5,770,000		$—
Pro-rata bonus	$1,154,000	(2)	$1,154,000	(2)	$—
Equity award vesting acceleration	$—		$23,985,723	(3)	$23,985,723	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$49,410		$82,351		$—
Outplacement services	$7,950		$7,950		$—
Total	$4,096,360		$31,000,024		$23,985,723
Merdad V. Parsey, M.D., Ph.D.
Cash severance	$2,867,500		$5,735,000		$—
Pro-rata bonus	$1,147,000	(2)	$1,147,000	(2)	$—
Equity award vesting acceleration	$—		$24,223,493	(3)	$24,223,493	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$48,931		$81,552		$—
Outplacement services	$7,950		$7,950		$—
Total	$4,071,381		$31,194,995		$24,223,493
Deborah H. Telman
Cash severance	$2,432,500		$4,865,000		$—
Pro-rata bonus	$973,000	(2)	$973,000	(2)	$—
Equity award vesting acceleration	$—		$9,054,863	(3)	$9,054,863	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$38,090		$63,483		$—
Outplacement services	$7,950		$7,950		$—
Total	$3,451,540		$14,964,296		$9,054,863
(1)	Per the terms of his offer letter, all such amounts are also payable to Mr. O’Day in the event of his resignation for Good Reason. The other NEOs are also entitled to all listed amounts other than the equity award vesting acceleration on a resignation following a required relocation, without consent, to a new work location that is more than 50 miles from the executive’s previous work location under the Severance Plan.
(2)	Amount reflects the pro-rated target bonus for the year of termination pursuant to the Severance Plan.
(3)	Amount reflects $92.37 (our closing stock price on December 31, 2024) multiplied by the number of shares covered by each accelerating award and for stock options, less the applicable exercise price. The 2022 relative TSR performance shares reflect payout at 200% of target. The 2022 revenue-based performance shares reflect payout at 171% of target (200% for the first subtranche, 136% for the second subtranche, 176% for the third subtranche). The 2023 relative TSR performance shares assume payout at 100% of target. The 2023 revenue-based performance shares assumes payout at 137% of target (136% for the first subtranche, 176% for the second subtranche, 100% for the third subtranche). The 2024 relative TSR performance shares assume payout at 100% of target. The 2024 revenue-based performance shares assume payout at 125% of target (176% for the first subtranche, 100% for the second subtranche, 100% for the third subtranche).

2025 Proxy Statement	81

Back to Contents

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information regarding our pay for performance philosophy and how we align executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” on page 50.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Mr. O’Day(1)	Compensation Actually Paid to Mr. O’Day(2)	Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (in millions)(7)	Net Product Revenue (in millions)(8)
2024	$23,689,392	$44,785,379	$7,725,458	$14,186,970	$174	$118	$480	$28,610
2023	$22,607,690	$15,483,783	$7,588,163	$5,469,137	$147	$119	$5,613	$26,934
2022	$21,621,253	$54,965,255	$7,874,828	$18,182,586	$150	$114	$4,566	$26,982
2021	$19,229,466	$31,485,348	$6,279,776	$9,693,178	$121	$126	$6,201	$27,008
2020	$18,998,095	$16,117,322	$6,616,768	$6,126,435	$93	$126	$89	$24,355

(1)	The dollar amounts reported are the amounts reported in the “Total” column of the Summary Compensation Table for our Chairman and Chief Executive Officer, Mr. O’Day.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules, for Mr. O’Day. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Summary Compensation Table Total for Mr. O’Day	Less: Summary Compensation Table Reported Value of Equity Awards(a)	Plus: Equity Award Adjustments(b)	Equals: Compensation Actually Paid to Mr. O’Day
2024	$23,689,392	$16,551,827	$37,647,814	$44,785,379
2023	$22,607,690	$15,615,056	$8,491,149	$15,483,783
2022	$21,621,253	$14,353,915	$47,697,917	$54,965,255
2021	$19,229,466	$13,139,064	$25,394,946	$31,485,348
2020	$18,998,095	$11,513,097	$8,632,324	$16,117,322
(a)	Represents the aggregate grant-date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year were as set forth in the table below. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted during the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested during the Year	Value of Dividend Equivalents Accrued or Other Earnings Paid on Stock Awards Not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2024	$23,956,270	$13,333,936	$(1,033,888)	$1,391,496	$37,647,814
2023	$12,525,814	$(2,481,113)	$(2,859,625)	$1,306,073	$8,491,149
2022	$34,153,918	$14,183,571	$(1,966,582)	$1,327,010	$47,697,917
2021	$17,162,219	$6,011,125	$707,262	$1,514,340	$25,394,946
2020	$8,885,442	$(1,693,496)	$409,911	$1,030,467	$8,632,324

(3)	The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, 2023 and 2022, Andrew D. Dickinson, Johanna Mercier, Merdad V. Parsey and Deborah H. Telman; and (ii) for 2021 and 2020, Andrew D. Dickinson, Johanna Mercier, Merdad V. Parsey and Brett A. Pletcher.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs identified in footnote 3, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to any NEO during the applicable year. In accordance with SEC rules, the following adjustments were made to average total compensation for the NEOs for each year to determine the compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Other NEOs	Less: Summary Compensation Table Average Reported Value of Equity Awards	Plus: Average Equity Award Adjustments(a)	Equals: Average Compensation Actually Paid to Other NEOs
2024	$7,725,458	$4,828,738	$11,290,250	$14,186,970
2023	$7,588,163	$4,809,225	$2,690,199	$5,469,137
2022	$7,874,828	$4,961,052	$15,268,810	$18,182,586
2021	$6,279,776	$3,625,534	$7,038,936	$9,693,178
2020	$6,616,768	$3,087,064	$2,596,731	$6,126,435
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

82

Back to Contents
Year	Average Year End Fair Value of Equity Awards Granted During the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Value of Dividend Equivalents Accrued or Other Earnings Paid on Stock Awards Not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2024	$6,878,321	$4,260,282	$(282,467)	$434,114	$11,290,250
2023	$3,955,902	$(789,322)	$(879,498)	$403,117	$2,690,199
2022	$11,751,514	$3,365,229	$(289,102)	$441,169	$15,268,810
2021	$4,989,853	$1,461,574	$271,571	$315,938	$7,038,936
2020	$2,488,166	$(365,446)	$269,145	$204,866	$2,596,731

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of each year shown and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(6)	The peer group used for this purpose is Nasdaq Biotechnology Index.

(7)	The dollar amounts reported represent the amount of net income reflected in our Consolidated Statements of Income included in our Annual Report on Form 10-K for the applicable year. Our 2022 net income included a $2.7 billion partial impairment charge related to certain IPR&D assets acquired from Immunomedics, Inc. Our 2024 net income included $4.2 billion partial impairment charges related to certain IPR&D assets acquired from Immunomedics, Inc.
(8)	The dollar amounts reported represent the amount of net product sales revenue reflected in our Consolidated Statements of Income included in our Annual Report on Form 10-K for the applicable year. Total full year 2024 product sales of $28,610 increased by 6% compared to the same period in 2023, with higher HIV, Liver Disease, and Oncology sales.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis” on page 50, our executive compensation program reflects a pay-for-performance philosophy, with a focus not only on the successful progression of research programs, clinical trials and the launch of new products but also on performance across a range of shorter-term metrics that advance our long-term strategy and longer-term value creation for our stockholders. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our company for our stockholders. As required by Item 402(v), the most important financial performance measures used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

a.	Net Product Revenue
b.	Relative TSR
c.	Non-GAAP Operating Income

Analysis of the Information Presented in the Pay versus Performance Table

While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table on page 82. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

2025 Proxy Statement	83

Back to Contents

Compensation Actually Paid Versus TSR 2020 – 2024

Compensation Actually Paid Versus Net Income 2020 – 2024

Compensation Actually Paid Versus Net Revenue 2020 – 2024

84

Back to Contents

Stockholder Proposals

PROPOSAL 4

Stockholder Proposal Requesting the CEO Pay Ratio Factor Be Included in the Company’s Executive Compensation Programs

Jing Zhao has submitted a stockholder proposal for consideration at the Annual Meeting. We will furnish the address for the proponent upon receipt of a request to the Corporate Secretary for such information. We have been notified that Mr. Zhao has continuously held 60 shares of our common stock since at least March 6, 2019.

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Mr. Zhao to the stockholders for approval is as follows:

Stockholder Proposal

Stockholder Proposal to Improve Executive Compensation Program

Resolved: stockholders recommend that Gilead Sciences, Inc. (our Company) improve the executive compensation programs to include the CEO pay ratio factor.

Supporting Statement

The American corporate boards and executives have become a class of oligarchy, as defined by Aristotle, according to his _Politics_. In this great classic, Aristotle demonstrated that in a stable polis, the ratio of the rich citizen’s land to the poor citizen’s land should not be over 5 to 1. Our Company’s CEO pay ratio is 110 to 1 in 2023 (2024 Notice of Annual Meeting of Stockholders and Proxy Statement p.67), jumped from 89 to 1 in 2022 (2023 Notice of Annual Meeting of Stockholders and Proxy Statement p.79).

America’s ballooning executive compensation is not sustainable for the economy, and there is no rational methodology to decide the executive compensation, particularly because there is no consideration of the CEO pay ratio. The Economic Policy Institute found that “From 1978–2023, top CEO compensation shot up 1,085%, compared with a 24% increase in a typical worker’s compensation. In 2023, CEOs were paid 290 times as much as a typical worker—in contrast to 1965, when they were paid 21 times as much as a typical worker.”[1] The CEO pay ratios of big Japanese and European companies are much less than of big American companies. The increase of disparity of income has a direct negative impact on American social instability.

Adam Smith said: “Wealth, as Mr Hobbes says, is power.” America has a long history to check and balance power. The public gives the board the power to run the corporate business without organized unions in most American big companies, and without employee representation in the board; and the board is nominated and elected without any competition. To increase the executive wealth (compensation) irregularly, irrationally, and unreasonably is to abuse the power. Shareholders in JPMorgan Chase & Co., Intel, Netflix, Salesforce and other big companies rejected sky-high executive pay packages in 2022, 2023, and 2024.

Human nature has not changed dramatically. The Company has the flexibility to reform the Compensation and Talent Committee to improve the executive compensation programs to include the CEO pay ratio factor.

	[1]	By Josh Bivens, Elise Gould, and Jori Kandra, September 19, 2024.

2025 Proxy Statement	85

Back to Contents

Our Board Recommends a Vote AGAINST This Proposal

Our executive compensation program is designed through thoughtful application of a combination of pay elements to promote an adept, driven executive team whose incentives align with Gilead’s and stockholder interests. We believe that given our strong existing executive compensation practices and policies, which have historically received broad stockholder support, the adoption of this proposal is unnecessary, and its implementation would not meaningfully enhance our executive compensation program.

Our Current Executive Compensation Program is Strategically Designed to Align with Stockholder Interests and Gilead’s Performance

Our Compensation and Talent Committee reviews our executive compensation programs, payment criteria, goals and pay outcomes annually to maintain programs that are fair, aligned with stockholder expectations and deliver pay that is aligned with Gilead’s performance:

►	Our executive compensation program is designed to recognize both short- and long-term successes, and a substantial portion of an executive’s target total direct compensation is at-risk and tied directly to Gilead’s performance;
►	Our annual incentive plan aligns pay to Gilead’s performance through rigorous annual incentive metrics with financial metrics weighted at 50% and strategic metrics comprising the other 50%;
►	Our long-term incentive plan aligns pay with the long-term interests of our stockholders and provides value based on stock price appreciation, relative Total Stockholder Return growth and achievement of financial goals; and
►	We maintain “best-in-class” governance standards for the oversight of our executive compensation program and practices.

As described in more detail under “Compensation Discussion and Analysis,” a significant portion of our executive compensation is performance-based and dependent upon Gilead’s success in creating long-term value for our stockholders. In addition, we take a holistic perspective in establishing total compensation for our executive officers, considering internal pay equity that recognizes officers’ relative experience, responsibilities and individual capabilities in addition to external market compensation practices. We believe this approach helps us attract and retain the most talented executives to help drive innovation, creativity, growth and long-term value for our stockholders. The proposal would interfere with our carefully designed executive compensation program, which we believe is not only effective but integral to our success.

The SEC’s Required CEO Pay Ratio Calculation Is Not a Meaningful Input to Our Executive Compensation Program

Our Compensation and Talent Committee does not believe that the CEO pay ratio should factor into Gilead’s compensation philosophy or objectives or guide its executive compensation decisions. The CEO pay ratio is required by SEC rules and is simply a mathematical result derived from two components – the annual total compensation of a company’s CEO, as determined under SEC rules, and the median of the annual total compensation of all employees of the company other than the CEO. CEO pay ratios vary widely from company to company, as the determination of the median compensated employee and the amount of that compensation is influenced by a wide variety of factors such as differences in the composition and location of companies’ workforces, areas of business and other circumstances. Both the compensation of Gilead’s CEO and the compensation of our employees are the result of thoughtful decisions based on individual and company performance, as well as the competitive market for talent. Factoring the CEO pay ratio into these determinations would severely limit our ability to attract and retain critical talent in highly competitive markets. Consequently, the CEO pay ratio itself is not a meaningful factor in setting executive compensation and does not provide stockholders with decision-useful insight into how our executive compensation program compares to those of other companies.

Stockholders Have Overwhelmingly Supported Our Executive Compensation Program

Gilead recognizes the value of and is committed to engaging with our stockholders. We believe strong corporate governance includes proactive outreach and engagement with our stockholders on a regular basis throughout the year to better understand the issues that are important to them. This enables

86

Back to Contents

us to meaningfully and effectively address these matters and to drive improvements in our policies, communications and other areas. As described in more detail under “Our Stockholder Outreach and Engagement,” our senior leadership team engages with investors on a variety of topics in a number of forums, including in quarterly earnings calls, investor and industry conferences, analyst meetings and individual corporate governance and corporate responsibility discussions with stockholders. In addition, our Lead Independent Director participates in investor meetings and shares the investor views expressed in these meetings with the full Board. These conversations are with respect to a variety of topics, including our executive compensation program and philosophy. Among the key topics discussed with stockholders in 2024 were the Company’s executive stock ownership guidelines and the strategic goals and financial metrics of our short-term and long-term incentive plans in our executive compensation program. During these engagements, stockholders have not expressed a desire for us to incorporate the CEO pay ratio as an element of our executive compensation program.

In addition, our stockholders have consistently and overwhelmingly endorsed our pay practices. Most recently, at our 2024 annual meeting of stockholders, our stockholders supported our advisory proposal to approve Gilead’s executive compensation by approximately 91.3% of the votes cast, similar to the levels of support expressed at our 2023 (90.9%) and 2022 (91.3%) annual meetings of stockholders.

Our Board unanimously recommends a vote “AGAINST” Proposal 4.

2025 Proxy Statement	87

Back to Contents
PROPOSAL 5

Stockholder Proposal Requesting an Independent Board Chair Policy

John Chevedden has submitted a stockholder proposal for consideration at the Annual Meeting. We will furnish the address for the proponent upon receipt of a request to the Corporate Secretary for such information. We have been notified that Mr. Chevedden has continuously held 150 shares of our common stock since at least October 1, 2021.

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Mr. Chevedden to the stockholders for approval is as follows:

Stockholder Proposal

Proposal 5 – Support an Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board the Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director. The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

Previously this proposal topic received 44%-support from Gilead Sciences shareholders.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to others and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

It is important to have an independent Board Chairman given the context of the stagnate Gilead Sciences long-term stock performance during a robust stock market. The Gilead stock price was at $84 in 2020 and at only $87 in late 2024. Giving the 2 most important Gilead jobs to one person is not working at Gilead.

Please vote yes:

Support an Independent Board Chairman – Proposal 5

88

Back to Contents

Our Board Recommends a Vote AGAINST This Proposal

Our Board’s View Aligns with Recent Stockholder Votes on this Issue

In 2013-2015 and 2017-2022, our Board carefully considered stockholder proposals requesting that our Board adopt a policy that the Chairperson of the Board be an independent director. In each of those votes, the majority of shares were voted AGAINST the proposals. Our Board continues to believe that stockholder interests are best served when the Board has the flexibility to determine the best person to serve as Chairperson, and that the robust duties of our Lead Independent Director provide strong independent Board leadership. Our Board recommends a vote AGAINST this proposal.

The Board Should Have Flexibility to Choose an Appropriate Governance Structure Tailored to the Needs of Gilead

One of the most important tasks undertaken by a board is to select the leadership of the board and the company. In order to execute this critical function most effectively and in the best interest of our stockholders, our Board needs the flexibility to design Gilead’s board leadership structure based on the circumstances at the time. Our Board is composed of directors with diverse backgrounds, experiences and perspectives, as well as extensive knowledge about Gilead’s business and our industry, and is best positioned to evaluate the optimal Board leadership structure.

Our current policy enables our Board to choose a leadership structure that can be tailored to the strengths of Gilead’s officers and directors and best addresses Gilead’s evolving and highly complex business. The policy also allows our Board to make changes in the company’s leadership structure when the Board believes that such actions are in the best interests of the company and its stockholders. Departing from Gilead’s current policy would unduly impair our Board’s ability to select the director it believes is best suited to serve as Chairperson based on the circumstances at the time.

The independent directors review this structure on a regular basis to ensure that it continues to serve the best interests of Gilead. As part of this review, the Board incorporates feedback from investors gained through our year-round stockholder engagement efforts. In addition, our annual Board self-assessment process evaluates the effectiveness of the Board, the Chairperson’s leadership of the Board and our Lead Independent Director. Our Board has determined that it is currently in the best interests of Gilead to have a powerful Lead Independent Director in addition to our Chairperson of the Board.

In May 2024, our Board unanimously appointed Anthony Welters as our Lead Independent Director, in recognition of his leadership experience, in-depth knowledge of Gilead and demonstrated commitment to the role. Having served as a director on the Board since 2020, he has developed deep knowledge of our operations and business cycles. Mr. Welters has significant leadership experience on other public boards and in the healthcare industry. In addition, he has extensive experience in the health insurance and managed care industry and has demonstrated his commitment to delivering healthcare to underserved communities. Given his proven leadership capability, breadth of industry experience and business success, our Board believes Mr. Welters is a strong and effective Lead Independent Director.

Mr. O’Day’s Role as Our Chairman of the Board is in the Best Interests of Gilead and its Stockholders

The independent directors of our Board have concluded that it is currently in the best interests of Gilead and its stockholders for Mr. O’Day to serve as our Chairman of the Board (in addition to his role as Chief Executive Officer) because it best positions Mr. O’Day to effectively drive future strategy and decision-making for our organization.

In addition to Mr. O’Day’s public, private and non-profit board experience, he has a track record of success in highly scientific and competitive therapeutic areas, deep understanding of the evolving healthcare environment around the world and unwavering commitment to driving innovation across all aspects of a business.

2025 Proxy Statement	89

Back to Contents

Our Lead Independent Director Ensures Our Board’s Independent Leadership and Accountability

We believe the robust duties of our Lead Independent Director empower our independent directors to provide effective guidance and oversight of management, including our Chief Executive Officer. The role of Lead Independent Director at Gilead is modeled on the role of an independent Chairperson, ensuring a strong, independent and active Board of Directors. As set forth in the Lead Independent Charter adopted by our Board, the Lead Independent Director has clearly delineated and comprehensive duties. These duties include:

►	Consulting with the Chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing company operations;
►	Consulting with the Chairperson regarding and approving the information, agenda and schedules of meetings of the Board of Directors and Board committees;
►	Advising the Chairperson as to the information necessary or appropriate for the independent directors to effectively and responsibly perform their duties and provide feedback on the quality, quantity and timeliness of information submitted by management;
►	Advising the Board of Directors and its committees on the retention of advisers and consultants who report directly to the Board of Directors;
►	Calling meetings of the independent directors, as appropriate;
►	Chairing meetings of the Board of Directors when the Chairperson is not present or when otherwise appropriate, including all executive sessions of independent directors;
►	Serving as principal liaison between the independent directors and the Chairperson and between the independent directors and senior management;
►	Providing independent directors with adequate opportunities to meet and discuss issues in meetings of the independent directors;
►	Encouraging director participation by fostering an environment of open dialogue and constructive feedback among independent directors;
►	Communicating to management, as appropriate, the results of private discussions among independent directors;
►	Facilitating the effective functioning of key Board committees and providing input on functioning of the committees, when required;
►	Participating on ad-hoc committees established to deal with extraordinary matters, such as investigations and mergers and acquisitions;
►	Providing guidance on director succession and development;
►	Ensuring Board agendas provide the Board with the ability to periodically review and provide input on the company’s long-term strategy and to monitor management’s execution of the long term-strategy;
►	Unless otherwise directed by the Board, serving as the independent directors’ representative in crisis situations;
►	Monitoring, in collaboration with the Nominating and Corporate Governance Committee, conflicts of interest of all directors, including the Chief Executive Officer;
►	Participating, in collaboration with the Compensation and Talent Committee, in succession planning for the Chief Executive Officer and in talent retention and development programs for members of senior management;
►	Responding, as appropriate, to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairperson and other directors as the Lead Independent Director may deem appropriate;
►	Representing independent directors in communications with other stakeholders, as required; and
►	Performing such other duties as the Board of Directors may from time to time delegate.

90

Back to Contents

In addition, as required by our Board Guidelines, Gilead’s independent directors meet without executive management on a routine basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Our Corporate Governance Practices Empower Our Independent Directors to Select the Right Leadership Structure as Gilead Navigates Changing Conditions

Gilead’s strong corporate governance policies and practices provide our independent directors with the ability to effectively oversee our management and make well-informed decisions about critical issues, such as the Board’s leadership structure.

►	Substantial majority of our directors are independent. Currently, eight out of the nine director nominees are independent.
►	Fully independent Board committees. All members of the Board’s committees—the Audit Committee, the Compensation and Talent Committee, the Nominating and Corporate Governance Committee and the Science Committee—are “independent” in accordance with or as defined in the rules adopted by the SEC and Nasdaq and Gilead’s own Board Guidelines. This ensures that oversight of critical matters such as the integrity of our financial statements, the compensation of our executive officers, the selection and evaluation of directors, the development of corporate governance principles and oversight of our scientific strategies is entrusted to independent directors.
►	Annual Board and committee evaluations. Our Lead Independent Director conducts an annual assessment of the Board, the Chairperson’s Board leadership and committees of the Board to evaluate their effectiveness.
►	Independent evaluation of Chief Executive Officer performance. Our Compensation and Talent Committee, which is fully independent, is responsible for performing an annual evaluation of the Chief Executive Officer against his performance objectives.
►	Ongoing Board refreshment. Our Nominating and Corporate Governance Committee regularly evaluates the Board’s composition to ensure a diversity of perspectives and skillsets to oversee management’s execution of our strategy.
►	Ability to consult with external advisers. Our Lead Independent Director has the authority to engage outside advisers and consultants as he deems appropriate to fulfill his responsibilities.
►	Established corporate governance guidelines. We maintain strong corporate governance policies and practices. Information regarding our corporate governance initiatives, including our Board Guidelines and the charter for each Board committee, can be found on our website at www.gilead.com on the Investors page under “Corporate Governance.”
We believe that the interests of our stockholders will be best served by maintaining our Board’s flexibility in determining the board leadership structure that is best suited to the needs of Gilead at any particular time.

Our Board unanimously recommends a vote “AGAINST” Proposal 5.

2025 Proxy Statement	91

Back to Contents
PROPOSAL 6

Stockholder Proposal Requesting a Comprehensive Human Rights Policy and Human Rights Due Diligence Process

Mercy Investment Services, Inc. (“Mercy) and co-filers have submitted a stockholder proposal for consideration at the Annual Meeting. We have been notified that Mercy has continuously held shares of our common stock worth at least $2,000 since at least November 22, 2021. We will furnish the address for Mercy and the name, address and known shareholdings for the co-filers of this proposal upon receipt of a request to the Corporate Secretary for such information.

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Mercy and co-filers to the stockholders for approval is as follows:

Stockholder Proposal

RESOLVED, that shareholders of Gilead Sciences Inc. (“Gilead” or the “Company”) urge the board of directors to adopt a comprehensive human rights policy covering Gilead’s operations, activities, business relationships, and products, that commits Gilead to respecting internationally recognized human rights, including the right to health, and to conducting human rights due diligence (“HRDD”) to identify, prevent, mitigate, and remedy the most salient adverse human rights impacts caused by Gilead’s or a supplier’s activities.

Supporting Statement

The United Nations Guiding Principles on Business and Human Rights (the “UNGPs”) state that businesses should adopt a human rights policy committing them to respecting internationally recognized human rights.[1] Although Gilead has a supplier code of conduct, it does not have a comprehensive human rights policy that applies to its own operations and commits Gilead to respecting the human right to health.

The Universal Declaration of Human Rights states, “Everyone has the right to a standard of living adequate for the health and well-being of himself and of his family, including . . . medical care.”[2] Article 12.1 of the International Covenant on Economic, Social, and Cultural Rights “recognize[s] the right of everyone to the enjoyment of the highest attainable standard of physical and mental health.”[3] Access to medicines is a key element of the right to health. Target 3.8 of Sustainable Development Goal 3 assesses progress toward “access to safe, effective, quality and affordable essential medicines and vaccines for all.”[4] As a global pharmaceutical company, we believe Gilead should commit to respecting this right.

Gilead has been criticized for limiting access to its lifesaving HIV medications. Its recent deal licensing to six generics manufacturers the right to sell the “game-changing”[5] long-acting lenacapavir has been faulted for sidestepping the Medicines Patent Pool and for its inadequate geographic reach.[6] Lenacapavit’s annual U.S. price of over $40,000 also inhibits access.[7] Gilead recently settled one case and faces a much larger one claiming that its delay in seeking approval for a safer form of tenofovir out of a desire to fully exploit its exclusivity period for its already FDA-approved but much more toxic form of the drug caused kidney and bone damage that killed patients.[8]

	[1]	https://www.ohchr.org/sites/default/files/documents/publications/guidingprinciplesbusinesshr_en.pdf, at 15-16
	[2]	https://www.ohchr.org/en/human-rights/universal-declaration/translations/english
	[3]	www.ohchr.org/en/instruments-mechanisms/instruments/international-covenant-economic-social-and-cultural-rights; https://www.ncbi.nlm. nih.gov/pmc/articles/PMC7605313/
	[4]	www.un.org/en/development/desa/population/migration/generalassembly/docs/globalcompact/A_RES_70_1_E.pdf
	[5]	https://www.unaids.org/en/resources/presscentre/pressreleaseandstatementarchive/2024/july/20240710_lenacapavir
	[6]	https://www.citizen.org/news/hiv-breakthrough-drug-licensing-deal-marks-significant-but-flawed-step-for-access/
	[7]	https://msfaccess.org/activists-aids2024-demand-break-gileads-lenacapavir-monopoly-gileads-price-100000-higher-target
	[8]	https://www.statnews.com/2024/08/16/gilead-suit-patent-hopping-hiv-treatment/

92

Back to Contents

The UNGPs also state that respecting human rights requires companies to establish an HRDD process to identify, prevent, mitigate and remedy human rights impacts.[9] Gilead does not appear to have established such a process, nor has it disclosed any human rights impact assessments resulting from HRDD it has conducted. The supplier code’s requirement that suppliers conduct HRDD to identify and address human rights risks[10] would not identify adverse impacts of Gilead’s own operations; also, suppliers’ incentives, including those created by purchasing practices, may discourage them from undertaking robust HRDD.[11] Conducting HRDD covering its own operations and those of its suppliers would give Gilead a full picture of its human rights risks and impacts.

Our Board Recommends a Vote AGAINST This Proposal

We Have a Strong Record Reflecting our Human Rights Commitments and Efforts

Our core values—integrity, inclusion, teamwork, accountability and excellence—guide us to maintain and uphold an environment built on mutual respect, openness and individual integrity. Our vision of making the world a healthier place for all people guides our commitment to ensure employees, partners and suppliers uphold our values and respect human rights.

Gilead is a six-year signatory to the United Nations Global Compact and is committed to its Ten Principles on respecting internationally proclaimed human rights, labor, environment and anti-corruption. We provide an index in our Environmental, Social, and Governance Report that maps out how our business activities are aligned with several of the United Nations Sustainable Development Goals.

We also expect our suppliers to uphold our values and standards as outlined in the Gilead Supplier Code of Conduct, which requires our suppliers to uphold the human rights of their workers and treat them with dignity and respect. We expect our suppliers to support the protection of internationally proclaimed human rights and ensure they are not complicit in any human rights abuses. Our suppliers are expected to conduct risk assessments and due diligence to identify and address potential risks to human rights within their operations as well as their supply chains, and have processes to report potential violations of law, ethics or company policies.

In addition, we are committed to equitable and affordable access to our medicines and to expanding our impact on society by addressing complex global health challenges, with a focus on people living in communities with limited resources. Gilead’s programs, resources and partnerships to improve health access globally are major components of our focus on the social component of environmental, social and governance and represent how we operationalize our commitment to creating a healthier world for all. Aligned with the United Nations Sustainable Development Goal 3 on health, this commitment comes to life through our endeavors to expand access to breakthrough medications in underserved regions of the world, where health conditions have disproportionate population impacts and involve burdensome or insufficient therapies for HIV, viral hepatitis and cancer. Through a deep and dedicated focus on serving unmet needs, we strive to go beyond medicine and truly strengthen access to the world’s health systems through solutions that lean into the social determinants of health. This includes innovative pricing and licensing models for resource-limited countries, community education, outreach and destigma campaigns and collaborative research with international and local leaders that helps address unique disease burdens.

In support of its request that Gilead adopt a human rights policy, this proposal states: “Gilead has been criticized for limiting access to its lifesaving HIV medications.” Gilead has helped transform HIV from a devastating, fatal disease to one that can be prevented and treated. Working in close partnership with the HIV community, we have pioneered innovations that were once thought impossible—from the first single tablet treatment regimen to the first oral therapy to prevent HIV transmission. Gilead continues to work to transform the treatment and prevention of HIV with the goal of helping to end the HIV epidemic for everyone, everywhere. Our leading portfolio of HIV treatment and prevention therapies has reached millions of people around the world, and we are proud to have helped contribute to the 59% drop in new HIV transmissions since 1995. In 2023, our Zeroing In campaign awarded $3 million to eight organizations to provide services to communities disproportionately impacted by HIV in rural areas in the U.S. In 2023,

[9]	www.ohchr.org/sites/default/files/documents/publications/guidingprinciplesbusinesshr_en.pdf, at 16
[10]	https://www.gilead.com/-/media/files/pdfs/gilead-supplier-code.pdf, at 6
[11]	https://betterbuying.org/the-impact-of-purchasing-practices-on-workers-human-rights/

2025 Proxy Statement	93

Back to Contents

we also partnered with the Human Rights Campaign with the goal of eradicating the stigma surrounding HIV in Black and Latiné communities and end the HIV epidemic by 2030. More recently in 2024, we launched the Setting the P.A.C.E. (Prevention, Arts and Advocacy, Community, Education) initiative, a three-year, $12.6 million commitment to increase HIV prevention, anti-stigma and health equity efforts for Black cisgender and Transgender women and girls.

A Separate Human Rights Policy is Redundant and Unnecessary

We believe that human rights is an important issue that is not static. We will continue to monitor human rights issues that are relevant to our operations around the globe and, when appropriate, make changes to our commitments, policies and practices in order to maintain our continued commitment to human rights. We will continue to use the Code of Ethics, Gilead Supplier Code of Conduct, and our stated human rights commitments as frameworks to guide our constructive engagement on human rights issues. Our human rights commitments, efforts and progress are already disclosed in our Environmental, Social, and Governance Report. Consequently, adopting the requested policy would offer minimal advantage to Gilead or its stockholders and would divert Board and management resources from more effectively managing the business.

Our Board unanimously recommends a vote “AGAINST” Proposal 6.

94

Back to Contents
PROPOSAL 7

Stockholder Proposal Requesting a Report on the Risks of the Company’s DEI Practices for Contractors

Bowyer Research, Inc. on behalf of David Bahnsen, Trustee of the Bahnsen Family Trust dated July 14, 2003, has submitted a stockholder proposal for consideration at the Annual Meeting. We will furnish the address for the proponent upon receipt of a request to the Corporate Secretary for such information. We have been notified that the Bahnsen Family Trust has continuously held 2,182.49 shares of our common stock since at least November 25, 2023.

If properly presented at the Annual Meeting, our Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Bowyer Research on behalf of Mr. Bahnsen, to the stockholders for approval is as follows:

Stockholder Proposal

Report on Respecting Vendor Civil Liberties

Supporting Statement:

Gilead Sciences is one of the largest companies in the United States, doing business with thousands of vendors, suppliers, and other strategic partners. Gilead should respect the diverse views of its business partners. But instead, it requires them to participate in Diversity, Equity, and Inclusion (DEI) practices as a condition of receiving contracts or doing business.

The 2024 Viewpoint Diversity Score Business Index[1] found that 58% of the largest tech and finance companies, as well as companies like Gilead Sciences, have public policies requiring their vendors and other business partners to implement divisive practices. These include requiring vendors/suppliers to implement DEI training or workforce management policies or practices, diversity benchmarks for boards or workforces, disclosure of DEI metrics, promoting DEI through programs and initiatives, or similar requirements for their own supply chain.

This is especially concerning given Gilead Sciences’ commitments to advancing shareholder activist goals via its supplier policy. As a company with a perfect 100 score[2] from the Human Rights Campaign, Gilead has committed[3] itself to a “[s]upplier diversity program with demonstrated effort to include certified LGBTQ+ suppliers.” This language raises serious concern that Gilead is imposing policies regarding vendor/supplier selection that discriminate against suppliers to meet certain activist goals regarding LGBTQ+ supplier numbers.

These policies raise serious legal risk. The Eleventh Circuit recently held that a company that offered grants only to minority entrepreneurs violated the Civil Rights Act’s prohibition against race-based contracts in American Alliance for Equal Rights v. Fearless Fund. Requiring vendors and other business partners to implement DEI metrics similarly discriminates based on race.

This is on top of the fact that DEI workforce initiatives are facing sustained legal pressure in light of recent Supreme Court decisions in Students for Fair Admissions v. Harvard, Groff v DeJoy, and City of St. Louis v. Muldrow.

These factors have made DEI increasingly unpopular. The Wall Street Journal recently reported that “Diversity Goals Are Disappearing from Companies’ Annual Reports.”[3] Some companies are even revoking their DEI commitments.[4]

This is part of a larger backlash against the politicization of corporate culture. A recent Gallup poll found that only 38% of Americans want businesses to take stances on current events; this was part of a steady, multi-year decline among Americans across nearly every age, race, sex, and political persuasion.[5]

	[1]	https://www.viewpointdiversityscore.org/
	[2]	https://1792exchange.com/spotlight-reports/corporate-bias-ratings/
	[3]	https://www.wsj.com/business/diversity-goals-are-disappearing-from-companies-annual-reports-459d1ef3
	[4]	https://www.hrc.org/resources/corporate-equality-index-criteria
	[5]	https://news.gallup.com/poll/648269/americans-business-stay-quiet-public-policy.aspx

2025 Proxy Statement	95

Back to Contents

Gilead Sciences should avoid needless political controversies and illegal discrimination and support fundamental freedoms that benefit every American. One step to do this is by increasing transparency around its vendor practices to ensure it is respecting the diverse views of its vendors.

Resolved: Shareholders request the Board of Directors of Gilead Sciences Inc. conduct an evaluation and issue a report within the next year, at reasonable cost and excluding confidential information, assessing how the Company’s DEI requirements for contractors impacts Gilead Sciences’ risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views.

Our Board Recommends a Vote AGAINST This Proposal

Our Supplier Practices Are Designed to Comply with the Law and Provide Equal Opportunity to All, Consistent with Gilead’s Commitment to Inclusivity and Diversity

Gilead’s supplier practices are designed to comply with the law and provide equal opportunity to all businesses. In selecting vendors, we routinely engage in competitive bids, and we do not consider or give any preference based on any protected characteristic. We also do not require our vendors to engage in any unlawful discriminatory practices.

We believe supplier inclusion is a strategic business imperative that generates a competitive advantage, increases access to innovation, enables greater agility in our supply chain and supports socio-economic inclusion across our society. We view having an inclusive supplier selection process and a diverse supplier base as critical to Gilead’s mission to discover, develop and deliver innovative therapeutics for people with life-threatening diseases. We strive to create equal opportunity for all suppliers to compete for our contracts and utilize outreach efforts that can connect with diverse suppliers and small businesses. And, while we aim to include diverse suppliers in the selection process, our intent is to select the supplier who is best able to work with us to achieve Gilead’s business objectives.

Our compliance program regularly monitors and evaluates our practices, policies and goals concerning compliance with law to address evolving compliance risks. We seek to operate in compliance with applicable non-discrimination laws in the United States and in other jurisdictions in which we operate, and we believe that our diversity and inclusion efforts are legally appropriate.

Gilead’s commitment to the principles of inclusion and diversity is longstanding and integral to how we do business. Our philosophy of inclusivity stems directly from our core values of integrity, teamwork, accountability and excellence.

We Have a Robust Risk Management Framework to Oversee Risk

As discussed elsewhere in this Proxy Statement under “Oversight of Risk,” Gilead has a robust risk management framework to oversee risk. We believe that our current risk management processes are appropriate and sufficient to oversee and appropriately respond to the concerns raised in the proposal.

In particular, management is responsible for assessing and managing risk, subject to the oversight of the Board, which exercises its risk oversight responsibility directly and through its committees. Of particular relevance to the proposal, our Nominating and Corporate Governance Committee monitors and oversees risks related to legal compliance and environmental, social and governance matters.

Each Board committee periodically reports to the Board on its risk oversight activities, and our Board also is periodically briefed by Gilead’s management on specific material risks or legal developments, which include, as applicable, risks related to diversity and inclusion efforts, supplier practices and other corporate responsibility matters. We believe our risk management framework effectively supports the Board’s independent evaluation and oversight of risk, and that our risk management processes are appropriately designed and sufficiently adaptive to assess and respond to potential risks, including the concerns raised in the proposal.

96

Back to Contents

This Proposal Would Impose Unnecessary Burdens Without a Proportional Benefit

The proposal requests that we “conduct an evaluation and issue a report . . . assessing how the Company’s DEI requirements for contractors impacts [our] risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views.” Given our robust risk management framework and our goal, as stated above, to provide equal opportunity to all businesses as part of our supplier practices, we believe that producing the requested report would provide little additional benefit to Gilead or its stockholders. Instead, such an endeavor would prove to be a diversion of Board and management time and other Gilead resources that could be better spent running the business.

Our Board unanimously recommends a vote “AGAINST” Proposal 7.

2025 Proxy Statement	97

Back to Contents

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock by: (i) each beneficial owner of more than 5% of our common stock known to us, as of the date set forth in the notes below; and (ii) each director and nominee for director, each of the individuals named in the Summary Compensation Table on page 73 and all of our current executive officers and directors as a group, as of February 28, 2025 (unless otherwise noted). The applicable percentages are based on 1,245,162,793 shares of common stock outstanding on February 28, 2025, adjusted as required by the rules promulgated by the SEC.

Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.	122,790,297(2)	9.86%
The Vanguard Group	111,820,711(3)	8.98%
Capital World Investors	83,698,215(4)	6.72%
Jacqueline K. Barton, Ph.D.	113,779(5)	*
Jeffrey A. Bluestone, Ph.D.	62,333(6)	*
Andrew D. Dickinson	266,266(7)	*
Sandra J. Horning, M.D.	76,492(8)	*
Kelly A. Kramer	117,487(9)	*
Ted W. Love, M.D.	18,466(10)	*
Harish Manwani	95,440(11)	*
Johanna Mercier	601,027(12)	*
Daniel P. O’Day	1,832,439(13)	*
Merdad V. Parsey, M.D., Ph.D.	183,670(14)	*
Javier J. Rodriguez	72,706(15)	*
Deborah H. Telman	91,663(16)	*
Anthony Welters	71,287(17)	*
All current executive officers and directors as a group (13 persons)	3,419,385(18)	*
* Less than 1% of the outstanding shares of our common stock.
(1)	This table is based upon information supplied by our directors and officers and a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”), a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) and a Schedule 13G/A filed with the SEC by Capital World Investors. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The address of each individual named in the table is c/o Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404.
(2)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock reporting sole voting power over 112,857,264 shares and sole dispositive power over 122,790,297 shares. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(3)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024 by Vanguard reporting shared voting power over 1,589,556 shares, sole dispositive power over 106,303,597 shares and shared dispositive power over 5,517,114 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	Based solely on information set forth in a Schedule 13G filed with the SEC on February 9, 2024 by Capital World Investors reporting sole voting power over 83,354,771 shares and sole dispositive power over 83,698,215 shares. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(5)	Includes 84,686 shares subject to stock options exercisable within 60 days of February 28, 2025, as well as 4,553 shares issuable upon settlement of restricted stock units that have vested but have been deferred pursuant to the Company's Deferred Compensation Plan.
(6)	Includes 49,216 shares subject to stock options exercisable within 60 days of February 28, 2025, as well as 4,197 shares issuable upon settlement of restricted stock units that have vested but have been deferred pursuant to the Company's Deferred Compensation Plan.
(7)	Includes 116,462 shares subject to stock options exercisable within 60 days of February 28, 2025, and 7,968 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2025.
(8)	Includes 65,060 shares subject to stock options exercisable within 60 days of February 28, 2025, as well as 7,801 shares issuable upon settlement of restricted stock units that have vested but have been deferred pursuant to the Company's Deferred Compensation Plan.
(9)	Includes 98,554 shares subject to stock options exercisable within 60 days of February 28, 2025, as well as 17,594 shares issuable upon settlement of restricted stock units that have vested but have been deferred pursuant to the Company's Deferred Compensation Plan.
(10)	Includes 15,644 shares subject to stock options exercisable within 60 days of February 28, 2025.

98

Back to Contents
(11)	Includes 82,567 shares subject to stock options exercisable within 60 days of February 28, 2025.
(12)	Includes 500,193 shares subject to stock options exercisable within 60 days of February 28, 2025, and 8,080 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2025.
(13)	Includes 1,272,011 shares subject to stock options exercisable within 60 days of February 28, 2025, and 24,024 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2025.
(14)	Includes 76,266 shares subject to stock options exercisable within 60 days of February 28, 2025, and 8,231 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2025.
(15)	Includes 62,004 shares subject to stock options exercisable within 60 days of February 28, 2025.
(16)	Includes 70,474 shares subject to stock options exercisable within 60 days of February 28, 2025, and 3,857 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2025.
(17)	Includes 61,055 shares subject to stock options exercisable within 60 days of February 28, 2025.
(18)	Includes an aggregate of 2,477,926 shares subject to stock options exercisable by current executive officers and directors within 60 days of February 28, 2025, and 78,074 shares issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2025 or have vested and been deferred pursuant to the Company’s Deferred Compensation Plan.

2025 Proxy Statement	99

Back to Contents

Other Information

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through a broker and would prefer to receive a separate Notice, please notify your broker. If you hold your shares directly and would prefer to receive a separate Notice, please submit a written request to Gilead Sciences, Inc., Attention: Investor Relations, 333 Lakeside Drive, Foster City, California 94404 or contact Broadridge Financial Solutions, Inc. at (866) 540-7095. Stockholders who currently receive multiple copies of the Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at a shared address to which a single copy of the documents was delivered.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or by accessing a copy through Gilead’s website at www.gilead.com on the Investors page under “Financials - SEC Filings.”

Other Legal Matters

Forward-Looking Statements

Statements included in this Proxy Statement that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results and outcomes to differ materially. These risks and uncertainties are identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Website References

Website references are provided throughout this document for convenience. The content on the referenced websites, including our 2024 Responsible Business and Impact Report, does not constitute part of and is not incorporated by reference into this Proxy Statement.

Use of Trademarks

We own or have rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, KITE™, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, LIVDELZI®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report also refers to trademarks, service marks and trade names of other companies, which are the property of their respective owners.

100

Back to Contents

Questions and Answers

1.	Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. This approach conserves natural resources and reduces our costs of printing and distributing our proxy materials, while providing stockholders with a convenient way to access our proxy materials. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

2.	How may I obtain a copy of Gilead’s Annual Report on Form 10-K and other financial information?

A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 is available at investors.gilead.com/annual-meeting or may be requested from our Investor Relations department as described elsewhere in this Proxy Statement. Our 2024 Annual Report is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

3.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on March 14, 2025 are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, there were 1,246,634,469 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each director nominee and each other matter to be voted upon at the Annual Meeting.

4.	Who can attend the Annual Meeting?

The Annual Meeting will be held virtually by webcast. Only holders of our common stock at the close of business on March 14, 2025 or holders of a valid legal proxy for the Annual Meeting are entitled to vote and ask questions during the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GILD2025, you must enter the 16-digit control number printed on your Notice. If you are a beneficial stockholder, you may contact your broker, bank or other institution where you hold your account if you have questions about obtaining your control number. Beneficial holders who do not have a 16-digit control number should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We have designed the format of the Annual Meeting so that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. We also will make the Annual Meeting viewable to anyone interested in a webcast at www.virtualshareholdermeeting.com/GILD2025. Interested persons who were not stockholders at the close of business on March 14, 2025 may view the webcast as guests, but will not be able to vote or ask questions during the meeting.

5.	What if I need technical assistance?

Approximately 15 minutes prior to the start of and during the Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the support team listed on the virtual meeting website at www.virtualshareholdermeeting.com/GILD2025.

2025 Proxy Statement	101

Back to Contents
6.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

►	To elect the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified;
►	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
►	To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in this Proxy Statement;
►	To vote on a stockholder proposal requesting the CEO pay ratio factor be included in the Company’s executive compensation programs, if properly presented at the Annual Meeting;
►	To vote on a stockholder proposal requesting an independent Board Chair policy, if properly presented at the Annual Meeting;
►	To vote on a stockholder proposal requesting a comprehensive human rights policy and human rights due diligence process, if properly presented at the Annual Meeting; and
►	To vote on a stockholder proposal requesting a report on the risks of the Company’s DEI practices for contractors, if properly presented at the Annual Meeting.

We also will consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. See question 12, “Could other matters be decided at the Annual Meeting?” on page 105.

7.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

►	“FOR” each of the nine director nominees named in this Proxy Statement;
►	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
►	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement;
►	“AGAINST” the stockholder proposal requesting the CEO pay ratio factor be included in the Company’s executive compensation programs, if properly presented at the Annual Meeting;
►	“AGAINST” the stockholder proposal requesting an independent Board Chair policy, if properly presented at the Annual Meeting;
►	“AGAINST” the stockholder proposal requesting a comprehensive human rights policy and human rights due diligence process, if properly presented at the Annual Meeting; and
►	“AGAINST” the stockholder proposal requesting a report on the risks of the Company’s DEI practices for contractors, if properly presented at the Annual Meeting.

102

Back to Contents
8.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Shares represented by proxies marked “abstain” and “broker non-votes” are counted in determining whether a quorum is present.

Proposal	Vote Required
Proposal 1 – Election of the nine director nominees named in this Proxy Statement to serve for the next year and until their successors are elected and qualified.	Majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director).
Proposal 2 – Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 3 – Approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 4 – Vote on a stockholder proposal requesting the CEO pay ratio factor be included in the Company’s executive compensation programs, if properly presented at the Annual Meeting.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 5 – Vote on a stockholder proposal requesting an independent Board Chair policy, if properly presented at the Annual Meeting.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 6 – Vote on a stockholder proposal requesting a comprehensive human rights policy and human rights due diligence process, if properly presented at the Annual Meeting.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 7 – Vote on a stockholder proposal requesting a report on the risks of the Company’s DEI practices for contractors, if properly presented at the Annual Meeting.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals, including the election of directors, and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.

With respect to Proposal 1, abstentions will have no effect on the outcome of the vote. With respect to Proposals 2-7, abstentions will have the same effect as an “against” vote. “Broker non-votes,” if any, will have no effect on the outcome of the vote for Proposals 1-7.

9.	How do I vote?

You may vote by completing and returning a proxy by mail or voting your shares by Internet or telephone by 8:59 p.m., Pacific Daylight Time, on May 6, 2025. You may also vote by Internet during the Annual Meeting.

If your shares are registered directly in your name with Gilead’s transfer agent, Computershare, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for how to vote their shares from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

2025 Proxy Statement	103

Back to Contents

By mail before the Annual Meeting

To vote your proxy by mail, be sure to complete, sign and date the proxy card (if you request one) or voting instruction card that may be delivered to you and return it in the envelope provided. We will vote your shares as directed. However, if you are a registered holder and you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board.

By Internet or telephone before the Annual Meeting

Stockholders may vote their shares by Internet or telephone before the Annual Meeting. Stockholders voting shares via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Stockholders of record may go to www.proxyvote.com to vote their shares. You will be required to provide the control number printed on your Notice. The votes represented by your proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Stockholders of record who are using a touch-tone telephone may vote their shares by calling (800) 690-6903 and following the recorded instructions.

A number of brokers and banks are participating in a program that offers the ability to vote shares over the telephone and Internet. Please refer to your Notice or voting instruction form for instructions on how to vote your shares over the telephone and Internet.

Internet and telephone voting for stockholders of record and street name holders will be available 24 hours a day, and will close at 8:59 p.m., Pacific Daylight Time, on May 6, 2025. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

By Internet during the Annual Meeting

Stockholders may vote their shares by Internet during the Annual Meeting. Please follow the instructions at www.virtualshareholdermeeting.com/GILD2025 to vote or submit questions during the meeting. You will be required to provide the control number printed on your Notice to enter the virtual meeting. The Internet voting procedures are designed to authenticate stockholders’ identities to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been recorded properly.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares promptly by mail, Internet or telephone in advance of the Annual Meeting. A stockholder may still attend the meeting and vote during the meeting if the stockholder has already voted by one of these methods. Any vote submitted during the meeting would supersede any prior vote.

Your vote is important. You can save us the expense of a second mailing of proxy materials by voting promptly.

10.	Is there a list of registered stockholders entitled to vote at the Annual Meeting?

As required by Delaware law, the names of registered stockholders entitled to vote at the Annual Meeting (the “list”) will be available for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Daylight Time, at our principal executive offices at 333 Lakeside Drive, Foster City, California 94404 by contacting our Corporate Secretary. Registered stockholders must make an appointment and must comply with the company’s visitation protocols.

104

Back to Contents
11.	What can I do if I change my mind after I vote my shares?

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before the shares are voted.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

►	submitting a written notice to our Corporate Secretary at our principal executive offices, 333 Lakeside Drive, Foster City, California 94404;
►	submitting a valid, later-dated proxy or a later-dated vote by Internet or telephone by 8:59 p.m., Pacific Daylight Time, on May 6, 2025; or
►	voting during the Annual Meeting.

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record.

You may also vote during the Annual Meeting as described in the answer to the preceding question. Attendance at the meeting will not, by itself, revoke a proxy. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

12.	Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then Daniel P. O’Day and Deborah H. Telman, the persons named on your proxy card, will have the discretion to vote on those matters for you.

13.	Is my vote confidential?

Yes. Proxy cards and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Veaco Group, the independent proxy tabulator that we have engaged, will count the votes and act as the inspector of election for the meeting.

14.	How can I ask questions at the Annual Meeting?

The Annual Meeting will include a question and answer session to address questions submitted in writing in advance of and during the Annual Meeting that comply with our Rules of Conduct and Procedures and as time permits. Questions may be submitted within the 48-hour period preceding the start of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2025. If you wish to submit a question during the Annual Meeting, log in to the virtual meeting website using the control number that appears on your Notice of Internet Availability of Proxy Materials, type your question into the “Ask a Question” field and click “Submit.” Questions and Answers may be grouped by topic and substantially similar questions may be grouped and answered once. You may view the Rules of Conduct and Procedures prior to the meeting at our Investors page at investors.gilead.com/annual-meeting or during the meeting at the Annual Meeting website.

15.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

2025 Proxy Statement	105

Back to Contents
16.	Who will pay for the cost of this proxy solicitation?

The Board is soliciting your vote with this Proxy Statement and proxy card for the Annual Meeting, and the Company will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice and this Proxy Statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their out-of-pocket expenses for forwarding solicitation materials to such beneficial owners. We have hired Innisfree M&A Incorporated to act as our proxy solicitor in conjunction with the Annual Meeting. We will pay Innisfree M&A Incorporated a fee of $25,000, plus reasonable out-of-pocket expenses, for these services. Our solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

17.	When are the stockholder proposals or nominations for Gilead’s 2026 annual meeting of stockholders due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2026 annual meeting of stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal no later than November 27, 2025. Such proposals also must comply with SEC regulations under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company proxy materials. Proposals should be addressed to the Corporate Secretary and sent by mail or email to:

Gilead Sciences, Inc.
Attention: Corporate Secretary
333 Lakeside Drive
Foster City, California 94404
Email: generalcounsel@gilead.com

We will acknowledge receipt of proposals on a timely basis. If you do not receive an acknowledgement, you are encouraged to confirm receipt.

A stockholder (or a group of up to 20 stockholders) who has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements in our bylaws may nominate and include in our proxy materials director nominees constituting up to 20% of our Board or two persons, whichever is greater. Written notice of a proxy access nomination for inclusion in our Proxy Statement for the 2026 annual meeting of stockholders must be received by the Corporate Secretary:

►	not earlier than the open of business on October 28, 2025; and
►	not later than the close of business on November 27, 2025.

Stockholders wishing to submit proposals that are not to be included in our Proxy Statement pursuant to Rule 14a-8 or to nominate director candidates not pursuant to the “proxy access” provisions in our bylaws must give timely written notice of such proposals or nominations to the Corporate Secretary at the address above in accordance with our bylaws. To be “timely” under our bylaws, written notice must be received by the Corporate Secretary:

►	not earlier than the open of business on January 7, 2026; and
►	not later than the close of business on February 6, 2026.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide a written notice that sets forth the information required by SEC Rule 14a-19 no later than March 9, 2026.

If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

106

Back to Contents
18.	Where can I get information related to future stockholder meetings of Gilead?

To request a copy of the proxy statement, annual report and form of proxy related to our future stockholder meetings if you are a stockholder on the relevant record date, you may log on to www.proxyvote.com or contact Investor Relations at:

Gilead Sciences, Inc.
Attention: Investor Relations
333 Lakeside Drive
Foster City, California 94404
(650) 574-3000
Email:investor_relations@gilead.com

19.	If I have additional questions, whom can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (866) 239-1760
Banks and brokers may call collect: (212) 750-5833

2025 Proxy Statement	107

Back to Contents

Details for the Gilead Sciences, Inc.
2025 Annual Meeting of Stockholders

Participation

Wednesday, May 7, 2025 10:00 a.m. Pacific Daylight Time Via Webcast at www.virtualshareholdermeeting.com/GILD2025

This year’s Annual Meeting will be held in a virtual format by live webcast. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.

You are entitled to participate in the Annual Meeting if you were a holder of Gilead common stock as of the close of business on the Record Date, Friday, March 14, 2025, or hold a valid proxy for the meeting. To participate, go to www.virtualshareholdermeeting.com/GILD2025 on the day of the Annual Meeting and log in using the 16-digit control number found on the proxy card, voting instruction form or notice of internet availability. If you are a beneficial stockholder, you may contact your broker, bank or other institution where you hold your account if you have questions about obtaining your control number. Once you are admitted to the Annual Meeting as a stockholder, you may vote by following the instructions available on the meeting website. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log in screen.

Stockholders as of the close of business on the Record Date may also submit written questions for consideration during the Annual Meeting. The question-and-answer session will include questions submitted in advance of and during the Annual Meeting that comply with our Rules of Conduct and Procedures and as time permits. Questions may be submitted within the 48-hour period preceding the start of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2025.

Additional information regarding the rules and procedures for participating in the Annual Meeting, including the question-and-answer session, will be set forth in our Rules of Conduct and Procedures. You may view the Rules of Conduct and Procedures prior to the meeting at our Investors page at investors.gilead.com/annual-meeting or during the Annual Meeting at www.virtualshareholdermeeting.com/GILD2025.

We will make the Annual Meeting viewable to anyone interested in a webcast at www.virtualshareholdermeeting.com/GILD2025. Interested persons who were not stockholders as of the close of business on the Record Date may view the webcast but will not be able to vote or ask questions during the Annual Meeting.

Voting

Whether or not you expect to attend the Annual Meeting, we recommend that you grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting.

PRIOR TO THE MEETING:

BY INTERNET*
www.proxyvote.com

BY TELEPHONE*
+1-800-690-6903 (for stockholders of record, if you requested paper copies of the proxy materials)

BY MAIL

Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)

*   You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials. Voting by telephone and internet closes on May 6, 2025 at 8:59 p.m., Pacific Daylight Time.

DURING THE MEETING:

BY INTERNET*

www.virtualshareholdermeeting.com/GILD2025 * You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials.

Back to Contents

GILEAD SCIENCES, INC.
ATTN: INVESTOR RELATIONS
333 LAKESIDE DRIVE
FOSTER CITY, CA 94404

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 P.M. Pacific Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/GILD2025

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 P.M. Pacific Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V66116-P25736	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GILEAD SCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	To elect the nine director nominees to be named in the Proxy Statement to serve for the next year and until their successors are elected and qualified.

	Nominees:		For	Against	Abstain

	1a.	Jacqueline K. Barton, Ph.D.	☐	☐	☐

	1b.	Jeffrey A. Bluestone, Ph.D.	☐	☐	☐

	1c.	Sandra J. Horning, M.D.	☐	☐	☐

	1d.	Kelly A. Kramer	☐	☐	☐

	1e.	Ted W. Love, M.D.	☐	☐	☐

	1f.	Harish Manwani	☐	☐	☐

	1g.	Daniel P. O’Day	☐	☐	☐

	1h.	Javier J. Rodriguez	☐	☐	☐

	1i.	Anthony Welters	☐	☐	☐

		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

4.	To vote on a stockholder proposal requesting the CEO pay ratio factor be included in the Company’s executive compensation programs, if properly presented at the Annual Meeting.	☐	☐	☐

5.	To vote on a stockholder proposal requesting an independent Board Chair policy, if properly presented at the Annual Meeting.	☐	☐	☐

6.	To vote on a stockholder proposal requesting a comprehensive human rights policy and human rights due diligence process, if properly presented at the Annual Meeting.	☐	☐	☐

7.	To vote on a stockholder proposal requesting a report on the risks of the Company’s DEI practices for contractors, if properly presented at the Annual Meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V66117-P25736

GILEAD SCIENCES, INC.
Annual Meeting of Stockholders
May 7, 2025 10:00 AM Pacific Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel P. O’Day and Deborah H. Telman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gilead Sciences, Inc. Common Stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held virtually on May 7, 2025, 10:00 a.m. Pacific Daylight Time, at www.virtualshareholdermeeting.com/GILD2025, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side